AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 2001
--------------------------------------------------------------------------------

                                                              FILE NO. 333-95703


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 5


                                       TO

                                    FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)

                NEW YORK                          36-2608394
     (State or Other Jurisdiction             (I.R.S. Employer
          of Incorporation or              Identification Number)
             Organization)

                               ONE ALLSTATE DRIVE
                                  P.O. BOX 9095
                          FARMINGVILLE, NEW YORK 11738
                                  516/451-5300
           (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
           (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:

      RICHARD T. CHOI, ESQUIRE                  JOANNE M. DERRIG, ESQUIRE
      FOLEY & LARDNER                           ALFS, INC.
      3000 K STREET, N.W.                       3100 SANDERS ROAD
      SUITE 500                                 NORTHBROOK, IL 60062
      WASHINGTON, D.C. 20007

Approximate date of commencement of proposed sale to the public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

THE AIM LIFETIME PLUS-SM- VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW
YORK
300 N. MILWAUKEE AVE, VERNON HILLS IL
60061
TELEPHONE NUMBER: 1-800-692-4682                PROSPECTUS DATED
                                                     MAY 1, 2001

--------------------------------------------------------------------------------

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") has issued the AIM Lifetime Plus-SM- Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 17 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include the fixed account ("FIXED ACCOUNT") and 16 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds:

- AIM V.I. Aggressive Growth Fund           - AIM V.I. Government Securities Fund
- AIM V.I. Balanced Fund                    - AIM V.I. Growth Fund
- AIM V.I. Blue Chip Fund                   - AIM V.I. Growth and Income Fund*
- AIM V.I. Capital Appreciation Fund        - AIM V.I. High Yield Fund
- AIM V.I. Capital Development Fund         - AIM V.I. International Equity Fund
- AIM V.I. Dent Demographic Trends Fund     - AIM V.I. Money Market Fund
- AIM V.I. Diversified Income Fund          - AIM V.I. New Technology Fund**
- AIM V.I. Global Utilities Fund            - AIM V.I. Value Fund

* Effective September 18, 2000 all of the assets of the AIM V.I. Global Growth and Income Fund were combined into the AIM V.I. Growth and Income Fund pursuant to an Agreement and Plan of Reorganization approved by the shareholders of the AIM V.I. Global Growth and Income Fund. In conjunction with the combining of the funds, the AIM V.I. Global Growth and Income Sub-Account ("Global Growth and Income Sub-Account") was combined into the AIM V.I. Growth and Income Sub-Account ("Growth and Income Sub-Account). When the Sub-Accounts were combined, those with interests in the Global Growth and Income Sub-Account received interests in the Growth and Income Sub-Account equal in value to their interests in the Global Growth and Income Sub-Account at the time of the combination. As a result, the Global Growth and Income Sub-Account is no longer been offered as an investment option.

** Effective May 1, 2001, the Fund changed its name from AIM V.I.
Telecommunications and Technology Fund to AIM V.I. New Technology Fund to reflect changes in its investment policies. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

WE (Allstate New York) have filed a Statement of Additional Information, dated May 1, 2001, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page C-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov) You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.
--------------------------------------------------------------------------------

                   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                   DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                   HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                   PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                   FEDERAL CRIME.

    IMPORTANT      THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
     NOTICES       HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                   INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                   CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED
                   BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                   INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                   INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                   THE CONTRACTS ARE NOT FDIC INSURED.

                   THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                   PROSPECTUS

TABLE OF CONTENTS
-------------------------------------------------------------------

                                               PAGE
-----------------------------------------------------
OVERVIEW
-----------------------------------------------------
   Important Terms                               3
-----------------------------------------------------
   The Contract at a Glance                      4
-----------------------------------------------------
   How the Contract Works                        6
-----------------------------------------------------
   Expense Table                                 7
-----------------------------------------------------
   Financial Information                        10
-----------------------------------------------------
CONTRACT FEATURES
-----------------------------------------------------
   The Contract                                 11
-----------------------------------------------------
   Purchases                                    12
-----------------------------------------------------
   Contract Value                               13
-----------------------------------------------------
   Investment Alternatives:                     14
-----------------------------------------------------
      The Variable Sub-Accounts                 14
-----------------------------------------------------
      The Fixed Account                         15
-----------------------------------------------------
      Transfers                                 17
-----------------------------------------------------
   Expenses                                     19
-----------------------------------------------------
   Access To Your Money                         20
-----------------------------------------------------
   Income Payments                              22
-----------------------------------------------------

-----------------------------------------------------
                                               PAGE

   Death Benefits                               23
-----------------------------------------------------
OTHER INFORMATION
-----------------------------------------------------
   More Information:                            25
-----------------------------------------------------
      Allstate New York                         25
-----------------------------------------------------
      The Variable Account                      25
-----------------------------------------------------
      The Funds                                 25
-----------------------------------------------------
      The Contract                              26
-----------------------------------------------------
      Qualified Plans                           26
-----------------------------------------------------
      Legal Matters                             27
-----------------------------------------------------
   Taxes                                        27
-----------------------------------------------------
   Annual Reports and Other Documents           30
-----------------------------------------------------
   Performance Information                      31
-----------------------------------------------------
   Experts                                      32
-----------------------------------------------------
APPENDIX A -- ACCUMULATION UNIT VALUES         A-1
-----------------------------------------------------
APPENDIX B -- MARKET VALUE ADJUSTMENT
EXAMPLES                                       B-1
-----------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE
OF CONTENTS                                    C-1
-----------------------------------------------------

                            2      PROSPECTUS

IMPORTANT TERMS
-------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                               PAGE
-----------------------------------------------------
   Accumulation Phase                            6
-----------------------------------------------------
   Accumulation Unit                            10
-----------------------------------------------------
   Accumulation Unit Value                      10
-----------------------------------------------------
   Allstate New York ("We" and/or "Us")         25
-----------------------------------------------------
   Anniversary Values                           24
-----------------------------------------------------
   Annuitant                                    11
-----------------------------------------------------
   Automatic Additions Program                  12
-----------------------------------------------------
   Automatic Fund Rebalancing Program           18
-----------------------------------------------------
   Beneficiary                                  11
-----------------------------------------------------
   *Contract                                    26
-----------------------------------------------------
   Contract Anniversary                          5
-----------------------------------------------------
   Contract Owner ("You")                        6
-----------------------------------------------------
   Contract Value                                5
-----------------------------------------------------
   Contract Year                                 5
-----------------------------------------------------
   Death Benefit Anniversary                    24
-----------------------------------------------------
   Dollar Cost Averaging Program                18
-----------------------------------------------------
   Due Proof of Death                           24
-----------------------------------------------------
   Fixed Account                                15
-----------------------------------------------------

-----------------------------------------------------

   Funds                                        14
                                               PAGE
-----------------------------------------------------
   Guarantee Periods                            15
-----------------------------------------------------
   Income Plan                                  22
-----------------------------------------------------
   Investment Alternatives                      14
-----------------------------------------------------
   Issue Date                                    6
-----------------------------------------------------
   Market Value Adjustment                      17
-----------------------------------------------------
   Payout Phase                                  6
-----------------------------------------------------
   Payout Start Date                            22
-----------------------------------------------------
   Preferred Withdrawal Amount                  20
-----------------------------------------------------
   Qualified Contracts                          29
-----------------------------------------------------
   SEC                                           1
-----------------------------------------------------
   Settlement Value                             24
-----------------------------------------------------
   Systematic Withdrawal Program                21
-----------------------------------------------------
   Treasury Rate                                17
-----------------------------------------------------
   Valuation Date                               12
-----------------------------------------------------
   Variable Account                             25
-----------------------------------------------------
   Variable Sub-Account                         14
-----------------------------------------------------

------------------------------
*The AIM Lifetime Plus-SM- Variable Annuity is a group contract, and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                            3      PROSPECTUS

THE CONTRACT AT A GLANCE
-------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                           You can add to your Contract as often and as much as you
                                            like, but each payment must be at least $500 ($100 for
                                            automatic purchase payments to the variable investment
                                            options). You must maintain a minimum account size of
                                            $1,000.
--------------------------------------------------------------------------------------------------------

EXPENSES                                    You will bear the following expenses:
                                            -  Total Variable Account annual fees equal to 1.45% of
                                               average daily net assets
                                            -  Annual contract maintenance charge of $35 (with certain exceptions)
                                            -  Withdrawal charges ranging from 0% to 7% of payment
                                               withdrawn (with certain exceptions)
                                            -  Transfer fee of $10 after 12th transfer in any CONTRACT
                                               YEAR (fee currently waived)
                                            -  State premium tax (New York currently does not impose
                                               one).
                                            In addition, each Fund pays expenses that you will bear
                                            indirectly if you invest in a Variable Sub-Account.
--------------------------------------------------------------------------------------------------------

INVESTMENT ALTERNATIVES                     The Contract offers 17 investment alternatives including:
                                            -  the Fixed Account (which credits interest at rates we
                                               guarantee), and
                                            -  16 Variable Sub-Accounts investing in Funds offering
                                               professional money management by A I M Advisors, Inc.
                                            To find out current rates being paid on the Fixed Account, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-692-4682.
--------------------------------------------------------------------------------------------------------

SPECIAL SERVICES                            For your convenience, we offer these special services:
                                            -  AUTOMATIC FUND REBALANCING PROGRAM
                                            -  AUTOMATIC ADDITIONS PROGRAM
                                            -  DOLLAR COST AVERAGING PROGRAM
                                            -  SYSTEMATIC WITHDRAWAL PROGRAM
--------------------------------------------------------------------------------------------------------

INCOME PAYMENTS                             You can choose fixed income payments, variable income
                                            payments, or a combination of the two. You can receive your income payments in one of the following ways:
                                            -  life income with guaranteed payments
                                            -  a joint and survivor life income with guaranteed payments
                                            -  guaranteed payments for a specified period (5 to 30
                                               years)
--------------------------------------------------------------------------------------------------------

DEATH BENEFITS                              If you die before the PAYOUT START DATE, we will pay the
                                            death benefit described in the Contract.

                            4      PROSPECTUS

--------------------------------------------------------------------------------------------------------

TRANSFERS                                   Before the Payout Start Date, you may transfer your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions. Transfers to the Fixed Account
                                            must be at least $500.

                                            We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each "Contract Year", which we measure from the date we issue your contract or a Contract anniversary
                                            ("CONTRACT ANNIVERSARY").
--------------------------------------------------------------------------------------------------------

WITHDRAWALS                                 You may withdraw some or all of your Contract Value at
                                            anytime during the Accumulation Phase. Full or partial
                                            withdrawals are available under limited circumstances on or after the Payout Start Date.
                                            In general, you must withdraw at least $50 at a time.
                                            ($1,000 for withdrawals made during the Payout Phase.) A 10%
                                            federal tax penalty may apply if you withdraw before you are
                                            59 1/2 years old. A withdrawal charge and MARKET VALUE
                                            ADJUSTMENT also may apply.

                            5      PROSPECTUS

HOW THE CONTRACT WORKS
-------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 17 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 22. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

    ISSUE              ACCUMULATION PHASE                 PAYOUT      PAYOUT
    DATE                                                  START       PHASE
                                                           DATE
   ------------------------------------------------------------------------------------------------------
   You buy   You save for retirement                   You elect to   You can receive   Or you can
   A                                                   receive        income payments   receive
   Contract                                            income         or for a set      income
                                                       Payments or    period            payments
                                                       receive a                        for life
                                                       lump
                                                       sum payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. SEE "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

                            6      PROSPECTUS

EXPENSE TABLE
-------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectus for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:     0          1          2          3
---------------------------------------------------------------------------------------------------------------------------
Applicable Charge:                                                                   7%         6%         5%         4%
---------------------------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                                                $35.00**
---------------------------------------------------------------------------------------------------------------------------
Transfer Fee                                                                                      $10.00***
---------------------------------------------------------------------------------------------------------------------------

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:     4          5          6          7+
--------------------------------------------------------------------------------
Applicable Charge:                                                                   3%         2%         1%       0%
--------------------------------------------------------------------------------
Annual Contract Maintenance Charge
--------------------------------------------------------------------------------
Transfer Fee
--------------------------------------------------------------------------------

  *Each Contract Year, you may withdraw up to 10% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

 **We will waive this charge in certain cases. See "Expenses."

***Applies solely to the thirteenth and subsequent transfers within a Contract
   Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                              1.35%
----------------------------------------------------------------------
Administrative Expense Charge                                  0.10%
----------------------------------------------------------------------
Total Variable Account Annual Expenses                         1.45%
----------------------------------------------------------------------

                            7      PROSPECTUS

FUND ANNUAL EXPENSES (After Voluntary Reductions and Reimbursements) (as a percentage of Fund average daily net assets)(1)

                                                                                                       Total Annual
                                                                   Management          Other               Fund
Fund                                                                  Fees            Expenses           Expenses
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund (2)                                  0.80%             0.46%              1.26%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                               0.75%             0.35%              1.10%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund (2,3)                                        0.02%             1.38%              1.40%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                                        0.61%             0.21%              0.82%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund (2)                                0.75%             0.63%              1.38%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (2,4)                          0.72%             0.78%              1.50%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                                     0.60%             0.30%              0.90%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                       0.65%             0.45%              1.10%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                                  0.50%             0.47%              0.97%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                                 0.61%             0.22%              0.83%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth and Income Fund                                      0.60%             0.24%              0.84%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund (2)                                         0.63%             0.56%              1.19%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. International Equity Fund                                   0.73%             0.29%              1.02%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                           0.40%             0.31%              0.71%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund                                         1.00%             0.31%              1.31%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Value Fund                                                  0.61%             0.23%              0.84%
-------------------------------------------------------------------------------------------------------------------

(1) Figures shown in the Table are for the year ended December 31, 2000 (except as otherwise noted).

(2) Expenses have been restated to reflect current fees.

(3) After fee waivers and restated to reflect current fees. The investment advisor has agreed to waive fees and/or reimburse expenses (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to limit Total Annual Fund Expenses to 1.40% of average daily net assets until December 31, 2001. Total Annual Fund Expenses before waivers and reimbursements were 2.13%.

(4) After fee waivers and restated to reflect current fees. The investment advisor has agreed to waive fees and/or reimburse expenses (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to limit Total Annual Fund Expenses to 1.50% of average daily net assets until December 31, 2001. Total Annual Fund Expenses before waivers and reimbursements were 1.63%.

                            8      PROSPECTUS

EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

- invested $1,000 in a Variable Sub-Account,

- earned a 5% annual return on your investment, and

- surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Sub-Account                                                   1 Year            3 Years            5 Years            10 Years
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund                                $82               $123               $166                $312
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                         $81               $118               $158                $297
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund                                        $84               $127               $173                $326
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                             $78               $109               $144                $268
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund                              $84               $127               $172                $324
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund                          $85               $130               $178                $336
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                               $79               $112               $148                $276
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                 $81               $118               $158                $297
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                            $79               $114               $151                $283
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                           $78               $110               $144                $269
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth and Income Fund                                $78               $110               $145                $270
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund                                       $82               $121               $162                $306
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. International Equity Fund                             $80               $116               $154                $289
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                     $77               $106               $138                $257
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund                                   $83               $124               $169                $317
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Value Fund                                            $78               $110               $145                $270
------------------------------------------------------------------------------------------------------------------------------

EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Sub-Account                                                   1 Year            3 Years            5 Years            10 Years
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund                                $28               $ 87               $148                $312
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                         $27               $ 82               $140                $297
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund                                        $30               $ 91               $155                $326
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                             $24               $ 73               $126                $268
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund                              $30               $ 91               $154                $324
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund                          $31               $ 94               $160                $336
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                               $25               $ 76               $130                $276
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                 $27               $ 82               $140                $297
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                            $25               $ 78               $133                $283
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                           $24               $ 74               $126                $269
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth and Income Fund                                $24               $ 74               $127                $270
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund                                       $28               $ 85               $144                $306
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. International Equity Fund                             $26               $ 80               $136                $289
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                     $23               $ 70               $120                $257
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund                                   $29               $ 88               $151                $317
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Value Fund                                            $24               $ 74               $127                $270
------------------------------------------------------------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY FUND EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGE 8 ARE IN EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN AVERAGE CONTRACT SIZE OF $57,476.

                            9      PROSPECTUS

FINANCIAL INFORMATION
-------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date we first offered the Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.

                           10      PROSPECTUS

THE CONTRACT
-------------------------------------------------------------------

CONTRACT OWNER
The AIM Lifetime Plus-SM- Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the investment alternatives during the Accumulation and Payout Phases,

- the amount and timing of your purchase payments and withdrawals,

- the programs you want to use to invest or withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum issue age of a Contract owner is age 80 as of the date we receive the completed application to purchase the Contract.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 26.

ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. The maximum issue age of an Annuitant cannot exceed age 80 as of the date we receive the completed application to purchase the Contract.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

- the youngest Contract owner if living, otherwise

- the youngest Beneficiary.

BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. (See section titled "Death Benefits" for more details.) If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

                           11      PROSPECTUS

ASSIGNMENT
We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES
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MINIMUM PURCHASE PAYMENTS
All additional purchase payments must be $500 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept.

AUTOMATIC ADDITIONS PROGRAM
You may make additional purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS
All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing.

We will allocate your additional purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit additional purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Northbrook, Illinois (mailing address: P.O. Box 94038, Palatine, Illinois, 60094-4038; overnight mail: 300 North Milwaukee Avenue, Vernon Hills, Illinois, 60061.

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually
4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

                           12      PROSPECTUS

CONTRACT VALUE
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Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the sum of Sub-Account values in the Fixed Account.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

- changes in the share price of the Fund in which the Variable Sub-Account invests, and

- the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                           13      PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
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You may allocate your purchase payments to up to 16 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectus before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

FUND:                                             EACH FUND SEEKS:*
AIM V.I. Aggressive Growth Fund**                 Long-term growth of capital
AIM V.I. Balanced Fund                            As high a total return as possible, consistent
                                                  with preservation of capital
AIM V.I. Blue Chip Fund                           Long-term growth of capital with a secondary
                                                  objective of current income
          STI Capital Management, N.A.
AIM V.I. Capital Appreciation Fund                Growth of capital
AIM V.I. Capital Development Fund                 Long-term growth of capital
AIM V.I. Dent Demographic Trends Fund             Long-term growth of capital
AIM V.I. Diversified Income Fund                  High level of current income
AIM V.I. Global Utilities Fund                    High total return
AIM V.I. Government Securities Fund               High level of current income consistent with
                                                  reasonable concern for safety of principal
AIM V.I. Growth Fund                              Growth of capital
AIM V.I. Growth and Income Fund                   Growth of capital with a secondary objective of
                                                  current income
AIM V.I. High Yield Fund                          High level of current income
AIM V.I. International Equity Fund                Long-term growth of capital
AIM V.I. Money Market Fund                        As high a level of current income as is
                                                  consistent with the preservation of capital and
                                                  liquidity
AIM V.I. New Technology Fund.                     Long-term growth of capital
AIM V.I. Value Fund                               Long-term growth of capital with income as a
                                                  secondary objective

    * A Fund's investment objectives may be changed by the Fund's Board of Trustees without shareholder approval.

    ** Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach $200 million. During the closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the Fund.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE FUNDS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

                           14      PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT
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You may allocate all or a portion of your purchase payments to the Fixed
Account. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

GUARANTEE PERIODS
Each purchase payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each purchase payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

                           15      PROSPECTUS

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment............................................  $10,000
Guarantee Period............................................  5 years
Annual Interest Rate........................................    4.50%

                              END OF CONTRACT YEAR

                                                    YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                                  ----------   ----------   ----------   ----------   ----------
Beginning Contract Value......................    $10,000.00
  X (1 + Annual Interest Rate)                        X1.045
                                                  ----------
                                                  $10,450.00
Contract Value at end of Contract Year........                 $10,450.00
  X (1 + Annual Interest Rate)                                     X1.045
                                                               ----------
                                                               $10,920.25
Contract Value at end of Contract Year........                              $10,920.25
  X (1 + Annual Interest Rate)                                                  X1.045
                                                                            ----------
                                                                            $11,411.66
Contract Value at end of Contract Year........                                           $11,411.66
  X (1 + Annual Interest Rate)                                                               X1.045
                                                                                         ----------
                                                                                         $11,925.19
Contract Value at end of Contract Year........                                                        $11,925.19
  X (1 + Annual Interest Rate)                                                                            X1.045
                                                                                                      ----------
                                                                                                      $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

    1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

    2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

    3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

    4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to

                           16      PROSPECTUS
stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our Customer Service unit at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. We will not apply a Market Value Adjustment to a withdrawal you make:

- within the Preferred Withdrawal Amount as described on page 20; or

- to satisfy the IRS minimum distribution rules.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
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TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer. Transfers you make as part of an Automatic Fund Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

                           17      PROSPECTUS

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

DOLLAR COST AVERAGING PROGRAM
Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, or the 1 year Guarantee Period of the Fixed Account, to any other Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. Transfers made through dollar cost averaging must be $50 or more. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

    Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over

                           18      PROSPECTUS
    the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES
-------------------------------------------------------------------

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

- total purchase payments equal $50,000 or more, or

- all money is allocated to the Fixed Account on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.35% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the

                           19      PROSPECTUS
purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 10% of purchase payments without paying the charge. Unused portions of this 10% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

- multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn by;

- the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

- on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

- the death of the Contract owner or Annuitant (unless the Settlement Value is used);

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

- withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

We reserve the right to waive the withdrawal charge with respect to Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with ALFS, Inc. ("ALFS") to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract.

PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES
Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Funds whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of these charges and expenses, see page 8 above. We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 22.

                           20      PROSPECTUS

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require that you return your Contract to us.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or the Automatic Fund Rebalancing Programs.

Depending on fluctuations in the accumulation unit value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes. Your Contract will terminate if you withdraw all of your Contract Value.

                           21      PROSPECTUS

INCOME PAYMENTS
-------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

- fixed income payments;

- variable income payments; or

- a combination of the two.

The three Income Plans are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support the variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your

                           22      PROSPECTUS

Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

- pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

- reduce the frequency of your payments so that each payment will be at least
  $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS
-------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies; or

2. the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of

                           23      PROSPECTUS
the death of an Annuitant, we will pay the death benefit to the current Contract owner.

DEATH BENEFIT AMOUNT. Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit; or

2. the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit; or

3. the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, partial withdrawals and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries; or

4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

    (i) the date we determine the death benefit; or

    (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on a Valuation Date, we will process the request as of the end of the following Valuation Date.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

- a certified copy of a death certificate; or

- a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

- any other proof acceptable to us.

DEATH BENEFIT PAYMENTS. A death benefit will be paid:

1. if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. We reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death. The Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

- the life of the Contract owner; or

- a period not to exceed the life expectancy of the Contract owner; or

- the life of the Contract owner with payments guaranteed to a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the sole new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

                           24      PROSPECTUS

MORE INFORMATION
-------------------------------------------------------------------

ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT
Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 16 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain

                           25      PROSPECTUS
on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in underlying Funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of directors of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of directors may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc.("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed .56%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

- issuance of the Contracts;

- maintenance of Contract owner records;

- Contract owner services;

- calculation of unit values;

- maintenance of the Variable Account; and

- preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

QUALIFIED PLANS
If you use the Contract with a qualified plan (a Contract issued with a qualified plan is a "Qualified Contract"), the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

                           26      PROSPECTUS

LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

TAXES
-------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Allstate New York does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the

                           27      PROSPECTUS
investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- made on or after the date the individual attains age 59 1/2,

- made to a beneficiary after the Contract owner's death,

- attributable to the Contract owner being disabled, or

- for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal; or

2. if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract owner attains age 59 1/2;

2. made as a result of the Contract owner's death or disability; 0

3. made in substantially equal periodic payments over the owner's life or life expectancy;

4. made under an immediate annuity; or

5. attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
Contracts may be used as investments with certain qualified plans such as:

- Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

                           28      PROSPECTUS

- Roth IRAs under Section 408A of the Code;

- Simplified Employee Pension Plans under Section 408(k) of the Code;

- Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;

- Tax Sheltered Annuities under Section 403(b) of the Code;

- Corporate and Self Employed Pension and Profit Sharing Plans; and

- State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.

The income on qualified plans and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Allstate New York reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

RESTRICTIONS UNDER SECTION 403(B) PLANS. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1998, and all earnings on salary reduction contributions, may be made only:

1. on or after the date the employee:

  - attains age 59 1/2,

  - separates from service,

  - dies,

  - becomes disabled, or

2. on account of hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING

Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or

3. over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

                           29      PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------

Allstate New York's annual report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, 300 North Milwaukee Ave., Vernon Hills, IL 60061 (telephone: 1-800-692-4682).

                           30      PROSPECTUS

PERFORMANCE INFORMATION
-------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Funds for the periods beginning with the inception dates of the Funds and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

                           31      PROSPECTUS

EXPERTS
-------------------------------------------------------------------

The financial statements of Allstate New York as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate Life of New York and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2000 and for each of the periods in the two years then ended incorporated herein by reference, from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                           32      PROSPECTUS

APPENDIX A
-------------------------------------------------------------------

                       ACCUMULATION UNIT VALUE AND NUMBER
                     OF ACCUMULATION UNITS OUTSTANDING FOR
                   EACH VARIABLE SUB-ACCOUNT SINCE INCEPTION*

                                                                      FOR THE PERIOD JANUARY 1*
                                                                         THROUGH DECEMBER 31
                                                           -----------------------------------------------
                                                             1996        1997         1998         1999
                                                           --------   ----------   ----------   ----------
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........       N/A          N/A          N/A       $10.00
  Accumulation Unit Value, End of Period.................       N/A          N/A          N/A      $13.988
  Number of Units Outstanding, End of Period.............       N/A          N/A          N/A       12,661
AIM V.I. BALANCED SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........       N/A          N/A          N/A       $10.00
  Accumulation Unit Value, End of Period.................       N/A          N/A          N/A      $13.162
  Number of Units Outstanding, End of Period.............       N/A          N/A          N/A        6,382
AIM V.I. BLUE CHIP SUB-ACCOUNT
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........    $9.855      $11.387      $12.739      $14.979
  Accumulation Unit Value, End of Period.................   $11.387      $12.739      $14.979      $21.350
  Number of Units Outstanding, End of Period.............     7,681      161,013      287,336      425,748
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........       N/A          N/A          N/A       $10.00
  Accumulation Unit Value, End of Period.................       N/A          N/A          N/A      $11.655
  Number of Units Outstanding, End of Period.............       N/A          N/A          N/A        3,948
AIM V.I. DENT DEMOGRAPHICS TRENDS SUB-ACCOUNT
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........   $10.086      $10.934      $11.789      $12.035
  Accumulation Unit Value, End of Period.................   $10.934      $11.789      $12.035      $12.002
  Number of Units Outstanding, End of Period.............     4,618       58,958      146,644      227,201
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........   $10.252      $11.276      $13.518      $15.521
  Accumulation Unit Value, End of Period.................   $11.276      $13.518      $15.521      $20.432
  Number of Units Outstanding, End of Period.............         0        8,276       25,418       61,408
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........   $10.080      $10.164      $10.834      $11.829
  Accumulation Unit Value, End of Period.................   $10.164      $10.834      $11.829      $11.189
  Number of Units Outstanding, End of Period.............         0       39,009      301,983      108,494
AIM V.I. GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........    $9.892      $11.466      $14.338      $18.954
  Accumulation Unit Value, End of Period.................   $11.466      $14.338      $18.954      $25.263
  Number of Units Outstanding, End of Period.............     2,384       97,039      220,831      383,214
AIM V.I. GROWTH AND INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........    $9.926      $11.699      $14.496      $18.243
  Accumulation Unit Value, End of Period.................   $11.699      $14.496      $18.243      $24.138
  Number of Units Outstanding, End of Period.............     5,371      167,625      361,890      645,133
AIM V.I. HIGH YIELD SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........       N/A          N/A          N/A       $10.00
  Accumulation Unit Value, End of Period.................       N/A          N/A          N/A       $9.957
  Number of Units Outstanding, End of Period.............       N/A          N/A          N/A        1,751
AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........   $10.168      $11.953      $12.598      $14.340
  Accumulation Unit Value, End of Period.................   $11.953      $12.598      $14.340      $21.914
  Number of Units Outstanding, End of Period.............     5,404       85,934      136,898      220,690

                                                                      FOR THE PERIOD JANUARY 1*
                                                                         THROUGH DECEMBER 31
                                                           -----------------------------------------------
                                                             1996        1997         1998         1999
                                                           --------   ----------   ----------   ----------
AIM V.I. MONEY MARKET SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........   $10.023      $10.369      $10.745      $11.126
  Accumulation Unit Value, End of Period.................   $10.369      $10.745      $11.126      $11.479
  Number of Units Outstanding, End of Period.............     4,373       42,128       87,010      137,433
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT......................
AIM V.I. VALUE SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period...........    $9.800      $11.090      $13.520      $17.644
  Accumulation Unit Value, End of Period.................   $11.090      $13.520      $17.644      $22.589
  Number of Units Outstanding, End of Period.............     5,921      180,440      405,246      987,076

* The inception date of the following Variable Sub-Accounts is October 14, 1996:
  AIM V.I. Capital Appreciation, AIM V.I. Diversified Income, AIM V.I. Global Utilities, AIM V.I. Government Securities, AIM V.I. Growth, AIM V.I. Growth and Income, AIM V.I. International Equity, AIM V.I. Money Market, AIM V.I. Value. The inception date of the AIM V.I. Aggressive Growth, AIM V.I. Balanced, AIM V.I. Capital Development and AIM V.I. High Yield Variable Sub-Accounts is October 25, 1999. The inception date of the AIM V.I. Blue Chip, AIM V.I. Dent Demographic Trends, AIM V.I. Growth and Income and AIM V.I. New Technology Variable Sub-Accounts is January 3, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative expense charge of 0.10%.

APPENDIX A
-------------------------------------------------------------------

                       ACCUMULATION UNIT VALUE AND NUMBER
                     OF ACCUMULATION UNITS OUTSTANDING FOR
                   EACH VARIABLE SUB-ACCOUNT SINCE INCEPTION*

                                                                FOR THE
                                                                 PERIOD
                                                               JANUARY 1*
                                                                THROUGH
                                                              DECEMBER 31
                                                                  2000
                                                              ------------
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $13.988
  Accumulation Unit Value, End of Period....................       $14.15
  Number of Units Outstanding, End of Period................       53,890
AIM V.I. BALANCED SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $13.162
  Accumulation Unit Value, End of Period....................       $12.43
  Number of Units Outstanding, End of Period................       24,499
AIM V.I. BLUE CHIP SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $10.000
  Accumulation Unit Value, End of Period....................        $8.82
  Number of Units Outstanding, End of Period................       11,309
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $21.350
  Accumulation Unit Value, End of Period....................       $18.75
  Number of Units Outstanding, End of Period................      456,761
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $11.655
  Accumulation Unit Value, End of Period....................       $12.55
  Number of Units Outstanding, End of Period................       18,297
AIM V.I. DENT DEMOGRAPHICS SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............       $10.00
  Accumulation Unit Value, End of Period....................        $7.89
  Number of Units Outstanding, End of Period................       32,307
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $12.002
  Accumulation Unit Value, End of Period....................       $11.55
  Number of Units Outstanding, End of Period................      204,561
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $20.432
  Accumulation Unit Value, End of Period....................       $19.68
  Number of Units Outstanding, End of Period................       71,921
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $11.189
  Accumulation Unit Value, End of Period....................       $12.15
  Number of Units Outstanding, End of Period................       99,531
AIM V.I. GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $25.263
  Accumulation Unit Value, End of Period....................       $19.80
  Number of Units Outstanding, End of Period................      403,785
AIM V.I. GROWTH AND INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $24.138
  Accumulation Unit Value, End of Period....................       $20.33
  Number of Units Outstanding, End of Period................      674,689

                                                                FOR THE
                                                                 PERIOD
                                                               JANUARY 1*
                                                                THROUGH
                                                              DECEMBER 31
                                                                  2000
                                                              ------------
AIM V.I. HIGH YIELD SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............       $9.957
  Accumulation Unit Value, End of Period....................        $7.95
  Number of Units Outstanding, End of Period................          834
AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $21.914
  Accumulation Unit Value, End of Period....................       $15.90
  Number of Units Outstanding, End of Period................      245,480
AIM V.I. MONEY MARKET SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $11.479
  Accumulation Unit Value, End of Period....................       $11.98
  Number of Units Outstanding, End of Period................       95,879
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $10.000
  Accumulation Unit Value, End of Period....................       $20.18
  Number of Units Outstanding, End of Period................       11,448
AIM V.I. VALUE SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $22.589
  Accumulation Unit Value, End of Period....................       $19.00
  Number of Units Outstanding, End of Period................    1,000,356

* The inception date of the following Variable Sub-Accounts is October 14, 1996:
  AIM V.I. Capital Appreciation, AIM V.I. Diversified Income, AIM V.I. Global Utilities, AIM V.I. Government Securities, AIM V.I. Growth, AIM V.I. Growth and Income, AIM V.I. International Equity, AIM V.I. Money Market, AIM V.I. Value. The inception date of the AIM V.I. Aggressive Growth, AIM V.I. Balanced, AIM V.I. Capital Development and AIM V.I. High Yield Variable Sub-Accounts is October 25, 1999. The inception date of the AIM V.I. Blue Chip, AIM V.I. Dent Demographic Trends, AIM V.I. Growth and Income and AIM V.I. New Technology Variable Sub-Accounts is January 3, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative expense charge of 0.10%.

APPENDIX B
MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

The Market Value Adjustment is based on the following:

  I      =      the Treasury Rate for a maturity equal to the applicable
                Guarantee Period for the week preceding the establishment of the Guarantee Period.

  N      =      the number of whole and partial years from the date we
                receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee
                Period.

  J      =      the Treasury Rate for a maturity of length N for the week
                preceding the receipt of the withdrawal, transfer, death
                benefit, or income payment request. If a note with a
                maturity of length N is not available, a weighted average
                will be used. If N is one year or less, J will be the 1-year
                Treasury Rate.

                Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                      EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                                     $10,000 allocated to a Guarantee Period
Guarantee Period:                                     5 years
Guaranteed Interest Rate:                             4.50%
5 Year Treasury Rate at the time the
  Guarantee Period
  is established:                                     4.50%
Full Surrender:                                       End of Contract Year 3

       NOTE: These examples assume that premium taxes are not applicable.

                 EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract
Year 3:                                                                    3
                                                       $10,000.00 X (1.045) = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:     .10 X $10,000.00 = $1,000.00

Step 3. Calculate the Market Value Adjustment:           I      =        4.5%
                                                         J      =        4.2%
                                                                         730 days
                                                         N      =        -------       =      2
                                                                         365 days

                                                       Market Value Adjustment Factor: .9 X (I - J) X N
                                                       = .9 X (.045 - .042) X (730/365) = .0054

                                                       Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to
                                                       Market Value Adjustment
                                                       = .0054 X ($11,411.66 - $1,000.00) = $56.22

Step 4. Calculate the Withdrawal Charge:               .05 X ($10,000.00 - $1,000.00 + $56.22) = $452.81

Step 5. Calculate the amount received by Customers as
a result of full withdrawal at the end of Contract
Year 3:                                                $11,411.66 - $452.81 + $56.22 = $11,015.07

                                             EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:                3
                                                       $10,000.00 X (1.045) = $11,411.66
Step 2. Calculate the Preferred Withdrawal Amount:     .10 X $10,000.00 = $1,000.00
Step 3. Calculate the Market Value Adjustment:           I      =        4.5%
                                                         J      =        4.8%
                                                                         730 days
                                                         N      =        -------       =      2
                                                                         365 days
                                                       Market Value Adjustment Factor: .9 X (I - J) X N
                                                       = .9 X (.045 - .048) X (730/365) = -.0054

                                                       Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to
                                                       Market Value Adjustment
                                                       -.0054 X ($11,411.66 - $1,000.00) = -$56.22

Step 4. Calculate the Withdrawal Charge:               .05 X ($10,000.00 - $1,000.00 + $56.22) = $447.19

Step 5. Calculate the amount received by Customers as
a result of full withdrawal at the end of Contract
Year 3:                                                $11,411.66 - $447.19 - $56.22 = $10,908.25

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
-------------------------------------------------------------------

DESCRIPTION
-----------------------------------------------------
ADDITIONS, DELETIONS OR SUBSTITUTIONS OF
INVESTMENTS
-----------------------------------------------------
THE CONTRACT
-----------------------------------------------------
   Purchase of Contracts
-----------------------------------------------------
   Tax-free Exchanges (1035 Exchanges,
   Rollovers and Transfers)
-----------------------------------------------------
PERFORMANCE INFORMATION
-----------------------------------------------------
CALCULATION OF ACCUMULATION UNIT VALUES
-----------------------------------------------------
CALCULATION OF VARIABLE INCOME PAYMENTS
-----------------------------------------------------

-----------------------------------------------------
DESCRIPTION

GENERAL MATTERS
-----------------------------------------------------
   Incontestability
-----------------------------------------------------
   Settlements
-----------------------------------------------------
   Safekeeping of the Variable Account's
   Assets
-----------------------------------------------------
   Premium Taxes
-----------------------------------------------------
   Tax Reserves
-----------------------------------------------------
FEDERAL TAX MATTERS
-----------------------------------------------------
QUALIFIED PLANS
-----------------------------------------------------
EXPERTS
-----------------------------------------------------
FINANCIAL STATEMENTS
-----------------------------------------------------

                         ------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

THE AIM LIFETIME PLUS-SM- II VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
300 N. MILWAUKEE AVE., VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-692-4682                    PROSPECTUS DATED MAY 1, 2001

--------------------------------------------------------------------------------

Allstate Lfife Insurance Company of New York ("ALLSTATE NEW YORK") is offering the AIM Lifetime Plus-SM- II Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 18 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include 2 fixed account options ("FIXED ACCOUNT OPTIONS") and 16 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds, Inc.:

AIM V.I. Aggressive Growth Fund         AIM V.I. Global Utilities Fund
AIM V.I. Balanced Fund                  AIM V.I. Government Securities Fund
AIM V.I. Blue Chip Fund                 AIM V.I. Growth Fund
AIM V.I. Capital Appreciation Fund      AIM V.I. Growth and Income Fund*
AIM V.I. Capital Development Fund.      AIM V.I. High Yield Fund
AIM V.I. Dent Demographic Trends Fund   AIM V.I. International Equity Fund
AIM V.I. Diversified Income Fund        AIM V.I. Money Market Fund
AIM V.I. Value Fund                     AIM V.I. New Technology Fund**

 *Effective September 18, 2000 all of the assets of the AIM V.I. Global Growth and Income Fund were combined into the AIM V.I. Growth and Income Fund pursuant to an Agreement and Plan of Reorganization approved by the shareholders of the AIM V.I. Global Growth and Income Fund. In conjunction with the combining of the funds, the AIM V.I. Global Growth and Income Sub-Account ("Global Growth and Income Sub-Account") was combined into the AIM V.I. Growth and Income Sub-Account ("Growth and Income Sub-Account). When the Sub-Accounts were combined, those with interests in the Global Growth and Income Sub-Account received interests in the Growth and Income Sub-Account equal in value to their interests in the Global Growth and Income Sub-Account at the time of the combination. As a result, the Global Growth and Income Sub-Account is no longer offered as an investment option.

**Effective May 1, 2001, the Fund changed its name from AIM V.I.
  Telecommunications and Technology Fund to AIM V.I. New Technology Fund to reflect changes in its investment policies. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

WE (Allstate New York) have filed a Statement of Additional Information, dated May 1, 2001, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page C-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site (http:\\www.sec.gov).
--------------------------------------------------------------------------------

                   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                   DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                   HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                   PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                   FEDERAL CRIME.

    IMPORTANT      THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
     NOTICES       HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                   INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                   CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR BY SUCH
                   INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN
                   THE CONTRACTS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE
                   LOSS OF PRINCIPAL.

                   THE CONTRACTS ARE NOT FDIC INSURED.

                   THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                   PROSPECTUS

TABLE OF CONTENTS
-------------------------------------------------------------------

                                                                        PAGE
----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms                                                        3
----------------------------------------------------------------------------
   The Contract at a Glance                                               4
----------------------------------------------------------------------------
   How the Contract Works                                                 6
----------------------------------------------------------------------------
   Expense Table                                                          7
----------------------------------------------------------------------------
   Financial Information                                                 10
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract                                                          11
----------------------------------------------------------------------------
   Purchases                                                             12
----------------------------------------------------------------------------
   Contract Value                                                        13
----------------------------------------------------------------------------
   Investment Alternatives:                                              14
----------------------------------------------------------------------------
      The Variable Sub-Acounts                                           14
----------------------------------------------------------------------------
      The Fixed Account Options                                          15
----------------------------------------------------------------------------
      Transfers                                                          17
----------------------------------------------------------------------------
   Expenses                                                              19
----------------------------------------------------------------------------
   Access To Your Money                                                  21
----------------------------------------------------------------------------
   Income Payments                                                       22
----------------------------------------------------------------------------
   Death Benefits                                                        24
----------------------------------------------------------------------------


                                                                        PAGE
----------------------------------------------------------------------------
OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:
----------------------------------------------------------------------------
      Allstate New York                                                  26
----------------------------------------------------------------------------
      The Variable Account                                               26
----------------------------------------------------------------------------
      The Funds                                                          26
----------------------------------------------------------------------------
      The Contract                                                       27
----------------------------------------------------------------------------
      Qualified Plans                                                    27
----------------------------------------------------------------------------
      Legal Matters                                                      28
----------------------------------------------------------------------------
   Taxes                                                                 28
----------------------------------------------------------------------------
   Annual Reports and Other Documents                                    30
----------------------------------------------------------------------------
   Performance Information                                               31
----------------------------------------------------------------------------
   Experts                                                               32
----------------------------------------------------------------------------
APPENDIX A -- MARKET VALUE ADJUSTMENT EXAMPLES                          A-1
----------------------------------------------------------------------------
APPENDIX B -- WITHDRAWAL ADJUSTMENT EXAMPLE                             B-1
----------------------------------------------------------------------------
APPENDIX C -- ACCUMULATION UNIT VALUES                                  C-1
----------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                   D-1
----------------------------------------------------------------------------

                            2      PROSPECTUS

IMPORTANT TERMS
-------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                        PAGE
----------------------------------------------------------------------------
   Accumulation Phase                                                     6
----------------------------------------------------------------------------
   Accumulation Unit                                                     13
----------------------------------------------------------------------------
   Accumulation Unit Value                                               13
----------------------------------------------------------------------------
   Allstate New York ("We" and/or "Us")                                  26
----------------------------------------------------------------------------
   Anniversary Values                                                    25
----------------------------------------------------------------------------
   Annuitant                                                             11
----------------------------------------------------------------------------
   Automatic Additions Program                                           12
----------------------------------------------------------------------------
   Automatic Fund Rebalancing Program                                    19
----------------------------------------------------------------------------
   Beneficiary                                                           11
----------------------------------------------------------------------------
   Cancellation Period                                                   12
----------------------------------------------------------------------------
   Contract*
----------------------------------------------------------------------------
   Contract Anniversary                                                   5
----------------------------------------------------------------------------
   Contract Owner ("You")                                                11
----------------------------------------------------------------------------
   Contract Value                                                        13
----------------------------------------------------------------------------
   Contract Year                                                          5
----------------------------------------------------------------------------
   Death Benefit Anniversary                                             24
----------------------------------------------------------------------------
   Dollar Cost Averaging Option                                          15
----------------------------------------------------------------------------
   Dollar Cost Averaging Program                                         18
----------------------------------------------------------------------------
   Due Proof of Death                                                    24
----------------------------------------------------------------------------
   Enhanced Death Benefit Option                                         24
----------------------------------------------------------------------------


                                                                        PAGE
----------------------------------------------------------------------------
   Fixed Account Options                                                 15
----------------------------------------------------------------------------
   Funds                                                                 26
----------------------------------------------------------------------------
   Guarantee Periods                                                     15
----------------------------------------------------------------------------
   Income Plan                                                           22
----------------------------------------------------------------------------
   Investment Alternatives
----------------------------------------------------------------------------
   Issue Date                                                             6
----------------------------------------------------------------------------
   Market Value Adjustment                                               17
----------------------------------------------------------------------------
   Payout Phase                                                           6
----------------------------------------------------------------------------
   Payout Start Date                                                     22
----------------------------------------------------------------------------
   Preferred Withdrawal Amount                                           26
----------------------------------------------------------------------------
   Qualified Contracts                                                   29
----------------------------------------------------------------------------
   Right to Cancel                                                       12
----------------------------------------------------------------------------
   SEC                                                                    1
----------------------------------------------------------------------------
   Settlement Value                                                      24
----------------------------------------------------------------------------
   Systematic Withdrawal Program                                         21
----------------------------------------------------------------------------
   Treasury Rate                                                         17
----------------------------------------------------------------------------
   Valuation Date                                                        12
----------------------------------------------------------------------------
   Variable Account                                                      26
----------------------------------------------------------------------------
   Variable Sub-Account                                                  14
----------------------------------------------------------------------------

------------------------------
*The AIM Lifetime Plus-SM- II Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                            3      PROSPECTUS

THE CONTRACT AT A GLANCE
-------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                           You can purchase a Contract with an initial purchase payment of $5,000 ($2,000 for "QUALIFIED CONTRACTS," which are
                                            Contracts issued with QUALIFIED PLANS). You can add to your
                                            Contract as often and as much as you like, but each payment must be at least $500 ($100 for automatic purchase payments to the variable investment options). You must maintain a
                                            minimum account size of $1,000.
--------------------------------------------------------------------------------------------------------

RIGHT TO CANCEL                             You may cancel your Contract within 10 days after receipt
                                            ("CANCELLATION PERIOD"). Upon cancellation, as permitted by federal or state law, we will return your purchase payments adjusted to reflect the investment experience of any amounts allocated to the Variable Account.
--------------------------------------------------------------------------------------------------------

EXPENSES                                    You will bear the following expenses:
                                            -  Total Variable Account annual fees equal to 1.10% of
                                               average daily net Assets (1.30% if you select the
                                               ENHANCED DEATH BENEFIT OPTION)
                                            -  Annual contract maintenance charge of $35 (with certain exceptions)
                                            -  Withdrawal charges ranging from 0% to 7% of payment
                                               withdrawn (with certain exceptions)
                                            -  Transfer fee of $10 after 12th transfer in any CONTRACT
                                               YEAR (fee currently waived) State premium tax (New York
                                               currently does not impose one).
                                            In addition, each Fund pays expenses that you will bear
                                            indirectly if you invest in a Variable Sub-Account.
--------------------------------------------------------------------------------------------------------

INVESTMENT ALTERNATIVES                     The Contract offers 18 investment alternatives including:
                                            -  2 Fixed Account Options (which credit interest at rates we guarantee), and
                                            -  16 Variable Sub-Accounts investing in Funds offering
                                               professional money management by A I M Advisors, Inc.
                                            To find out current rates being paid on the Fixed Account
                                            Options, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-692-4682.
--------------------------------------------------------------------------------------------------------

SPECIAL SERVICES                            For your convenience, we offer these special services:
                                            -  AUTOMATIC FUND REBALANCING PROGRAM
                                            -  AUTOMATIC ADDITIONS PROGRAM
                                            -  DOLLAR COST AVERAGING PROGRAM
                                            -  SYSTEMATIC WITHDRAWAL PROGRAM

                            4      PROSPECTUS

--------------------------------------------------------------------------------------------------------

INCOME PAYMENTS                             You can choose fixed income payments, variable income
                                            payments, or a combination of the two. You can receive your income payments in one of the following ways:
                                            -  life income with guaranteed payments
                                            -  a joint and survivor life income with guaranteed payments
                                            -  guaranteed payments for a specified period (5 to 30
                                               years)
--------------------------------------------------------------------------------------------------------

DEATH BENEFITS                              If you die before the PAYOUT START DATE, we will pay the
                                            death benefit described in the Contract. We also offer an
                                            Enhanced Death Benefit Option.
--------------------------------------------------------------------------------------------------------

TRANSFERS                                   Before the Payout Start Date, you may transfer your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions.

                                            We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each "CONTRACT YEAR," which we measure from the date we issue your contract or a Contract anniversary
                                            ("CONTRACT ANNIVERSARY").
--------------------------------------------------------------------------------------------------------

WITHDRAWALS                                 You may withdraw some or all of your Contract Value at
                                            anytime during the Accumulation Phase. Full or partial
                                            withdrawals are available under limited circumstances on or after the Payout Start Date.
                                            In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase.) A 10% federal tax penalty may apply if you withdraw before you are 59 1/2 years old. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.

                            5      PROSPECTUS

HOW THE CONTRACT WORKS
-------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 19 18 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 22. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

     ISSUE                ACCUMULATION PHASE                PAYOUT      PAYOUT
      DATE                                                  START       PHASE
                                                             DATE
   --------------------------------------------------------------------------------------------------------
   You buy      You save for retirement                  You elect to   You can receive   Or you can
   a Contract                                            receive        income payments   receive income
                                                         income         for a set         payments for life
                                                         payments or    period
                                                         receive a
                                                         lump sum
                                                         payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. SEE "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

                            6      PROSPECTUS

EXPENSE TABLE
-------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectuses for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:    0   1   2   3   4   5   6   7+
------------------------------------------------------------------------------------------------------------------
Applicable Charge:                                                                  7%  6%  5%  4%  3%  2%  1%  0%
------------------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                                             $35.00**
------------------------------------------------------------------------------------------------------------------
Transfer Fee                                                                                  $10.00***
------------------------------------------------------------------------------------------------------------------

  *Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or Market Value Adjustment.

 **We will waive this charge in certain cases. See "Expenses."

***Applies solely to the thirteenth and subsequent transfers within a Contract
   Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

WITHOUT ENHANCED DEATH BENEFIT OPTION
----------------------------------------------------------------------
Mortality and Expense Risk Charge                              1.00%
----------------------------------------------------------------------
Administrative Expense Charge                                  0.10%
----------------------------------------------------------------------
Total Variable Account Annual Expenses                         0.10%
----------------------------------------------------------------------

WITH ENHANCED DEATH BENEFIT OPTION
----------------------------------------------------------------------
Mortality and Expense Risk Charge                              1.20%
----------------------------------------------------------------------
Administrative Expense Charge                                  0.10%
----------------------------------------------------------------------
Total Variable Account Annual Expenses                         1.30%
----------------------------------------------------------------------

                            7      PROSPECTUS

FUND ANNUAL EXPENSES (after Voluntary Reductions and Reimbursements) (as a percentage of Portfolio average daily net assets)(1)

                                                                                                       Total Annual
                                                                   Management          Other               Fund
Fund                                                                  Fees            Expenses           Expenses
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund (2)                                  0.80%             0.46%               1.26%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                               0.75%             0.35%               1.10%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund (3)                                          0.02%             1.38%               1.40%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                                        0.61%             0.21%               0.82%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund (2)                                0.75%             0.63%               1.38%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (4)                            0.72%             0.78%               1.50%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                                     0.60%             0.30%               0.90%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                       0.65%             0.45%               1.10%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                                  0.50%             0.47%               0.97%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                                 0.61%             0.22%               0.83%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth and Income Fund                                      0.60%             0.24%               0.84%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund (2)                                         0.63%             0.56%               1.19%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. International Equity Fund                                   0.73%             0.29%               1.02%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                           0.40%             0.31%               0.71%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund                                         1.00%             0.31%               1.31%
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Value Fund                                                  0.61%             0.23%               0.84%
--------------------------------------------------------------------------------------------------------------------

(1) Figures shown in the Table are for the year ended December 31, 2000 (except as otherwise noted).

(2) Expenses have been restated to reflect current fees.

(3) Expenses have been restated to reflect current fees. The investment advisor has agreed to waive fees and/or reimburse expenses (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to limit Total Annual Fund Expenses to 1.40% of average daily net assets until December 31, 2001. Total Annual Fund Expenses before waivers and reimbursements were 2.13%.

(4) Expenses have been restated to reflect current fees. The investment advisor has agreed to waive fees and/or reimburse expenses (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to limit Total Annual Fund Expenses to 1.50% of average daily net assets until December 31, 2001. Total Annual Fund Expenses before waivers and reimbursements were 1.63%.

                            8      PROSPECTUS

EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

- invested a $1,000 in a Variable Sub-Account,

- earned a 5% annual return on your investment,

- surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

- elected the Enhanced Death Benefit Option.

THE EXAMPLE DOES NOT INCLUDE ANY TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT. THIS EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Sub-Account                                                   1 Year            3 Year             5 Year             10 Year
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund                                $86               $128               $169                $298
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                         $85               $123               $161                $281
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund                                        $88               $132               $176                $311
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                             $82               $115               $147                $253
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund                              $88               $131               $175                $310
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund                          $89               $129               $168                $293
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                               $83               $117               $151                $261
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                 $85               $123               $161                $281
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                            $83               $119               $155                $268
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                           $82               $115               $148                $254
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth and Income Fund                                $82               $116               $148                $255
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund                                       $86               $126               $166                $291
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. International Equity Fund                             $84               $121               $157                $273
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                     $81               $112               $142                $241
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund                                   $87               $129               $171                $303
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Value Fund                                            $82               $116               $148                $255
------------------------------------------------------------------------------------------------------------------------------

EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan for a specified period), at the end of each period.

Sub-Account                                                   1 Year            3 Years            5 Years            10 Years
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth                                     $39               $117               $198                $407
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced                                              $27               $ 84               $143                $303
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip                                             $27               $ 84               $142                $302
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                                  $21               $ 66               $113                $243
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development                                   $49               $147               $245                $492
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends                               $28               $ 87               $148                $313
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income                                    $22               $ 69               $118                $254
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities                                      $26               $ 79               $134                $285
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities                                 $23               $ 71               $122                $261
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth                                                $21               $ 66               $113                $243
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth and Income                                     $22               $ 67               $115                $247
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield                                            $28               $ 87               $149                $313
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. International Equity                                  $24               $ 73               $126                $268
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market                                          $20               $ 62               $106                $229
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology                                        $27               $ 83               $141                $299
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Value                                                 $22               $ 67               $115                $246
------------------------------------------------------------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY FUND EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGE 8 ARE IN EFFECT FOR THE TIME PERIODS PRESUMED ABOVE. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT OPTION, WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.20%. IF THAT OPTION WAS NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $50,000.

                            9      PROSPECTUS

FINANCIAL INFORMATION
-------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix C to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date we first offered the Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.

                           10      PROSPECTUS

THE CONTRACT
-------------------------------------------------------------------

CONTRACT OWNER
The AIM Lifetime Plus-SM- II Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the investment alternatives during the Accumulation and Payout Phases,

- the amount and timing of your purchase payments and withdrawals,

- the programs you want to use to invest or withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract owner cannot exceed age 80 as of the date we receive the completed application to purchase the Contract. The maximum age of the Annuitant cannot exceed age 80 as of the date we receive the completed application to purchase the Contract.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 27.

ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the Annuitant cannot exceed age 80 as of the date we receive the completed application to purchase the Contract. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

- the youngest Contract owner, if living, otherwise

- the youngest Beneficiary.

BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date (See section titled "Death Benefits" for details.) If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the

                           11      PROSPECTUS
provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES
-------------------------------------------------------------------

MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $500 or more. The maximum purchase payment is $2,000,000 without prior approval. We reserve the right to reduce the minimum purchase payment. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our servicing center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 300 North Milwaukee Avenue, Vernon Hills, Illinois, 60061).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually
4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus.) You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account Options. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain

                           12      PROSPECTUS
or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE
-------------------------------------------------------------------

On the issue date, the Contract Value is equal to the initial purchase payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your interest in the Fixed Account Options.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

- changes in the share price of the Fund in which the Variable Sub-Account invests, and

- the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Option described on page 24 below.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                           13      PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
-------------------------------------------------------------------

You may allocate your purchase payments to up to 16 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

FUND:                                             EACH FUND SEEKS:*
AIM V.I. Aggressive Growth Fund**                 Long-term growth of capital
AIM V.I. Balanced Fund                            As high a total return as possible, consistent
                                                  with preservation of capital
AIM V.I. Blue Chip Fund                           Long-term growth of capital with a secondary
                                                  objective of current income
AIM V.I. Capital Appreciation Fund                Growth of capital
AIM V.I. Capital Development Fund                 Long-term growth of capital
AIM V.I. Dent Demographic Trends Fund             Long-term growth of capital
AIM V.I. Diversified Income Fund                  High level of current income
AIM V.I. Global Utilities Fund                    High total return
AIM V.I. Government Securities Fund               High level of current income consistent with
                                                  reasonable concern for safety of principal
AIM V.I. Growth Fund                              Growth of capital
AIM V.I. Growth and Income Fund                   Growth of capital with a secondary objective of
                                                  current income
AIM V.I. High Yield Fund                          High level of current income
AIM V.I. International Equity Fund                Long-term growth of capital
AIM V.I. Money Market Fund                        As high a level of current income as is
                                                  consistent with the preservation of capital and
                                                  liquidity
AIM V.I. New Technology Fund                      Long-term growth of capital
AIM V.I. Value Fund                               Long-term growth of capital with income as a
                                                  secondary objective

*A Fund's investment objectives may be changed by the Fund's Board of Trustees without shareholder approval.

**Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach $200 million. During closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the Fund.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE FUNDS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

                           14      PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
-------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 2 Fixed Account Options, including a DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("DOLLAR COST AVERAGING OPTION"), and the option to invest in one or more GUARANTEE PERIODS. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING OPTION
You may establish a Dollar Cost Averaging Program, as described on page 18, by allocating purchase payments to the Dollar Cost Averaging Option either for 6 months (the "6 Month Dollar Cost Averaging Option") or for 12 months (the "12 Month Dollar Cost Averaging Option"). Your purchase payments that you allocate to the Dollar Cost Averaging Option will earn interest for the period you select at the current rate in effect at the time of allocation. Rates may differ from those available for the Guarantee Periods described below.

We will credit interest daily at a rate that will compound over the 6 or 12 month period to the annual interest rate we guaranteed at the time of allocation. You must transfer all of your money out of the 6 or 12 Month Dollar Cost Averaging Options to other investment alternatives in equal monthly installments beginning within 30 days of allocation. The number of monthly installments must be no more than 6 for the 6 Month Dollar Cost Averaging Option, and no more than 12 for the 12 Month Dollar Cost Averaging Option. At the end of the applicable 6 or 12 months period, any remaining portion of the purchase payment and interest in the Dollar Cost Averaging Option will be allocated to other investment alternatives as defined by the current Dollar Cost Averaging Option allocation. You may not transfer funds from other investment alternatives to the Dollar Cost Averaging Option.

The interest rates we credit for the Dollar Cost Averaging Option will never be less than 3% annually.

Transfers out of the Dollar Cost Averaging Option do not count towards the 12 transfers you can make without paying a transfer fee.

We may declare different interest rates for different amounts allocated to the Dollar Cost Averaging Option depending on when they were allocated. For current interest rate information, please contact your Financial Advisor or our Customer Service unit at 1-800-692-4682.

GUARANTEE PERIODS
Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

                           15      PROSPECTUS

The following example illustrates how a purchase payment allocated to a Guarantee Period would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment............................................  $10,000
Guarantee Period............................................  5 years
Annual Interest Rate........................................    4.50%

                              END OF CONTRACT YEAR

                                                    YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                                  ----------   ----------   ----------   ----------   ----------
Beginning Contract Value......................    $10,000.00
  X (1 + Annual Interest Rate)                       X 1.045
                                                  ----------
                                                  $10,450.00
Contract Value at end of Contract Year........                 $10,450.00
  X (1 + Annual Interest Rate)                                    X 1.045
                                                               ----------
                                                               $10,920.25
Contract Value at end of Contract Year........                              $10,920.25
  X (1 + Annual Interest Rate)                                                 X 1.045
                                                                            ----------
                                                                            $11,411.66
Contract Value at end of Contract Year........                                           $11,411.66
  X (1 + Annual Interest Rate)                                                              X 1.045
                                                                                         ----------
                                                                                         $11,925.19
Contract Value at end of Contract Year........                                                        $11,925.19
  X (1 + Annual Interest Rate)                                                                           X 1.045
                                                                                                      ----------
                                                                                                      $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82 -
$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

    1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

    2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

    3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

    4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue

                           16      PROSPECTUS

Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our Customer Service unit at 1-800-692-4682.

MARKET VALUE ADJUSTMENT All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A positive Market Value Adjustment also may apply upon payment of a death benefit from amounts currently invested in a Guarantee Period (unless paid or applied during the 30 day period after such Guarantee Period expires). We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

- within the Preferred Withdrawal Amount as described on page 20, or

- to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract. Death benefits will not be subject to a negative Market Value Adjustment.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
-------------------------------------------------------------------

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value into the Dollar Cost Averaging Option. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern

                           17      PROSPECTUS

Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account Options for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

DOLLAR COST AVERAGING PROGRAM
Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, the Dollar Cost Averaging Option, or the 3, 5, 7 or 10 year Guarantee Periods, to any Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. Transfers made through dollar cost averaging must be $50 or more. You may not use dollar cost averaging to transfer amounts into the Dollar Cost Averaging Option.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

EXCESSIVE TRADING LIMITS
For Contracts issued on or after May 1, 1999, we reserve the right to limit transfers in any Contract Year, or to refuse any transfer request for a Contract owner or certain Contract owners, if:

- we believe, in our sole discretion, that excessive trading by such Contract owner or owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Funds or would be to the disadvantage of other Contract owners; or

- we are informed by one or more of the corresponding Funds that they intend to restrict the purchase or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Fund shares.

                           18      PROSPECTUS

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

AUTOMATIC FUND REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account Options will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

    Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES
-------------------------------------------------------------------

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

- total purchase payments equal $50,000 or more, or

- all money is allocated to the Fixed Account Options, as of the Contract Anniversary.

After the Payout Start Date, we will waive this charge if:

- as of the Payout Start Date, total purchase payments are $50,000 or more, or

- all income payments are fixed amount income payments.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.00% of the average daily net assets you have invested in the Variable Sub-Accounts (1.20%

                           19      PROSPECTUS
if you select the Enhanced Death Benefit Option). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional .20% for the Enhanced Death Benefit Option to compensate us for the additional risk that we accept by providing the rider.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year without paying the charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

- multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

- the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

- We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

- on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

- the death of the Contract owner or Annuitant (unless the Settlement Value is used);

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract; and

- withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

                           20      PROSPECTUS

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES
Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Funds whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of these charges and expenses, see page 8. We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 22.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may request that you return your Contract to us.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. Systematic Withdrawals are not available from the Dollar Cost Averaging Option. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Fund Rebalancing Program.

Depending on fluctuations in the accumulation unit value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the

                           21      PROSPECTUS

Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes.

INCOME PAYMENTS
-------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

- fixed income payments;

- variable income payments; or

- a combination of the two.

The three Income Plans are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum

                           22      PROSPECTUS
guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract owner has not made any purchase payments for at least 3 years preceding the Payout Start Date, and either the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

- terminate the Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

- reduce the frequency of your payments so that each payment will be at least
  $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different

                           23      PROSPECTUS
payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS
-------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies or,

2. the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract owner.

A request for payment of the death benefit must include "DUE PROOF OF DEATH." We will accept the following documentation as Due Proof of Death:

- a certified copy of a death certificate,

- a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

- any other proof acceptable to us.

DEATH BENEFIT AMOUNT. Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the sum of all purchase payments reduced by a withdrawal adjustment, as defined below, or

4. the greatest of the Contract Values calculated on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.

When a death benefit is paid, only a positive aggregate Market Value Adjustment amount, if any, is applied to the account value attributable to amounts withdrawn from Guarantee Period(s).

A "Death Benefit Anniversary" is every seventh Contract Anniversary during the Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

    (a) is the withdrawal amount;

    (b) is the Contract Value immediately prior to the withdrawal; and

    (c) is the value of the applicable death benefit alternative immediately prior to the withdrawal.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 4:00 p.m. Eastern Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

ENHANCED DEATH BENEFIT OPTION. If the oldest Contract owner and Annuitant is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit Option, is an optional benefit that you may select. If the Contract owner is a living individual, the Enhanced Death Benefit applies only for the death of the Contract owner. If the Contract owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (4) above, or (5) the Enhanced Death Benefit, described below. When a death benefit is paid, only a positive aggregate Market Value Adjustment amount, if any, is applied to the account value attributable to amounts withdrawn from Guaranteed Period(s).

The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws which govern the Contract.

                           24      PROSPECTUS

ENHANCED DEATH BENEFIT. The Enhanced Death Benefit on the Issue Date is equal to the initial purchase payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit. We also will recalculate your Enhanced Death Benefit whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the Enhanced Death Benefit dollar-for-dollar. Withdrawals will reduce the Enhanced Death Benefit by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate ANNIVERSARY VALUES for each Contract Anniversary prior to the oldest Contract owner's or the oldest Annuitant's, if the Contract owner is not a natural person, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit only for purchase payments and withdrawals. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

DEATH BENEFIT PAYMENTS. A death benefit will be paid:

1. if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. Any applicable positive aggregate Market Value Adjustment, determined as of the date of the withdrawal, will apply. We reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the death benefit either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

- the life of the Contract owner; or

- a period not to exceed the life expectancy of the Contract owner; or

- the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the sole new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. However, the surviving spouse may not continue the Contract under the Enhanced Death Benefit Option. Thus, if the Enhanced Death Benefit Option had been selected and the surviving spouse elects to continue the Contract in the Accumulation Phase, then the annualized mortality and expense risk charge of 1.20% will be reduced to 1.00%. The effective date of this change will be the date we determine the value of the Death Benefit. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. Any applicable positive aggregate Market Value Adjustment, determined as of the date of the withdrawal, will apply. On the day the Contract is continued, the Contract Value will be the death benefit at the end of the Valuation Date after we receive due proof of death. Prior to the Payout Start Date, the death benefit of the continued Contract will be the greater of:

    (a) the sum of all purchase payments reduced by a withdrawal adjustment, as defined in the death benefit provision, or

    (b) the Contract Value on the date we determine the death benefit.

                           25      PROSPECTUS

MORE INFORMATION
-------------------------------------------------------------------

ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("ALLSTATE LIFE"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's assigns an AA+ (Very Strong) and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT
Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 16 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

                           26      PROSPECTUS

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional underlying mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of directors of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of directors may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc.* ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.2%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses. Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

- issuance of the Contracts;

- maintenance of Contract owner records;

- Contract owner services;

- calculation of unit values;

- maintenance of the Variable Account; and

- preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

                           27      PROSPECTUS

LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

TAXES
-------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Allstate New York does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the

                           28      PROSPECTUS
investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- made on or after the date the individual attains age 59 1/2,

- made to a beneficiary after the Contract owner's death,

- attributable to the Contract owner being disabled, or

- for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract owner attains age 59 1/2;

2. made as a result of the Contract owner's death or disability;

3. made in substantially equal periodic payments over the owner's life or life expectancy;

4. made under an immediate annuity; or

5. attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and

                           29      PROSPECTUS
expenses, prior to purchasing a variable annuity in a qualified plan or IRA.

Contracts may be used as investments with certain qualified plans such as:

- Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

- Roth IRAs under Section 408A of the Code;

- Simplified Employee Pension Plans under Section 408(k) of the Code;

- Savings Incentive Match Plans for Employees (SIMPLE) Plans under
  Section 408(p) of the Code;

- Tax Sheltered Annuities under Section 403(b) of the Code;

- Corporate and Self Employed Pension and Profit Sharing Plans; and

- State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

RESTRICTIONS UNDER SECTION 403(b) PLANS. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1. on or after the date the employee

  - attains age 59 1/2,

  - separates from service,

  - dies,

  - becomes disabled, or

2. on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING
Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------

Allstate New York's annual report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's

                           30      PROSPECTUS

"EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, 300 N. Milwaukee Ave. Vernon Hills, IL 60061 (telephone: 1-800-692-4682).

PERFORMANCE INFORMATION
-------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Funds for the periods beginning with the inception dates of the Funds and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

                           31      PROSPECTUS

EXPERTS
-------------------------------------------------------------------

The financial statements of Allstate New York as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate Life of New York and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2000 and for each of the periods in the two years then ended incorporated herein by reference, from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                           32      PROSPECTUS

APPENDIX A
MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

The Market Value Adjustment is based on the following:

  I      =      the Treasury Rate for a maturity equal to the applicable
                Guarantee Period for the week preceding the establishment of the Guarantee Period.
  N      =      the number of whole and partial years from the date we
                receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee
                Period.
  J      =      the Treasury Rate for a maturity of length N for the week
                preceding the receipt of the withdrawal, transfer, death
                benefit, or income payment request. If a note with a
                maturity of length N is not available, a weighted average
                will be used. If N is one year or less, J will be the 1-year
                Treasury Rate.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                      EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:   $10,000 allocated to a Guarantee Period
Guarantee Period:   5 years
Guaranteed
  Interest Rate:    4.50%
5 Year Treasury
  Rate at the time
  the Guarantee
  Period is
  established:      4.50%
Full Surrender:     End of Contract Year 3

       NOTE: These examples assume that premium taxes are not applicable.

                 EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year
3:                                                        $10,000.00 X (1.045)TO THE POWER OF 3 = $11,411.66
                                                          .15 X $10,000.00 X (1.045)TO THE POWER OF 2 =
Step 2. Calculate the Preferred Withdrawal Amount:        $1,638.04

Step 3. Calculate the Market Value Adjustment:              I      =        4.5%
                                                            J      =        4.2%
                                                                            730 days
                                                            N      =        -------       =      2
                                                                            365 days
                                                          Market Value Adjustment Factor: .9 X (I - J) X N
                                                          = .9 X (.045 - .042) X (730/365) = .0054
                                                          Market Value Adjustment = Market Value Adjustment Factor X Amount Subject
                                                          to Market Value Adjustment
                                                          = .0054 X ($11,411.66 - $1,638.04) = $52.78
Step 4. Calculate the Withdrawal Charge:                  .05 X ($10,000.00 - $1,638.04 + $52.78) = $420.74
Step 5. Calculate the amount received by Customers as a
result of full withdrawal at the end of Contract Year 3:  $11,411.66 - $420.74 + $52.78 = $11,043.70

                                            EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year
3:                                                        $10,000.00 X (1.045)TO THE POWER OF 3 = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:        .15 X $10,000 X (1.045)TO THE POWER OF 2 = $1,638.04

Step 3. Calculate the Market Value Adjustment:              I      =        4.5%
                                                            J      =        4.8%
                                                                            730 days
                                                            N      =        -------       =      2
                                                                            365 days
                                                          Market Value Adjustment Factor: .9 X (I - J) X N
                                                          = .9 X (.045 - .048) X (730/365) = -.0054

                                                          Market Value Adjustment = Market Value Adjustment Factor X Amount Subject
                                                          to Market Value Adjustment
                                                          -.0054 X ($11,411.66 - $1,638.04) = -$52.78

Step 4. Calculate the Withdrawal Charge:                  -.05 X ($10,000.00 - $1,638.04 - $52.78) = $415.46

Step 5. Calculate the amount received by Customers as a
result of full withdrawal at the end of Contract Year 3:  $11,411.66 - $415.46 - $52.78 = $10,943.42

APPENDIX B
WITHDRAWAL ADJUSTMENT EXAMPLE
-------------------------------------------------------------------

Issue Date: January 1, 2000
Initial Purchase Payment: $50,000

                                                                                              DEATH BENEFIT AMOUNT
                                                                                CONTRACT   --------------------------
                                                      CONTRACT                   VALUE     DEATH BENEFIT    MAXIMUM
                                                    VALUE BEFORE  TRANSACTION    AFTER      ANNIVERSARY   ANNIVERSARY
DATE      TYPE OF OCCURRENCE                         OCCURRENCE     AMOUNT     OCCURRENCE      VALUE         VALUE
----      ------------------                        ------------  -----------  ----------  -------------  -----------
1/1/00    Issue Date..............................     --           $50,000     $50,000       $50,000       $50,000
1/1/01    Contract Anniversary....................    $55,000        --         $55,000       $50,000       $55,000
7/1/01    Partial Withdrawal......................    $60,000       $15,000     $45,000       $37,500       $41,250

Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

Death Benefit Anniversary Value Death Benefit
  Partial Withdrawal Amount.................................                             (w)  $15,000
  Contract Value Immediately Prior to Partial Withdrawal....                             (a)  $60,000
  Value of Applicable Death Benefit Amount Immediately Prior
   to Partial Withdrawal....................................                             (d)  $50,000
  Withdrawal Adjustment                                                       [(w)/(a)]*(d)   $12,500
  Adjusted Death Benefit....................................                                  $37,500

Maximum Anniversary Value Death Benefit
  Partial Withdrawal Amount.................................                             (w)  $15,000
  Contract Value Immediately Prior to Partial Withdrawal....                             (a)  $60,000
  Value of Applicable Death Benefit Amount Immediately Prior
   to Partial Withdrawal....................................                             (d)  $55,000
  Withdrawal Adjustment.....................................                   [(w)/a)]*(d)   $13,750
  Adjusted Death Benefit....................................                                  $41,250

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

APPENDIX C
-------------------------------------------------------------------

                       ACCUMULATION UNIT VALUE AND NUMBER
                     OF ACCUMULATION UNITS OUTSTANDING FOR
         EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*
                 CONTRACT WITHOUT ENHANCED DEATH BENEFIT OPTION

                                                                FOR THE
                                                                 PERIOD
                                                               JANUARY 1*
                                                                THROUGH
                                                              DECEMBER 31
                                                                  2000
                                                              ------------
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $ 13.988
  Accumulation Unit Value, End of Period....................    $  14.15
  Number of Units Outstanding, End of Period................      53,890
AIM V.I. BALANCED SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $ 13.162
  Accumulation Unit Value, End of Period....................    $  12.43
  Number of Units Outstanding, End of Period................      24,499
AIM V.I. BLUE CHIP SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $ 10.000
  Accumulation Unit Value, End of Period....................    $   8.82
  Number of Units Outstanding, End of Period................      11,309
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $ 21.350
  Accumulation Unit Value, End of Period....................    $  18.75
  Number of Units Outstanding, End of Period................     456,761
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $ 11.655
  Accumulation Unit Value, End of Period....................    $  12.55
  Number of Units Outstanding, End of Period................      18,297
AIM V.I. DENT DEMOGRAPHICS TRENDS SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $  10.00
  Accumulation Unit Value, End of Period....................    $   7.89
  Number of Units Outstanding, End of Period................      32,307
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $ 12.002
  Accumulation Unit Value, End of Period....................    $  11.55
  Number of Units Outstanding, End of Period................     204,561
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $ 20.432
  Accumulation Unit Value, End of Period....................    $  19.68
  Number of Units Outstanding, End of Period................      71,921
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $ 11.189
  Accumulation Unit Value, End of Period....................    $  12.15
  Number of Units Outstanding, End of Period................      99,531
AIM V.I. GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............    $ 25.263
  Accumulation Unit Value, End of Period....................    $  19.80
  Number of Units Outstanding, End of Period................     403,785

                       ACCUMULATION UNIT VALUE AND NUMBER
                     OF ACCUMULATION UNITS OUTSTANDING FOR
                   EACH VARIABLE SUB-ACCOUNT SINCE INCEPTION*

                                                                FOR THE
                                                                 PERIOD
                                                               JANUARY 1*
                                                                THROUGH
                                                              DECEMBER 31
                                                                  2000
                                                              ------------
AIM V.I. GROWTH AND INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   24.138
  Accumulation Unit Value, End of Period....................   $    20.33
  Number of Units Outstanding, End of Period................      674,689
AIM V.I. HIGH YIELD SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $    9.957
  Accumulation Unit Value, End of Period....................   $     7.95
  Number of Units Outstanding, End of Period................          834
AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   21.914
  Accumulation Unit Value, End of Period....................   $    15.90
  Number of Units Outstanding, End of Period................      245,480
AIM V.I. MONEY MARKET SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   11.479
  Accumulation Unit Value, End of Period....................   $    11.98
  Number of Units Outstanding, End of Period................       95,879
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    20.18
  Number of Units Outstanding, End of Period................       11,448
AIM V.I. VALUE SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   22.589
  Accumulation Unit Value, End of Period....................   $    19.00
  Number of Units Outstanding, End of Period................    1,000,356

* The Contracts were first offered on January 17, 2000. All Variable Sub-Accounts were first offered under the Contracts on January 17, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.00%

                       ACCUMULATION UNIT VALUE AND NUMBER
                     OF ACCUMULATION UNITS OUTSTANDING FOR
         EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*
                  CONTRACT WITH ENHANCED DEATH BENEFIT OPTION

                                                                FOR THE
                                                                 PERIOD
                                                               JANUARY 1*
                                                                THROUGH
                                                              DECEMBER 31
                                                                  2000
                                                              ------------
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $   10.985
  Number of Units Outstanding, End of Period................      102,502
AIM V.I. BALANCED SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    9.729
  Number of Units Outstanding, End of Period................       75,164
AIM V.I. BLUE CHIP SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    8.837
  Number of Units Outstanding, End of Period................      177,304
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    9.513
  Number of Units Outstanding, End of Period................      131,409
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $   11.566
  Number of Units Outstanding, End of Period................        7,338
AIM V.I. DENT DEMOGRAPHICS TRENDS SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $    10.00
  Accumulation Unit Value, End of Period....................   $    7.902
  Number of Units Outstanding, End of Period................       78,274
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    9.833
  Number of Units Outstanding, End of Period................        6,486
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $   10.100
  Number of Units Outstanding, End of Period................       14,485
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $   10.770
  Number of Units Outstanding, End of Period................       15,884
AIM V.I. GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    8.312
  Number of Units Outstanding, End of Period................      122,705

                       ACCUMULATION UNIT VALUE AND NUMBER
                     OF ACCUMULATION UNITS OUTSTANDING FOR
                   EACH VARIABLE SUB-ACCOUNT SINCE INCEPTION*

                                                                FOR THE
                                                                 PERIOD
                                                               JANUARY 1*
                                                                THROUGH
                                                              DECEMBER 31
                                                                  2000
                                                              ------------
AIM V.I. GROWTH AND INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    9.080
  Number of Units Outstanding, End of Period................      136,401
AIM V.I. HIGH YIELD SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    8.015
  Number of Units Outstanding, End of Period................       15,188
AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    8.096
  Number of Units Outstanding, End of Period................       45,706
AIM V.I. MONEY MARKET SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $   10.468
  Number of Units Outstanding, End of Period................       15,332
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $   20.212
  Number of Units Outstanding, End of Period................       33,509
AIM V.I. VALUE SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $   10.000
  Accumulation Unit Value, End of Period....................   $    8.772
  Number of Units Outstanding, End of Period................      212,887

* The Contracts were first offered on January 17, 2000. All Variable Sub-Accounts were first offered under the Contracts on January 17, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.20%

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
-------------------------------------------------------------------

DESCRIPTION
-----------------------------------------------------
ADDITIONS, DELETIONS OR SUBSTITUTIONS OF
INVESTMENTS
-----------------------------------------------------
THE CONTRACT
-----------------------------------------------------
   Purchase of Contracts
-----------------------------------------------------
   Tax-free Exchanges (1035 Exchanges,
   Rollovers and Transfers)
-----------------------------------------------------
PERFORMANCE INFORMATION
-----------------------------------------------------
CALCULATION OF ACCUMULATION UNIT VALUES
-----------------------------------------------------
CALCULATION OF VARIABLE INCOME PAYMENTS
-----------------------------------------------------
DESCRIPTION
-----------------------------------------------------

GENERAL MATTERS
-----------------------------------------------------
   Incontestability
-----------------------------------------------------
   Settlements
-----------------------------------------------------
   Safekeeping of the Variable Account's
   Assets
-----------------------------------------------------
   Premium Taxes
-----------------------------------------------------
   Tax Reserves
-----------------------------------------------------
FEDERAL TAX MATTERS
-----------------------------------------------------
QUALIFIED PLANS
-----------------------------------------------------
EXPERTS
-----------------------------------------------------
FINANCIAL STATEMENTS
-----------------------------------------------------

                         ------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

ALLSTATE CUSTOM PORTFOLIO VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
P.O. BOX 94038, PALATINE, IL 60094-4038
TELEPHONE NUMBER: 1-800-692-4682                    PROSPECTUS DATED MAY 1, 2001

--------------------------------------------------------------------------------

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering the Allstate Custom Portfolio Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 29 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include the fixed account ("FIXED ACCOUNT") and 28 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("PORTFOLIOS"):



AIM VARIABLE INSURANCE FUNDS:           OPPENHEIMER VARIABLE ACCOUNT FUNDS:
AIM V.I. Balanced Fund                  Oppenheimer Aggressive Growth Fund/VA
AIM V.I. Capital Appreciation Fund      Oppenheimer Main Street Growth & Income
AIM V.I. Government Securities Fund       Fund/VA
AIM V.I. Growth Fund                    Oppenheimer Strategic Bond Fund/VA
AIM V.I. High Yield Fund                THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
AIM V.I. International Equity Fund        FUND, INC.:
AIM V.I. Value Fund                     The Dreyfus Socially Responsible Growth
FIDELITY VARIABLE INSURANCE PRODUCTS      Fund, Inc.
  FUND :                                DREYFUS STOCK INDEX FUND:
Fidelity VIP Contrafund(R)              Dreyfus Stock Index Fund
Portfolio                               DREYFUS VARIABLE INVESTMENT FUND:
                                        Dreyfus VIF Appreciation Portfolio
Fidelity VIP Equity-Income Portfolio    WELLS FARGO VARIABLE TRUST:
Fidelity VIP Growth Portfolio           Wells Fargo VT Asset Allocation Fund
Fidelity VIP Growth Opportunities       Wells Fargo VT Equity Income Fund
  Portfolio                             Wells Fargo VT Growth Fund
Fidelity VIP Overseas Portfolio         DELAWARE GROUP PREMIUM FUND, INC.:
FRANKLIN TEMPLETON VARIABLE INSURANCE   Delaware GP Small Cap Value Series
  PRODUCTS TRUST:                       Delaware GP Trend Series
Templeton Asset Strategy Fund --
  Class 2
Templeton International Securities
  Fund -- Class 2
                          HSBC VARIABLE INSURANCE FUNDS:
                          HSBC Variable Cash Management Fund
                          HSBC Variable Fixed Income Fund
                          HSBC Variable Growth & Income Fund


WE (Allstate New York) have filed a Statement of Additional Information, dated May 1, 2001, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.
--------------------------------------------------------------------------------

                   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

    IMPORTANT      THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
     NOTICES       HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                   INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                   CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED
                   BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                   INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                   INCLUDING POSSIBLE LOSS OF PRINCIPAL.
                   THE CONTRACTS ARE NOT FDIC INSURED.
                   THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

TABLE OF CONTENTS
-------------------------------------------------------------------
                                                                            PAGE
----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms                                                            3
----------------------------------------------------------------------------
   The Contract at a Glance                                                   4
----------------------------------------------------------------------------
   How the Contract Works                                                     6
----------------------------------------------------------------------------
   Expense Table                                                              7
----------------------------------------------------------------------------
   Financial Information                                                     12
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract                                                              13
----------------------------------------------------------------------------
   Purchases                                                                 14
----------------------------------------------------------------------------
   Contract Value                                                            15
----------------------------------------------------------------------------
   Investment Alternatives                                                   16
----------------------------------------------------------------------------
      The Variable Sub-Accounts                                              16
----------------------------------------------------------------------------
      The Fixed Account                                                      18
----------------------------------------------------------------------------
      Transfers                                                              21
----------------------------------------------------------------------------
   Expenses                                                                  23
----------------------------------------------------------------------------
   Access To Your Money                                                      24
----------------------------------------------------------------------------
   Income Payments                                                           25
----------------------------------------------------------------------------
   Death Benefits                                                            27
----------------------------------------------------------------------------
OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:                                                         28
----------------------------------------------------------------------------
      Allstate New York                                                      28
----------------------------------------------------------------------------
      The Variable Account                                                   29
----------------------------------------------------------------------------
      The Portfolios                                                         29
----------------------------------------------------------------------------
      The Contract                                                           30
----------------------------------------------------------------------------
      Qualified Plans                                                        30
----------------------------------------------------------------------------
      Legal Matters                                                          30
----------------------------------------------------------------------------
   Taxes                                                                     31
----------------------------------------------------------------------------
   Annual Reports and Other Documents                                        33
----------------------------------------------------------------------------
   Performance Information                                                   34
----------------------------------------------------------------------------
   Experts                                                                   35
----------------------------------------------------------------------------
APPENDIX A - ACCUMULATION UNIT VALUES                                       A-1
----------------------------------------------------------------------------
APPENDIX B -- MARKET VALUE ADJUSTMENT EXAMPLES                              B-1
----------------------------------------------------------------------------
APPENDIX C -- WITHDRAWAL ADJUSTMENT EXAMPLE                                 C-1
----------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                       D-1
----------------------------------------------------------------------------

IMPORTANT TERMS
-------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                           PAGE

--------------------------------------------------------------------------
   Accumulation Phase
--------------------------------------------------------------------------
   Accumulation Unit
--------------------------------------------------------------------------
   Accumulation Unit Value
--------------------------------------------------------------------------
   Allstate New York ("We" or "Us")
--------------------------------------------------------------------------
   Anniversary Values
--------------------------------------------------------------------------
   Annuitant
--------------------------------------------------------------------------
   Automatic Additions Program
--------------------------------------------------------------------------
   Automatic Portfolio Rebalancing Program
--------------------------------------------------------------------------
   Beneficiary
--------------------------------------------------------------------------
   Cancellation Period
--------------------------------------------------------------------------
   Contract*
--------------------------------------------------------------------------
   Contract Anniversary
--------------------------------------------------------------------------
   Contract Owner ("You")
--------------------------------------------------------------------------
   Contract Value
--------------------------------------------------------------------------
   Contract Year
---------------------------------------------------------------------------
   Death Benefit Anniversary
--------------------------------------------------------------------------
   Dollar Cost Averaging Program
--------------------------------------------------------------------------
   Due Proof of Death
--------------------------------------------------------------------------
   Fixed Account
--------------------------------------------------------------------------
   Guarantee Periods
--------------------------------------------------------------------------
   Income Plan
--------------------------------------------------------------------------
   Investment Alternatives
--------------------------------------------------------------------------
   Issue Date
--------------------------------------------------------------------------
   Market Value Adjustment
--------------------------------------------------------------------------
   Payout Phase
--------------------------------------------------------------------------
   Payout Start Date
--------------------------------------------------------------------------
   Portfolios
--------------------------------------------------------------------------
   Preferred Withdrawal Amount
--------------------------------------------------------------------------
   Qualified Contracts
--------------------------------------------------------------------------
   Right to Cancel
--------------------------------------------------------------------------
   SEC
--------------------------------------------------------------------------
   Settlement Value
--------------------------------------------------------------------------
   Systematic Withdrawal Program
--------------------------------------------------------------------------
   Treasury Rate
--------------------------------------------------------------------------
   Valuation Date
--------------------------------------------------------------------------
   Variable Account
--------------------------------------------------------------------------
   Variable Sub-Account
--------------------------------------------------------------------------



*The Allstate Custom Portfolio Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
-------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.



FLEXIBLE PAYMENTS                           You can purchase a Contract with as
                                            little as $3,000 ($2,000 for a
                                            "QUALIFIED CONTRACT," which is a
                                            Contract  issued  with  a  qualified
                                            plan).
                                            You can add to your Contract as often
                                            and as much as you like, but each  payment must be
                                            at least $100. You must maintain a minimum
                                            account size of $1,000.
------------------------------------------------------------------------------------
RIGHT TO CANCEL                             You may cancel your Contract within 10
                                            days after receipt (60 days if you are
                                            exchanging another contract for the
                                            Contract described in this prospectus)
                                            ("CANCELLATION PERIOD"). Upon
                                            cancellation we will return
                                            your purchase payments adjusted to the
                                            extent federal or state law permits to reflect
                                            the investment experience of any
                                            amounts allocated to the Variable Account.

------------------------------------------------------------------------------------
EXPENSES
                                            You will bear the following expenses:
                                            -  Total Variable Account annual fees
                                               equal to 1.25% of average daily net
                                               assets
                                            -  Annual contract maintenance charge of
                                               $30 (with certain exceptions)
                                            -  Withdrawal charges ranging from 0% to
                                               7% of payment withdrawn (with certain
                                               exceptions)
                                            -  Transfer fee of $10 after 12th
                                               transfer in any Contract
                                               Year (fee currently waived)
                                            -  State premium tax (New York currently
                                               does not impose one).
                                            -  In addition, each Portfolio pays
                                               expenses that you will
                                               bear indirectly if you invest in a
                                               Variable Sub-Account.
------------------------------------------------------------------------------------
INVESTMENT ALTERNATIVES                     The Contract  offers 29 investment  alternatives
                                            including:
                                            -  the fixed account (which credits
                                               interest at rates we guarantee), and
                                            -  28 Variable Sub-Accounts investing in
                                               Portfolios offering professional money management by:

                                            -  A I M Advisors, Inc.
                                            -  Fidelity Management & Research Company
                                            -  Templeton Investment Counsel, LLC
                                            -  OppenheimerFunds, Inc.
                                            -  The Dreyfus Corporation
                                            -  Wells Fargo Bank, N.A.
                                            -  Delaware Management Company
                                            -  HSBC Asset Management (Americas), Inc.
                                            To find out current rates being paid on
                                            the Fixed Account, or to find out how the
                                            Variable Sub-Accounts have performed, please
                                            call us at 1-800-692-4682.



-------------------------------------------------------------------------------------------------------------------
SPECIAL SERVICES                            For your convenience, we offer these special services:
                                            -  AUTOMATIC PORTFOLIO REBALANCING PROGRAM
                                            -  AUTOMATIC ADDITIONS PROGRAM
                                            -  DOLLAR COST AVERAGING PROGRAM
                                            -  SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------------------------------------------
INCOME PAYMENTS                             You can choose fixed income payments,
                                            variable income payments, or a
                                            combination of the two. You can receive your
                                            income payments in one of the following ways:
                                            -  life income with guaranteed payments
                                            -  a joint and survivor life income with
                                               guaranteed payments
                                            -  guaranteed payments for a specified
                                               period (5 to 30 years)
------------------------------------------------------------------------------------
DEATH BENEFITS                              If you die before the PAYOUT START DATE,
                                            we will pay the death benefit described
                                            in the Contract.
------------------------------------------------------------------------------------
TRANSFERS                                   Before the Payout Start Date, you may
                                            transfer your Contract value ("CONTRACT
                                            VALUE") among the investment alternatives, with
                                            certain restrictions. Transfers to the Fixed Account
                                            must be at least $500.

                                            We do not currently impose a fee upon
                                            transfers. However, we reserve the right to
                                            charge $10 per transfer after the 12th transfer in
                                            each "CONTRACT YEAR," which we measure from the
                                            date we issue your contract or a Contract
                                            anniversary ("CONTRACT ANNIVERSARY").
------------------------------------------------------------------------------------
WITHDRAWALS
                                            You may withdraw some or all of your
                                            Contract Value at anytime during the
                                            ACCUMULATION PHASE. Full or partial
                                            withdrawals also are available under
                                            limited circumstances on or after the
                                            Payout Start Date.  In general, you must
                                            withdraw at least $50 at a time ($1,000
                                            for withdrawals made during the PAYOUT
                                            PHASE). A 10% federal tax penalty may
                                            apply if you withdraw before you are 59 1/2
                                            years old. A withdrawal charge and  MARKET VALUE
                                            ADJUSTMENT also may apply.




HOW THE CONTRACT WORKS
-------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 29 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 24. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.







Issue                                     Payout Start
Date         Accumulation Phase           Date                     Payout Phase

------------------------------------------------------------------------------>
          You save for retirement

You buy                     You elect to receive income   You can    Or you can
a Contract                  payments or receive a lump    receive    receive
                            sum payment                   income     income
                                                          payments   payments
                                                          for a set  for life
                                                          period

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any question about how the Contract works.

EXPENSE TABLE
-------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.

CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*


Number of Complete Years Since We Received the Purchase Payment
Being Withdrawn:                              0  1   2   3   4   5   6   7
------------------------------------------------------------------------------
Applicable Charge:                            7% 6%  5%  4%  3%  2%  1%  0%
------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                $30.00**
------------------------------------------------------------------------------
Transfer Fee                                                     $10.00***
------------------------------------------------------------------------------


*Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

**We will waive this charge in certain cases. See "Expenses."

***Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)


Mortality and Expense Risk Charge                              1.15%
----------------------------------------------------------------------
Administrative Expense Charge                                  0.10%
----------------------------------------------------------------------
Total Variable Account Annual Expenses                         1.25%
----------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (After Voluntary Reductions and Reimbursements) (as a percentage of Portfolio average daily net assets)1


                                                                Management                                    Total Portfolio
Portfolio                                                          Fees       Rule 12b-1 Fees  Other          Annual Expenses
                                                                                                Expenses
-------------------------------------------------------------- -------------- ---------------- ----------- ----------------------
AIM V.I. Balanced Fund                                             0.75%            N/A          0.35%             1.10%
AIM V.I. Capital Appreciation Fund                                 0.61%            N/A          0.21%             0.82%
AIM V.I. Government Securities Fund                                0.50%            N/A          0.47%             0.97%
AIM V.I. Growth Fund                                               0.61%            N/A          0.22%             0.83%
AIM V.I. High Yield (2)                                            0.63%            N/A          0.56%             1.19%
AIM V.I. International Equity Fund                                 0.73%            N/A          0.29%             1.02%
AIM V.I. Value Fund                                                0.61%            N/A          0.23%             0.84%
Delaware Premium Fund Small Cap Value Series (3)                   0.71%            N/A          0.14%             0.85%
Delaware Premium Fund Trend Series (3)                             0.74%            N/A          0.09%             0.83%
The Dreyfus Socially Responsible Growth Fund, Inc.: Initial        0.75%            N/A          0.03%             0.78%
Shares
Dreyfus Stock Index Fund: Initial Shares                           0.25%            N/A          0.01%             0.26%
Dreyfus VIF - Appreciation Portfolio: Initial Shares               0.75%            N/A          0.03%             0.78%
Fidelity VIP Contrafund(R)Portfolio (4,5)                           0.57%            N/A          0.09%             0.66%
Fidelity VIP Equity-Income Portfolio (4,5)                         0.48%            N/A          0.08%             0.56%
Fidelity VIP Growth Portfolio (4,5)                                0.57%            N/A          0.08%             0.65%
Fidelity VIP Growth Opportunities Portfolio (4,5)                  0.58%            N/A          0.10%             0.68%
Fidelity VIP Overseas Portfolio (4,5)                              0.72%            N/A          0.17%             0.89%
HSBC Variable Cash Management(6)                                   0.35%            N/A          0.58%             0.93%
HSBC Variable Fixed Income(6)                                      0.55%            N/A          0.60%             1.15%
HSBC Variable Growth and Income(6)                                 0.55%            N/A          0.60%             1.15%
Oppenheimer Aggressive Growth                                      0.62%            N/A          0.02%             0.64%
Oppenheimer Main Street Growth & Income                            0.70%            N/A          0.03%             0.73%
Oppenheimer Strategic Bond                                         0.74%            N/A          0.05%             0.79%
Templeton Asset Strategy - Class 2 (7)                             0.60%           0.25%         0.22%             1.07%
Templeton International Securities - Class 2 (7)                   0.67%           0.25%         0.20%             1.12%
Wells Fargo VT Asset Allocation(7,8)                               0.57%           0.25%         0.18%             1.00%
Wells Fargo VT Equity Income (7,8)                                 0.53%           0.25%         0.22%             1.00%
Wells Fargo VT Growth (7,8)                                        0.47%           0.25%         0.28%             1.00%


1. Figures shown in the Table are for the year ended December 31, 2000 (except as otherwise noted).

2.   Expenses have been restated to reflect current fees.

3. Effective May 1, 2001 through October 31, 2001, Delaware Management Company, ("DMC") has voluntarily agreed to waive its management fee and reimburse the Series for expenses to the extent that "Total Portfolio Annual Expenses" will not exceed 0.85% for Small Cap Value Series and Trend Series. Without such an arrangement, the "Total Portfolio Annual Expenses" would be 0.89% for Small Cap Value Series. Under its Management Agreement, the Series pay a management fee based on average daily net assets as follows: 0.75% on the first $500 million, 0.70% on the next $500 million, 0.65% on the next $1,500 million, 0.60% on assets in excess of $2,500 million, all per year.

4.   Initial Class

5. Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. See the accompanying fund prospectus for details.

6. Absent voluntary reductions and reimbursements for certain Portfolios, "Total Portfolio Annual Expenses" as a percent of average net assets of the portfolios would have been as follows: 43.08% for HSBC Variable Cash Management Fund, 407.90% for HSBC Variable Fixed Income Fund, and 39.75% for HSBC Variable Growth and Income Fund. The Portfolio's Advisors may discontinue all or part of these voluntary reductions and reimbursements at any time.

7. The Fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the Fund's prospectus.

8. Absent voluntary reductions and reimbursements for certain Portfolios, "Management Fees," "Rule 12b-1 Fees," "Other Expenses," and "Total Portfolio Annual Expenses" as a percent of average net assets of the portfolios would have been as follows:


                                             Management                                   Total Portfolio
Portfolio                                       Fees       Rule 12b-1       Other         Annual Expenses
                                                              Fees        Expenses
------------------------------------------- ------------- ------------- -------------- ----------------------
Wells Fargo VT Asset Allocation Fund           0.70%         0.25%          0.18%              1.13%
Wells Fargo VT Equity Income Fund              0.70%         0.25%          0.22%              1.17%
Wells Fargo VT Growth Fund                     0.70%         0.25%          0.28%              1.23%

The Portfolio's Advisors may discontinue all or part of these reductions and reimbursements at any time.


EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

-    invested $1,000 in a Variable Sub-Account,

-    earned a 5% annual return on your investment, and

- surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.



Variable Sub-Account                                                  1 YEAR      3 YEARS       5  YEARS       10  YEARS
--------------------                                                  ------      -------       ------         --------
AIM V.I. Balanced                                                     $85          $119           $156           $277
AIM V.I. Capital Appreciation                                         $81          $110           $141           $248
AIM V.I. Government Securities                                        $83          $115           $149           $264
AIM V.I. Growth                                                       $82          $110           $146           $250
AIM V.I. High Yield                                                   $85          $122           $160           $287
AIM V.I. International Equity                                         $84          $116           $152           $269
AIM V.I. Value                                                        $82          $111           $142           $251
Delaware Premium Fund Small Cap Value                                 $82          $111           $143           $252
Delaware Premium Fund Trend                                           $82          $110           $142           $250
The Dreyfus Socially Responsible Growth: Initial Shares               $81          $109           $139           $244
Dreyfus Stock Index: Initial Shares                                   $76           $93           $112           $188
Dreyfus VIF - Appreciation: Initial Shares                            $81          $109           $140           $244
Fidelity VIP Contrafund(R)                                            $80          $105           $133           $231
Fidelity VIP Equity-Income                                            $79          $102           $128           $221
Fidelity VIP Growth Opportunities                                     $80          $106           $134           $234
Fidelity VIP Growth                                                   $80          $105           $133           $230
Fidelity VIP Overseas                                                 $82          $112           $145           $256
HSBC Variable Cash Management                                         $83          $114           $147           $260
HSBC Variable Fixed Income                                            $85          $120           $158           $283
HSBC Variable Growth and Income                                       $85          $120           $158           $283
Oppenheimer Aggressive Growth                                         $80          $105           $132           $229
Oppenheimer Main Street Growth & Income                               $81          $107           $137           $239
Oppenheimer Strategic Bond                                            $81          $109           $140           $245
Templeton Asset Strategy - Class 2                                    $84          $118           $154           $274
Templeton International Securities  - Class 2                         $85          $119           $157           $279
Wells Fargo VT Asset Allocation                                       $83          $116           $151           $267
Wells Fargo VT Equity Income                                          $83          $116           $151           $267
Wells Fargo VT Growth                                                 $83          $116           $151           $267






Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.


Variable Sub-Account                                                  1 YEAR      3 YEARS       5  YEARS       10  YEARS
--------------------                                                  ------      -------       ------         --------
AIM V.I. Balanced                                                         $25         $76         $130         $277
AIM V.I. Capital Appreciation                                             $22         $68         $116         $248
AIM V.I. Government Securities                                            $23         $72         $124         $264
AIM V.I. Growth                                                           $22         $68         $116         $249
AIM V.I. High Yield                                                       $26         $79         $135         $287
AIM V.I. International Equity                                             $24         $74         $126         $269
AIM V.I. Value                                                            $22         $68         $117         $251
Delaware Premium Fund Small Cap Value                                     $22         $69         $117         $252
Delaware Premium Fund Trend                                               $22         $68         $116         $249
The Dreyfus Socially Responsible Growth: Initial Shares                   $22         $66         $114         $244
Dreyfus Stock Index: Initial Shares                                       $16         $50          $86         $188
Dreyfus VIF - Appreciation: Initial Shares                                $22         $66         $114         $244
Fidelity VIP Contrafund(R)                                                $20         $63         $108         $231
Fidelity VIP Equity-Income                                                $19         $60         $102         $221
Fidelity VIP Growth Opportunities                                         $21         $63         $109         $234
Fidelity VIP Growth                                                       $20         $62         $107         $230
Fidelity VIP Overseas                                                     $23         $70         $119         $256
HSBC Variable Cash Management                                             $23         $71         $122         $260
HSBC Variable Fixed Income                                                $25         $78         $133         $283
HSBC Variable Growth and Income                                           $25         $78         $133         $283
Oppenheimer Aggressive Growth                                             $20         $62         $106         $229
Oppenheimer Main Street Growth & Income                                   $21         $65         $111         $239
Oppenheimer Strategic Bond                                                $22         $67         $114         $245
Templeton Asset Strategy - Class 2                                        $25         $75         $129         $274
Templeton International Securities - Class 2                              $25         $77         $131         $279
Wells Fargo VT Asset Allocation                                           $24         $73         $125         $267
Wells Fargo VT Equity Income                                              $24         $73         $125         $267
Wells Fargo VT Growth                                                     $24         $73         $125         $267



PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGES 8-9 ARE IN EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESSER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $40,000.


FINANCIAL INFORMATION
-------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values to each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.


THE CONTRACT
-------------------------------------------------------------------

CONTRACT OWNER
The Allstate Custom Portfolio Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

-    the investment alternatives during the Accumulation and Payout Phases,

-    the amount and timing of your purchase payments and withdrawals,

-    the programs you want to use to invest or withdraw money,

-    the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and

-    any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract owner cannot exceed 85 as of the date we receive the completed application.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 30.

ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

- the youngest Contract owner, if living, otherwise

- the youngest Beneficiary.

BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
-------------------------------------------------------------------

MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: P.O. Box 94038, Palatine, Illinois, 60094-4038; overnight mail: 300 N. Milwaukee Ave, Vernon Hills, Illinois 60061).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE
-------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your interest in the Fixed Account.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

- changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

- the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
-------------------------------------------------------------------

You may allocate your purchase payments to up to 28 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.



PORTFOLIO:                                  EACH PORTFOLIO SEEKS:                                     INVESTMENT
ADVISER:

AIM VARIABLE INSURANCE FUNDS:
AIM V.I. Balanced Fund*                To achieve as high a total return as                     A I M Advisors, Inc.
                                       Possible, consistent with preservation
                                       of capital
AIM V.I. Capital Appreciation Fund*    Growth of capital
AIM V.I. Government Securities Fund*   A high level of current income
                                       consistent with reasonable concern for
                                       safety of principal
AIM V.I. Growth Fund*                  Growth of capital
AIM V.I. High Yield Fund*              A high level of current income
AIM V.I. International Equity Fund*    Long-term growth of capital
AIM V.I. Value Fund*                   Long-term growth of capital; income is
                                       a secondary objective
FIDELITY VARIABLE INSURANCE PRODUCTS FUND:
Fidelity VIP Contrafund(R)Portfolio    Long-term capital appreciation                       Fidelity Management
                                                                                            & Research Company
Fidelity VIP Equity-Income Portfolio   Reasonable income
Fidelity VIP Growth Portfolio          Capital appreciation
Fidelity VIP Growth Opportunities      Capital growth
Portfolio
Fidelity VIP Overseas Portfolio        Long-term growth of capital

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS FUND:
Templeton Asset Strategy Fund --       High total return                                   Templeton Investment
Class 2                                                                                       Counsel, LLC.
Templeton International Securities  Long-term capital growth Fund
-- Class 2

OPPENHEIMER VARIABLE ACCOUNT FUNDS:
Oppenheimer Aggressive Growth       Capital appreciation                                OppenheimerFunds, Inc.
  Growth Fund/VA
Oppenheimer Main Street Growth &    High total return, which includes
  Income Fund/VA                    growth in the value of its shares as
                                    well as current income, from equity
                                    and debt securities
Oppenheimer  Strategic  Bond  Fund/VA  High level of current  income

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; THE DREYFUS STOCK INDEX
FUND; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF):

The Dreyfus Socially Responsible     Capital growth and, secondarily,                         The Dreyfus Corporation
    Growth Fund, Inc.                current income
Dreyfus Stock Index Fund             To match the total returns of the
                                     Standard & Poor's(C) 500 Composite Stock Index
Dreyfus VIF Appreciation  Portfolio  Long-term capital growth consistent with the preservation of capital;  current income
                                     is a secondary goal








PORTFOLIO:                                               EACH PORTFOLIO SEEKS:
INVESTMENT ADVISER:

WELLS FARGO VARIABLE TRUST:

Wells Fargo VT Asset Allocation Fund        Long-term total return, consistent               Wells Fargo Bank, N.A.
                                            with reasonable risk
Wells Fargo VT Equity Income Fund           Long-term capital appreciation and
                                            above-average dividend income
Wells Fargo VT Growth Fund                  Long-term capital appreciation

DELAWARE GROUP PREMIUM FUND, INC.:
Delaware GP Small Cap Value Series         Capital appreciation                            Delaware Management
                                                                                             Company
Delaware GP Trend Series Long-term capital  appreciation

HSBC VARIABLE INSURANCE FUNDS:
HSBCVI Cash  Management Fund               As high a  level  of  current                  HSBC Asset Management
                                           income as  is consistent                       (Americas) Inc.
                                           with preservation of,
                                           Management capital and liquidity
HSBC VI Fixed Income Fund                  High current income consistent with
                                           appreciation of capital
HSBC VI Growth & Income Fund               Long-term growth of capital and
                                           current income


* The Portfolio's investment objectives may be changed by the Portfolio's Board of Trustees without shareholder approval.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.


INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT
-------------------------------------------------------------------

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account Options. Generally, the Contract offers the Fixed Account Options described below. However, the 6 and 12 Month Dollar Cost Averaging Options are not currently available. We currently offer only the option to invest in one or more Guarantee Periods. We may also offer additional Fixed Account options in the future.

We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

Six Month Dollar Cost Averaging Fixed Account Option. In the future, we may offer a Six Month Dollar Cost Averaging Fixed Account Option. Under this Option, you may establish a Dollar Cost Averaging Program allocating purchase payments to THE SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("SIX MONTH DCA FIXED ACCOUNT OPTION"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six Month DCA Fixed Account Option. You must transfer all of your money out of the Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month DCA Fixed Account Option before the end of the transfer period, we will transfer the remaining balance in this Option to the HSBC Variable Cash Management Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the HSBC Variable Cash Management Sub-Account in equal monthly installments. Transferring Account Value to the HSBC Variable Cash Management Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 21.

Twelve Month Dollar Cost Averaging Fixed Account Option. In the future, we may offer a Twelve Month Dollar Cost Averaging Fixed Account Option. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to THE TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("TWELVE MONTH DCA FIXED ACCOUNT OPTION"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve Month DCA Fixed Account Option. You must transfer all of your money out of the Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the HSBC Variable Cash Management Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the HSBC Variable Cash Management Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 21.

At the end of the transfer period, any nominal amounts remaining in the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Term Dollar Cost Averaging Fixed Account will be allocated to the Money Market Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

Investment Risk

We bear the investment risk for all amounts allocated to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.



GUARANTEE PERIODS
Each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a GUARANTEE PERIOD. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST
We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.


The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:



Purchase Payment............................................  $10,000
Guarantee Period............................................  5 years
Annual Interest Rate........................................    4.50%

                                                    END OF CONTRACT YEAR


                                                  YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                                ----------    ----------  ----------    ----------   ---------

Beginning Contract Value......................    $10,000.00
  X (1 + Annual Interest Rate)                         1.045
                                                  ----------
                                                  $10,450.00
Contract Value at end of Contract Year........                 $10,450.00
  X (1 + Annual Interest Rate)                                      1.045
                                                               ----------
                                                               $10,920.25
Contract Value at end of Contract Year........                             $10,920.25
  X (1 + Annual Interest Rate)                                                  1.045
                                                                           ----------
                                                                           $11,411.66
Contract Value at end of Contract Year........                                             $11,411.66
  X (1 + Annual Interest Rate)                                                                  1.045
                                                                                           ----------
                                                                                           $11,925.19
Contract Value at end of Contract
Year........                                                                                           $11,925.19
  X (1 + Annual Interest Rate)                                                                              1.045
                                                                                                       ----------
                                                                                                       $12,461.82



TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

    1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

    2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

    3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

    4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL AMOUNT, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

- within the Preferred Withdrawal Amount as described on page 23, or

- to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the TREASURY RATE for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For  example,  assume  that you  purchase a  Contract  and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
-------------------------------------------------------------------

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

EXCESSIVE TRADING LIMITS

We reserve the right to limit transfers among the Variable Sub-Accounts in any Contract Year, or to refuse any Variable Sub-Account transfer request, if:

     o we believe, in our sole discretion, that excessive trading by such Contract owner or owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Funds or would be to the disadvantage of other Contract owners; or

     o we are informed by one or more of the corresponding Funds that they intend to restrict the purchase or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.



DOLLAR COST AVERAGING PROGRAM Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

    Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Balanced Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio   rebalancing  is  consistent  with  maintaining  your  allocation  of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
-------------------------------------------------------------------

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

- total purchase payments equal $50,000 or more, or

- all of your money is allocated to the Fixed Account on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

- multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

- the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

- on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

- the death of the Contract owner or Annuitant (unless the Settlement Value is used);

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

-    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Portfolios. For a summary of these charges and expenses, see pages 8-9. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.


ACCESS TO YOUR MONEY
-------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 25.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


INCOME PAYMENTS
-------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

- fixed income payments;

- variable income payments; or

- a combination of the two.

The three Income Plans are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

- terminate the Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

- reduce the  frequency  of your  payments so that each payment will be at least
  $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.


DEATH BENEFITS
-------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies or,

2. the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies).

DEATH BENEFIT AMOUNT. Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

    (i) the date we determine the death benefit, or

    (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes DUE PROOF OF DEATH.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:



    (a)   =   the withdrawal amount,

    (b)   =   the Contract Value immediately prior to
              the withdrawal, and

    (c)   =   the value of the applicable death
              benefit alternative immediately prior
              to the withdrawal.


See Appendix C for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

- a certified copy of a death certificate; or

- a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

- any other proof acceptable to us.

DEATH BENEFIT PAYMENTS. A death benefit will be paid:

1. if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. We reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

- the life of the Contract owner; or

- a period not to exceed the life expectancy of the Contract owner; or

- the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the sole new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

MORE INFORMATION
-------------------------------------------------------------------

ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life") , a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's Insurance Rating Service assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parent Allstate Life. These ratings do not reflect the performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.



THE VARIABLE ACCOUNT
Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 28 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

DIVIDENDS  AND  CAPITAL  GAIN  DISTRIBUTIONS.   We  automatically  reinvest  all
dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 8.5% of any purchase payments. These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.
------------------------


ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

- issuance of the Contracts;

- maintenance of Contract owner records;

- Contract owner services;

- calculation of unit values;

- maintenance of the Variable Account; and

- preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.




TAXES
-------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1) the Contract owner is a natural person,

2) the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3) Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable
Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- made on or after the date the individual attains age 59 1/2,

- made to a beneficiary after the Contract owner's death,

- attributable to the Contract owner being disabled, or

- for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1) made on or after the date the Contract owner attains age 59 1/2;

2) made as a result of the Contract owner's death or disability;

3) made in substantially equal periodic payments over the owner's life or life expectancy,

4) made under an immediate annuity; or

5) attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA.

Contracts may be used as investments with certain qualified plans such as:

- Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

- Roth IRAs under Section 408A of the Code;

- Simplified Employee Pension Plans under Section 408(k) of the Code;

- Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;

- Tax Sheltered Annuities under Section 403(b) of the Code;

- Corporate and Self Employed Pension and Profit Sharing Plans; and

- State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

RESTRICTIONS UNDER SECTION 403(b) PLANS. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1. on or after the date the employee

  - attains age 59 1/2,

  - separates from service,

  - dies,

  - becomes disabled, or

2. on account of hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING
Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------

Allstate New York's annual report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).


PERFORMANCE INFORMATION
-------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.


EXPERTS
-------------------------------------------------------------------

The financial statements of Allstate New York as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate Life of New York and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2000 and for each of the periods in the two years then ended incorporated herein by reference, from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS
OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED
-----------------------------------------------------------------------------

FOR THE PERIOD June 1, 2000 THROUGH DECEMBER 31, 2000

AIM V.I. BALANCED SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.154
Number of Units Outstanding, End of Period.................   26,413

AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.242
Number of Units Outstanding, End of Period.................   10,595

AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.807
Number of Units Outstanding, End of Period.................   12,496

AIM V.I. GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 8.338
Number of Units Outstanding, End of Period.................   14,487

AIM V.I. HIGH YIELD SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 8,362
Number of Units Outstanding, End of Period.................    7,031

AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 8.989
Number of Units Outstanding, End of Period.................    6,197

AIM V.I. VALUE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 8.980
Number of Units Outstanding, End of Period.................   29,890

FIDELITY VIP CONTRAFUND(R) SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.950
Number of Units Outstanding, End of Period.................   16,726

FIDELITY VIP EQUITY INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.810
Number of Units Outstanding, End of Period.................    1,655

FIDELITY VIP HIGH GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.389
Number of Units Outstanding, End of Period.................   12,984

FIDELITY VIP GROWTH OPPORTUNITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.350
Number of Units Outstanding, End of Period.................    4,746

FIDELITY VIP OVERSEAS SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.314
Number of Units Outstanding, End of Period.................    4,880

TEMPLETON ASSET STRATEGY - CLASS 2 SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.443
Number of Units Outstanding, End of Period.................      632

TEMPLETON INTERNATIONAL SECURITIES - CLASS 2 SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.522
Number of Units Outstanding, End of Period.................    7,881

OPPENHEIMER AGGRESSIVE GROWTH/VA SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.162
Number of Units Outstanding, End of Period.................   10,578

OPPENHEIMER MAIN STREET GROWTH & INCOME/VA SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.274
Number of Units Outstanding, End of Period.................   35,354

OPPENHEIMER STRATEGIC BOND/VA SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.320
Number of Units Outstanding, End of Period.................    8,730

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH, INC. SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.249
Number of Units Outstanding, End of Period.................   11,070

DREYFUS STOCK INDEX SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.409
Number of Units Outstanding, End of Period.................   28,181

DREYFUS VIF APPRECIATION SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.931
Number of Units Outstanding, End of Period.................    1,285

WELLS FARGO VT ASSET ALLOCATION SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.012
Number of Units Outstanding, End of Period.................      667

WELLS FARGO VT EQUITY INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10,429
Number of Units Outstanding, End of Period.................      264

WELLS FARGO VT GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.048
Number of Units Outstanding, End of Period.................      390

DELAWARE GP SMALL CAP VALUE SERIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $11.593
Number of Units Outstanding, End of Period.................    7,204

DELAWARE GP TREND SERIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $ 9.265
Number of Units Outstanding, End of Period.................    5,514

HSBC VI CASH MANAGEMENT SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.188
Number of Units Outstanding, End of Period.................   15,211

HSBC VI FIXED INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.210
Number of Units Outstanding, End of Period.................    2,487

HSBC VI GROWTH & INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period...............  $10.000
Accumulation Unit Value, End of Period.....................  $10.175
Number of Units Outstanding, End of Period.................   36,688

------------------------

*The Contracts were first offered on June 1, 2000. The Accumulation Unit Values in this table reflect mortality and expense risk charge of 1.15% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts were first offered under the Contracts on June 1, 2000.

                                   APPENDIX B
MARKET VALUE ADJUSTMENT EXAMPLES
-------------------------------------------------------------------

The Market Value Adjustment is based on the following:

  I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.
  N = the number of whole and partial years from the date we receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.
  J = the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

          Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                       EXAMPLES OF MARKET VALUE ADJUSTMENT



Purchase Payment:                     $10,000 allocated to a Guarantee Period
Guarantee Period:                     5 years
Guaranteed Interest Rate:             4.50%
5 Year Treasury Rate at the time the
  Guarantee Period is established:    4.50%
Full Surrender:                       End of Contract Year 3


       NOTE: These examples assume that premium taxes are not applicable.

                 EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)



Step 1. Calculate Contract Value at End of
Contract Year 3:                        10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred
Withdrawal Amount:                        .15 X 10,000.00 = $1,500.00


Step 3. Calculate the Market Value
Adjustment:                             I   =   4.5%
                                        J   =   4.2%
                                        730 days
                                        N   = -------
                                            365 days  =   2

                              Market Value Adjustment Factor: .9 X (I - J) X N
                                     = .9 X (.045 - .042) X (730/365) = .0054

                              Market Value  Adjustment = Market Value Adjustment
                              Factor   X  Amount   Subject   to   Market   Value
                              Adjustment:

                              = .0054 X (11,411.66 - 1,500.00) = $53.52

Step 4. Calculate the Withdrawal
Charge:                        .05 X (10,000.00 - 1,500.00 + 53.52) = $427.68


Step 5. Calculate the amount received by Customers as
a result of full withdrawal at the end of Contract
Year 3:                           11,411.66 - 427.68 + 53.52 = $11,037.50


                      EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                              10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred
Withdrawal Amount:                            .15 X 10,000.00 = $1,500.00

Step 3. Calculate the Market Value
Adjustment:                                    I   =   4.5%
                                               J   =   4.8%
                                                       730 days
                                               N   = -------
                                                       365 days   =   2

                          Market Value Adjustment Factor: .9 X (I - J) X N
                                 = .9 X (.045 - .048) X (730/365) = -.0054

                                 Market   Value   Adjustment   =  Market   Value
                                 Adjustment Factor X Amount Subject to Market Value Adjustment:

                                    -.0054 X (11,411.66 - 1,500.00) = -$53.52

Step 4. Calculate the Withdrawal
Charge:                          .05 X(10,000.00 - 1,500.00 - 53.52) = $422.32

Step 5. Calculate the amount received by customers as
a result of full withdrawal at the end of
   Contract Year 3:               11,411.66 - 422.32 - 53.52 = $10,935.82

                                   APPENDIX C
-------------------------------------------------------------------

                          WITHDRAWAL ADJUSTMENT EXAMPLE



Issue Date:                   January 1, 2001
Initial Purchase Payment:             $50,000



                                                DEATH BENEFIT AMOUNT
                                        ---------------------------------------
                                                             DEATH
                                CONTRACT         CONTRACT   BENEFIT        GREATEST
                                VALUE BEFORE   TRANSACTION  VALUE AFTER   ANNIVERSARY   ANNIVERSARY
DATE     TYPE OF OCCURRENCE     OCCURRENCE       AMOUNT     OCCURRENCE       VALUE       VALUE
----     ------------------    ------------   -----------   -----------   -----------   -----------

1/1/01   Issue Date                 --         $50,000        $50,000      $50,000       $50,000
1/1/02   Contract Anniversary     $55,000         --          $55,000      $50,000       $55,000
7/1/02   Partial Withdrawal       $60,000      $15,000        $45,000      $37,500       $41,250


Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.




Death Benefit Anniversary Value Death Benefit

Partial Withdrawal Amount                                                                      (w)  $15,000
Contract Value Immediately Prior to Partial Withdrawal                                         (a)  $60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal               (d)  $50,000
Withdrawal Adjustment                                                                [(w)/(a)]X(d)  $12,500
Adjusted Death Benefit                                                                              $37,500

Greatest Anniversary Value Death Benefit

Partial Withdrawal Amount                                                                      (w)  $15,000
Contract Value Immediately Prior to Partial Withdrawal                                         (a)  $60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal               (d)  $55,000
Withdrawal Adjustment                                                                [(w)/(a)]X(d)  $13,750
Adjusted Death Benefit                                                                              $41,250



Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
-------------------------------------------------------------------



DESCRIPTION                                                             PAGE

----------------------------------------------------------------------------
ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS
----------------------------------------------------------------------------
THE CONTRACT
----------------------------------------------------------------------------
   Purchases
----------------------------------------------------------------------------
   Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)
----------------------------------------------------------------------------
PERFORMANCE INFORMATION
----------------------------------------------------------------------------
CALCULATION OF ACCUMULATION UNIT VALUES
----------------------------------------------------------------------------
CALCULATION OF VARIABLE INCOME PAYMENTS
----------------------------------------------------------------------------
GENERAL MATTERS
----------------------------------------------------------------------------
   Incontestability
----------------------------------------------------------------------------
   Settlements
----------------------------------------------------------------------------
   Safekeeping of the Variable Account's Assets
----------------------------------------------------------------------------
   Premium Taxes
----------------------------------------------------------------------------
   Tax Reserves
----------------------------------------------------------------------------
FEDERAL TAX MATTERS
----------------------------------------------------------------------------
QUALIFIED PLANS
----------------------------------------------------------------------------
EXPERTS
----------------------------------------------------------------------------
FINANCIAL STATEMENTS
----------------------------------------------------------------------------



                         ------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

ALLSTATE PROVIDER VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
P.O. BOX 94038, PALATINE, IL 60094-4038
TELEPHONE NUMBER: 1-800-692-4682           PROSPECTUS DATED May 1, 2001

--------------------------------------------------------------------------------

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering the Allstate Provider Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 40 investment alternatives ("investment alternatives"). The investment alternatives include the fixed account
("FIXED ACCOUNT") and 39 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the portfolios ("PORTFOLIOS") of the following mutual funds ("FUNDS"):




AIM VARIABLE INSURANCE FUNDS                  FRANKLIN TEMPLETON VARIABLE INSURANCE
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH          PRODUCTS TRUST
FUND, INC.                                    GOLDMAN SACHS VARIABLE INSURANCE TRUST(VIT)
DREYFUS STOCK INDEX FUND                      MFS(R) VARIABLE INSURANCE TRUST(SM)
DREYFUS VARIABLE INVESTMENT FUND (VIF)        THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
FIDELITY VARIABLE INSURANCE PRODUCTS          OPPENHEIMER VARIABLE ACCOUNT FUNDS
FUND (VIP)



WE (Allstate New York) have filed a Statement of Additional Information, dated May 1, 2001, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

--------------------------------------------------------------------------------


                   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

    IMPORTANT      THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
     NOTICES       HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                   INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                   CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED
                   BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                   INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                   INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                   THE CONTRACTS ARE NOT FDIC INSURED.

                   THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

TABLE OF CONTENTS
-------------------------------------------------------------------



                                                                         PAGE

----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms                                                         3
----------------------------------------------------------------------------
   The Contract at a Glance                                                4
----------------------------------------------------------------------------
   How the Contract Works                                                  6
----------------------------------------------------------------------------
   Expense Table                                                           7
----------------------------------------------------------------------------
   Financial Information                                                  12
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract                                                           13
----------------------------------------------------------------------------
   Purchases                                                              14
----------------------------------------------------------------------------
   Contract Value                                                         15
----------------------------------------------------------------------------
   Investment Alternatives                                                16
----------------------------------------------------------------------------
      The Variable Sub-Accounts                                           16
----------------------------------------------------------------------------
      The Fixed Account                                                   18
----------------------------------------------------------------------------
      Transfers                                                           21
----------------------------------------------------------------------------
   Expenses                                                               23
----------------------------------------------------------------------------
   Access To Your Money                                                   24
----------------------------------------------------------------------------
   Income Payments                                                        25
----------------------------------------------------------------------------
   Death Benefits                                                         27
----------------------------------------------------------------------------
OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:                                                      28
----------------------------------------------------------------------------
      Allstate New York                                                   28
----------------------------------------------------------------------------
      The Variable Account                                                29
----------------------------------------------------------------------------
      The Portfolios                                                      29
----------------------------------------------------------------------------
      The Contract                                                        30
----------------------------------------------------------------------------
      Qualified Plans                                                     30
----------------------------------------------------------------------------
      Legal Matters                                                       30
----------------------------------------------------------------------------
   Taxes                                                                  31
----------------------------------------------------------------------------
   Annual Reports and Other Documents                                     33
----------------------------------------------------------------------------
   Performance Information                                                34
----------------------------------------------------------------------------
   Experts                                                                35
----------------------------------------------------------------------------
APPENDIX A -- MARKET VALUE ADJUSTMENT EXAMPLES                           A-1
----------------------------------------------------------------------------
APPENDIX B -- WITHDRAWAL ADJUSTMENT EXAMPLE                              B-1
----------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                    C-1
----------------------------------------------------------------------------

IMPORTANT TERMS
-------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                           PAGE

-------------------------------------------------------------------------
   Accumulation Phase
-------------------------------------------------------------------------
   Accumulation Unit
-------------------------------------------------------------------------
   Accumulation Unit Value
-------------------------------------------------------------------------
   Allstate New York ("We" or "Us")
-------------------------------------------------------------------------
   Anniversary Values
-------------------------------------------------------------------------
   Annuitant
-------------------------------------------------------------------------
   Automatic Additions Program
-------------------------------------------------------------------------
   Automatic Portfolio Rebalancing Program
-------------------------------------------------------------------------
   Beneficiary
-------------------------------------------------------------------------
   Cancellation Period
-------------------------------------------------------------------------
   Contract*
-------------------------------------------------------------------------
   Contract Anniversary
-------------------------------------------------------------------------
   Contract Owner ("You")
-------------------------------------------------------------------------
   Contract Value
-------------------------------------------------------------------------
   Contract Year
-------------------------------------------------------------------------
   Death Benefit Anniversary
-------------------------------------------------------------------------
   Dollar Cost Averaging Program
-------------------------------------------------------------------------
   Due Proof of Death
-------------------------------------------------------------------------
   Fixed Account
-------------------------------------------------------------------------
   Guarantee Periods
-------------------------------------------------------------------------
   Income Plan
-------------------------------------------------------------------------
   Investment Alternatives
-------------------------------------------------------------------------
   Issue Date
-------------------------------------------------------------------------
   Market Value Adjustment
-------------------------------------------------------------------------
   Payout Phase
-------------------------------------------------------------------------
   Payout Start Date
-------------------------------------------------------------------------
   Portfolios
-------------------------------------------------------------------------
   Preferred Withdrawal Amount
-------------------------------------------------------------------------
   Qualified Contracts
-------------------------------------------------------------------------
   Right to Cancel
-------------------------------------------------------------------------
   SEC
-------------------------------------------------------------------------
   Settlement Value
-------------------------------------------------------------------------
   Systematic Withdrawal Program
-------------------------------------------------------------------------
   Treasury Rate
-------------------------------------------------------------------------
   Valuation Date
-------------------------------------------------------------------------
   Variable Account
-------------------------------------------------------------------------
   Variable Sub-Account
-------------------------------------------------------------------------




*The Allstate Provider Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
-------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.




FLEXIBLE  PAYMENTS                          You can purchase a Contract
                                            with as little as $3,000 ($2,000 for
                                            a "QUALIFIED  CONTRACT,"  which is a
                                            Contract  issued  with  a  qualified
                                            plan).
                                            You can add to your  Contract  as  often
                                            and as much as you  like,  but  each
                                            payment must be at least $100.
                                            You must maintain a minimum account size
                                            of $1,000.
------------------------------------------------------------------------------------
RIGHT TO  CANCEL                            You  may   cancel   your
                                            Contract   within   10  days   after
                                            receipt   (60   days   if  you   are
                                            exchanging  another contract for the
                                            Contract     described    in    this
                                            prospectus)("CANCELLATION PERIOD").
                                            Upon cancellation we will return your purchase
                                            payments adjusted to the extent  federal or state
                                            law permits to reflect the investment experience of any amounts allocated to the Variable Account.

------------------------------------------------------------------------------------
EXPENSES
                                            You will bear the following expenses:
                                            -  Total Variable Account annual fees
                                               equal to 1.25% of average daily net assets
                                            -  Annual contract maintenance charge of
                                               $30 (with certain exceptions)
                                            -  Withdrawal  charges  ranging from
                                               0%  to 7%  of  payment  withdrawn
                                               (with certain exceptions)
                                            -  Transfer  fee of $10  after  12th
                                               transfer  in  any  Contract  Year
                                               (fee  currently  waived)  - State
                                               premium  tax (New York  currently
                                               does not impose one).
                                            -  In addition,  each Portfolio pays
                                               expenses   that  you  will   bear
                                               indirectly  if  you  invest  in a
                                               Variable Sub-Account.

------------------------------------------------------------------------------------
INVESTMENT   ALTERNATIVES                  The  Contract offers 40 investment alternatives
                                           including:
                                            -  the fixed account (which credits
                                               interest at rates we guarantee), and
                                            -   39  Variable Sub-Accounts
                                                investing in portfolios
                                                ("Portfolios") offering
                                                professional money  management
                                                by:

                                               -     A I M Advisors, Inc.
                                               -     The Dreyfus Corporation
                                               -     Fidelity Management & Research Company
                                               -     Franklin Advisers, Inc.
                                               -     Franklin Mutual Advisers, LLC
                                               -     Goldman Sachs Asset Management
                                               -     Goldman Sachs Asset Management International
                                               -     MFS Investment Management(R)
                                               -     Miller Anderson & Sherrerd, LLP
                                               -     Morgan Stanley Asset Management
                                               -     OppenheimerFunds, Inc.
                                               -     Templeton Global Advisors Limited
                                               -     Templeton Investment Counsel, LLC
                                               -     Templeton Asset Management LTD.

                                           To find out current  rates being paid
                                           on the Fixed Account,  or to find out
                                           how the  Variable  Sub-Accounts  have
                                           performed,    please   call   us   at
                                           1-800-692-4682.

------------------------------------------------------------------------------------
SPECIAL SERVICES
                                           For  your  convenience,  we
                                           offer these special services:

                                            -  AUTOMATIC PORTFOLIO REBALANCING PROGRAM
                                            -  AUTOMATIC ADDITIONS PROGRAM
                                            -  DOLLAR COST AVERAGING PROGRAM
                                            -  SYSTEMATIC WITHDRAWAL PROGRAM
------------------------------------------------------------------------------------
INCOME PAYMENTS                             You can choose fixed income payments,
                                            variable income payments, or a   combination of
                                            the two. You can receive your income payments in one of the following ways:
                                            -   life income with guaranteed payments
                                            -   a joint and survivor life income
                                                  with guaranteed payments
                                            -   guaranteed payments for a specified
                                                 period (5 to 30 years)
------------------------------------------------------------------------------------
DEATH BENEFITS                              If  you  die  before  the
                                            PAYOUT  START DATE,  we will pay the
                                            death   benefit   described  in  the
                                            Contract.

------------------------------------------------------------------------------------
TRANSFERS                                   Before the Payout  Start  Date,  you
                                            may  transfer  your  Contract  value
                                            ("CONTRACT    VALUE")    among   the
                                            investment    alternatives,     with
                                            certain  restrictions.  Transfers to
                                            the Fixed  Account  must be at least
                                            $500.

                                            We do  not  currently  impose  a fee
                                            upon transfers.  However, we reserve
                                            the right to charge $10 per transfer
                                            after  the  12th  transfer  in  each
                                            "CONTRACT  YEAR,"  which we  measure
                                            from the date we issue your contract
                                            or a Contract anniversary ("CONTRACT
                                            ANNIVERSARY").

------------------------------------------------------------------------------------
WITHDRAWALS                                 You may withdraw some or all of your
                                            Contract Value at anytime during the ACCUMULATION PHASE.
                                            Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date.
                                            In general, you must withdraw at least
                                            $50 at a time ($1,000 for withdrawals  made during
                                            the PAYOUT   PHASE). A 10%  federal tax penalty may
                                            apply if you  withdraw before you are 59 1/2
                                            years old. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.





HOW THE CONTRACT WORKS
-------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 40 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE")and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page ___. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.


Issue                                     Payout Start
Date         Accumulation Phase           Date                     Payout Phase

------------------------------------------------------------------------------>
          You save for retirement

You buy                     You elect to receive income   You can    Or you can
a Contract                  payments or receive a lump    receive    receive
                            sum payment                   income     income
                                                          payments   payments
                                                          for a set  for life
                                                          period



As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any question about how the Contract works.



EXPENSE TABLE
-------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.

CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*


Number of Complete Years Since We Received the Purchase Payment Being
Withdrawn:              0   1   2   3   4   5   6   7+
------------------------------------------------------------------------------
Applicable Charge:      7%  6%  5%  4%  3%  2%  1%  0%
------------------------------------------------------------------------------
Annual Contract Maintenance Charge            $30.00**
------------------------------------------------------------------------------
Transfer Fee                                 $10.00***
------------------------------------------------------------------------------


  *Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

 **We will waive this charge in certain cases. See "Expenses."

***Applies solely to the thirteenth and subsequent  transfers  within a Contract
   Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                              1.15%
----------------------------------------------------------------------
Administrative Expense Charge                                  0.10%
----------------------------------------------------------------------
Total Variable Account Annual Expenses                         1.25%
----------------------------------------------------------------------


PORTFOLIO ANNUAL EXPENSES (After Voluntary Reductions and Reimbursements) (as a percentage of Portfolio average daily net assets)1


                                                               Management Fees                                  Total Portfolio
Portfolio                                                                         Rule 12b-1       Other        Annual Expenses
                                                                                     Fees        Expenses
-------------------------------------------------------------- ----------------- -------------- ------------ ----------------------
AIM V.I. Balanced Fund                                              0.75%             N/A          0.35%             1.10%
AIM V.I. Diversified Income Fund                                    0.60%             N/A          0.30%             0.90%
AIM V.I. Government Securities Fund                                 0.50%             N/A          0.47%             0.97%
AIM V.I. Growth Fund                                                0.61%             N/A          0.22%             0.83%
AIM V.I. Growth and Income Fund                                     0.60%             N/A          0.24%             0.84%
AIM V.I. International Equity Fund                                  0.73%             N/A          0.29%             1.02%
AIM V.I. Value Fund                                                 0.61%             N/A          0.23%             0.84%
The Dreyfus Socially Responsible Growth Fund, Inc.: Initial         0.75%             N/A          0.03%             0.78%
Shares
Dreyfus Stock Index Fund: Initial Shares                            0.25%             N/A          0.01%             0.26%
Dreyfus VIF - Growth & Income Portfolio: Initial Shares             0.75%             N/A          0.03%             0.78%
Dreyfus VIF - Money Market Portfolio                                0.50%             N/A          0.10%             0.60%
Fidelity VIP Contrafund Portfolio (2,3)                             0.57%             N/A          0.09%             0.66%
Fidelity VIP Equity-Income Portfolio (2,3)                          0.48%             N/A          0.08%             0.56%
Fidelity VIP Growth Portfolio (2,3)                                 0.57%             N/A          0.08%             0.65%
Fidelity VIP High Income Portfolio (2)                              0.58%             N/A          0.10%             0.68%
Franklin Small Cap Fund - Class 2 (4,5,6)                           0.49%            0.25%         0.28%             1.02%
Mutual Shares Securities Fund - Class 2 (4)                         0.60%            0.25%         0.20%             1.05%
Templeton Developing Markets Securities Fund - Class 2 (4)          1.25%            0.25%         0.31%             1.81%
Templeton Growth Securities Fund - Class 2 (4,7)                    0.81%            0.25%         0.06%             1.12%
Templeton International Securities Fund - Class 2 (4)               0.67%            0.25%         0.20%             1.12%
Goldman Sachs VIT Capital Growth Fund (8)                           0.75%             N/A          0.25%             1.00%
Goldman Sachs VIT CORESM Small Cap Equity Fund (8)                  0.75%             N/A          0.25%             1.00%
Goldman Sachs VIT CORESM U.S. Equity Fund                           0.70%             N/A          0.20%             0.90%
Goldman Sachs VIT Global Income Fund (8)                            0.90%             N/A          0.25%             1.05%
Goldman Sachs VIT International Equity Fund (8)                     1.00%             N/A          0.35%             1.35%
MFS Emerging Growth Series (9)                                      0.75%             N/A          0.10%             0.85%
MFS Investors Trust Series (9,10)                                   0.75%             N/A          0.12%             0.87%
MFS New Discovery Series (9,11)                                     0.90%             N/A          0.16%             1.06%
MFS Research Series (9)                                             0.75%             N/A          0.10%             0.85%
Morgan Stanley UIF Equity Growth Portfolio (12)                     0.48%             N/A          0.37%             0.85%
Morgan Stanley UIF Fixed Income Portfolio (12)                      0.21%             N/A          0.49%             0.70%
Morgan Stanley UIF Global Equity Portfolio (12)                     0.52%             N/A          0.63%             1.15%
Morgan Stanley UIF Mid Cap Value Portfolio (12)                     0.53%             N/A          0.52%             1.05%
Morgan Stanley UIF Value Portfolio (10)                             0.31%             N/A          0.54%             0.85%
Oppenheimer Aggressive Growth Fund/VA                               0.62%             N/A          0.02%             0.64%
Oppenheimer Capital Appreciation Fund/VA                            0.64%             N/A          0.03%             0.67%
Oppenheimer Global Securities Fund/VA                               0.64%             N/A          0.04%             0.68%
Oppenheimer Main Street Growth & Income Fund/VA                     0.70%             N/A          0.03%             0.73%
Oppenheimer Strategic Bond Fund/VA                                  0.74%             N/A          0.05%             0.79%


1. Figures shown in the Table are for the year ended December 31, 2000 (except as otherwise noted).

2.   Initial Class

3. Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. See the accompanying fund prospectus for details.

4. The Fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the Fund's prospectus.

5. "Total Portfolio Annual Expenses" differ from the ratio of expenses to average net assets shown in the Financial Highlights table included in the Fund's Annual Report to Shareholders for the fiscal year ended December 31, 2000 because they have been restated due to a new management agreement effective May 1, 2000.

6. The manager has agreed in advance to make an estimated reduction of 0.04% of its fee to reflect reduced services resulting from the Fund's investment on a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, the "Total Portfolio Annual Expenses" are estimated to be 1.06%

7.   The Fund administration fee is paid indirectly through the management fee.

8. Goldman Sachs Asset Management, the investment advisor has voluntarily agreed to reduce or limit certain "Other Expenses" (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification, and other extraordinary expenses) to the extent such expenses exceed the percentage stated in the calculated per annum (above table) as of each funds' respective average daily net assets. Without the limitations described above, "Other Expenses" and "Total Portfolio Annual Expenses" would be estimated as follows:



                                                          Management                                    Total Portfolio
Portfolio                                                    Fees        Rule 12b-1       Other         Annual Expenses
                                                                            Fees        Expenses
------------------------------------------------------- --------------- ------------- -------------- ----------------------
Goldman Sachs VIT Capital Growth Fund                       0.75%           N/A           0.94%              1.69%
Goldman Sachs VIT CORESM Small Cap Equity Fund              0.75%           N/A           0.75%              1.50%
Goldman Sachs VIT Global Income Fund                        0.90%           N/A           1.78%              2.68%
Goldman Sachs VIT International Equity Fund                 1.00%           N/A           0.77%              1.77%

The Portfolio's Advisors may discontinue all or part of these reductions and reimbursements at any time.


9. Each series has an expense offset arrangement that reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. The series may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would be lower, and for service class shares would be estimated to be: 0.84% for Emerging Growth Series, 0.86% for Investors Trust Series, 1.05% for New Discovery Series, and 0.84% for Research Series.

10. Effective May 1, 2001, the Series changed its name from MFS Growth with Income Series to MFS Investors Trust Series to reflect changes in its investment policies. We have made a corresponding change to the name of the Variable Sub-Account that invests in that Portfolio.

11. MFS has contractually agreed, subject to reimbursement, to bear the series' expenses such that "Other Expenses" (after taking into account the expense offset arrangement described above) do not exceed 0.15% annually. These contractual fee arrangements will continue until at least May 1, 2002, unless changed with the consent of the board of trustees which oversees the series.

12. Absent voluntary reductions and reimbursements for certain Portfolios, "Management Fees," "Rule 12b-1 Fees," "Other Expenses," and "Total Portfolio Annual Expenses" as a percent of average net assets of the portfolios would have been as follows:


                                                      Management Fees                                 Total Portfolio
Portfolio                                                               Rule 12b-1       Other        Annual Expenses
                                                                           Fees        Expenses
----------------------------------------------------- ---------------- -------------- ------------ ----------------------
Morgan Stanley UIF Equity Growth Portfolio                 0.55%            N/A          0.37%             0.92%
Morgan Stanley UIF Fixed Income Portfolio                  0.40%            N/A          0.49%             0.89%
Morgan Stanley UIF Global Equity Portfolio                 0.80%            N/A          0.63%             1.43%
Morgan Stanley UIF Mid Cap Value Portfolio                 0.75%            N/A          0.52%             1.27%
Morgan Stanley UIF Value Portfolio                         0.55%            N/A          0.54%             1.09%

The Portfolio's Advisors may discontinue all or part of these reductions and reimbursements at any time.





EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

- invested $1,000 in a Variable Sub-Account,

- earned a 5% annual return on your investment, and

- surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Variable Sub-Account                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
--------------------                            ------     ------    ------      -------
AIM V.I. Balanced                                 $84       $119       $156        $278
AIM V.I. Diversified Income                       $82       $113       $146        $257
AIM V.I. Government Securities                    $83       $115       $149        $264
AIM V.I. Growth and Income                        $82       $111       $142        $251
AIM V.I. Growth                                   $82       $110       $142        $250
AIM V.I. International Equity                     $84       $116       $152        $269
AIM V.I. Value                                    $82       $111       $142        $251
The Dreyfus Socially Responsible Growth:          $81       $109       $139        $244
Initial Shares
Dreyfus Stock Index: Initial Shares               $76        $93       $112        $188
Dreyfus VIF - Growth & Income: Initial Shares     $81       $109       $139        $244
Dreyfus VIF - Money Market                        $79       $103       $130        $225
Fidelity VIP Contrafund                           $80       $105       $133        $232
Fidelity VIP Equity-Income                        $79       $102       $128        $221
Fidelity VIP Growth                               $80       $105       $133        $231
Fidelity VIP High Income                          $80       $106       $134        $234
Franklin Small Cap  - Class 2                     $84       $116       $152        $269
Mutual Shares Securities  - Class 2               $84       $117       $153        $272
Templeton Developing Markets Securities  -        $92       $141       $192        $348
Class 2
Templeton Growth Securities  - Class 2            $85       $119       $157        $280
Templeton International Securities  - Class 2     $85       $119       $157        $280
Goldman Sachs VIT Capital Growth                  $83       $116       $151        $267
Goldman Sachs VIT CORESM Small Cap Equity         $83       $116       $151        $267
Goldman Sachs VIT CORESM U.S. Equity              $82       $113       $146        $257
Goldman Sachs VIT Global Income                   $84       $117       $153        $272
Goldman Sachs VIT International Equity            $87       $126       $169        $303
MFS Emerging Growth                               $82       $111       $143        $252
MFS Investors Trust                               $82       $112       $144        $254
MFS New Discovery                                 $84       $118       $154        $273
MFS Research                                      $82       $111       $143        $252
Morgan Stanley UIF Equity Growth                  $82       $111       $143        $252
Morgan Stanley UIF Fixed Income                   $80       $106       $135        $236
Morgan Stanley UIF Global Equity                  $85       $120       $158        $283
Morgan Stanley UIF Mid Cap Value                  $84       $117       $153        $272
Morgan Stanley UIF Value                          $82       $111       $143        $252
Oppenheimer Aggressive Growth                     $80       $105       $132        $229
Oppenheimer Capital Appreciation                  $80       $106       $134        $233
Oppenheimer Global Securities                     $73        $85        $98        $159
Oppenheimer Main Street Growth & Income           $81       $107       $137        $239
Oppenheimer Strategic Bond                        $81       $109       $140        $245


EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Variable Sub-Account                            1 YEAR      3 YEARS   5 YEARS    10 YEARS
--------------------                            ------       ------    ------    -------
AIM V.I. Balanced                                 $25          $76     $130         $278
AIM V.I. Diversified Income                       $23          $70     $120         $257
AIM V.I. Government Securities                    $23          $72     $124         $264
AIM V.I. Growth and Income                        $22          $68     $117         $251
AIM V.I. Growth                                   $22          $68     $116         $250
AIM V.I. International Equity                     $24          $74     $126         $269
AIM V.I. Value                                    $22          $68     $117         $251
The Dreyfus Socially Responsible Growth:          $22          $66     $114         $244
Initial Shares
Dreyfus Stock Index: Initial Shares               $16          $50      $87         $188
Dreyfus VIF - Growth & Income: Initial Shares     $22          $66     $114         $244
Dreyfus VIF - Money Market                        $20          $61     $104         $225
Fidelity VIP Contrafund                           $20          $63     $108         $232
Fidelity VIP Equity-Income                        $19          $60     $102         $221
Fidelity VIP Growth                               $20          $62     $107         $231
Fidelity VIP High Income                          $21          $63     $109         $234
Franklin Small Cap - Class 2                      $24          $74     $126         $269
Mutual Shares Securities - Class 2                $24          $75     $128         $272
Templeton Developing Markets Securities -         $32          $98     $166         $348
Class 2
Templeton Growth Securities - Class 2             $25          $77     $131         $280
Templeton International Securities - Class 2      $25          $77     $131         $280
Goldman Sachs VIT Capital Growth                  $24          $73     $125         $267
Goldman Sachs VIT CORESM Small Cap Equity         $24          $73     $125         $267
Goldman Sachs VIT CORESM U.S. Equity              $23          $70     $120         $257
Goldman Sachs VIT Global Income                   $24          $75     $128         $272
Goldman Sachs VIT International Equity            $27          $84     $143         $303
MFS Emerging Growth                               $22          $69     $117         $252
MFS Investors Trust                               $22          $69     $119         $254
MFS New Discovery                                 $24          $75     $128         $273
MFS Research                                      $22          $69     $117         $252
Morgan Stanley UIF Equity Growth                  $22          $69     $117         $252
Morgan Stanley UIF Fixed Income                   $21          $64     $110         $236
Morgan Stanley UIF Global Equity                  $25          $78     $133         $283
Morgan Stanley UIF Mid Cap Value                  $24          $75     $128         $272
Morgan Stanley UIF Value                          $22          $69     $117         $252
Oppenheimer Aggressive Growth                     $20          $62     $107         $229
Oppenheimer Capital Appreciation                  $20          $63     $108         $233
Oppenheimer Global Securities                     $14          $42      $73         $159
Oppenheimer Main Street Growth & Income           $21          $65     $111         $239
Oppenheimer Strategic Bond                        $22          $67     $114         $245




PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGES 8-9 ARE IN EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESSER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $40,000.


FINANCIAL INFORMATION
-------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

There are no Accumulation Unit Values to report because as of the date of this prospectus, no sales of the Contract had occurred.

To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.


THE CONTRACT
-------------------------------------------------------------------

CONTRACT OWNER
The Allstate Provider Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the investment alternatives during the Accumulation and Payout Phases,

- the amount and timing of your purchase payments and withdrawals,

- the programs you want to use to invest or withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page ___.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.


If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

- the youngest Contract owner, if living, otherwise

- the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT

We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment.

Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.



PURCHASES

-------------------------------------------------------------------

MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: P.O. Box 94038, Palatine, Illinois, 60094-4038; overnight mail: 300 N. Milwaukee Ave, Vernon Hills, Illinois 60061).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE
-------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your interest in the Fixed Account.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

- changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

- the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
-------------------------------------------------------------------

You may allocate your purchase payments to up to 39 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Portfolios. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.


--------------------------------------------------------- --------------------------

Portfolio:                          Each Portfolio Seeks:                 Investment Advisor:

AIM VARIABLE INSURANCE FUNDS
AIM V.I. Balanced Fund*            To achieve as high a total return as       A I M Advisors, Inc.
                                   possible, consistent with preservation
                                   of capital.
--------------------------------------------------------- --------------------------
AIM V.I. Diversified Income Fund*  A high level of current income
--------------------------------------------------------- -------------------------
-AIM V.I. Government
Securities Fund*                   A high level of current
                                   income consistent with a
                                   reasonable concern for
                                   safety of principal
--------------------------------------------------------- --------------------------
AIM V.I. Growth
Fund*                             Growth of capital
--------------------------------------------------------- --------------------------
AIM V.I. Growth and Income Fund*      Growth of capital with
                                      a secondary objective
                                      of current income
--------------------------------------------------------- --------------------------
AIM V.I. International Equity
Fund*                              Long-term growth of capital
--------------------------------------------------------- --------------------------
AIM V.I. Value
Fund*                              Long-term growth of capital.
                                   Income is a secondary objective.
------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth Fund, Inc.; The Dreyfus Stock Index
Fund; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF)collectively, the Dreyfus
Funds)
--------------------------------------------------------- ---------------------------
The Dreyfus Socially
Responsible Growth Fund, Inc.       Capital growth and,                      The Dreyfus Corporation
                                    secondarily, current
                                    income
--------------------------------------------------------- --------------------------
Dreyfus Stock Index Fund            To match the total return
  Stock Price Index                 of the Standard & Poor's(C)
                                    500 Composite
--------------------------------------------------------- --------------------------
Dreyfus  VIF Growth & Income        Long-term capital growth,
  Portfolio                         income   current and growth of
                                    income, consistent with
                                    reasonable investment risk
--------------------------------------------------------- --------------------------
Dreyfus VIF Money Market Portfolio  A high  level  of   current
                                    income  as  is consistent with
                                    the  preservation of capital and
                                    the maintenance of liquidity
--------------------------------------------------------- --------------------------

FIDELITY VARIABLE INSURANCE PRODUCTS FUND
------------------------------------------------------------------------------------
Fidelity VIP Equity-Income                  Reasonable income                  Fidelity Management &
  Portfolio                                                                     Research Company
--------------------------------------------------------- --------------------------
Fidelity VIP Growth
Portfolio                          Capital appreciation
--------------------------------------------------------- --------------------------
Fidelity VIP High Income Portfolio High level of current
                                   income while also
                                   considering growth of capital
--------------------------------------------------------- --------------------------
Fidelity VIP Contrafund(R)          Portfolio Long-term capital
                                    appreciation
--------------------------------------------------------- --------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (VIP) - Class 2
------------------------------------------------------------------------------------
Franklin Small Cap Fund             Long-term capital growth                  Franklin Advisers, Inc.
--------------------------------------------------------- --------------------------
Mutual Shares Securities
Fund Capital appreciation.
                                 Secondary goal is income.                    Franklin Mutual
                                                                                Advisors, LLC.
--------------------------------------------------------- --------------------------
Templeton Developing Markets
  Securities Fund                   Long-term capital
                                    Appreciation
                                                                                Templeton Asset
                                                                                Management LTD.
--------------------------------------------------------- --------------------------
Templeton Growth Securities Fund    Long-term capital growth
                                                                                Templeton Global
                                                                                Advisors Limited
--------------------------------------------------------- --------------------------
Templeton International Securities  Long-term capital
growth  Fund                                                                   Templeton Investment
                                                                                Counsel, LLC.
--------------------------------------------------------- --------------------------
GOLDMAN SACHS VARIABLE INSURANCE TRUST (VIT)
------------------------------------------------------------------------------------
Goldman Sachs VIT Capital
Growth                        Long-term growth of
  Fund                         capital                                       Goldman Sachs Asset
                                                                                Management
--------------------------------------------------------- --------------------------
Goldman Sachs VIT CORE(SM) Small
 Cap Equity Fund                    Long-term growth of capital
--------------------------------------------------------- --------------------------
Goldman Sachs VIT CORE(SM) U.S.
 Equity Fund                        Long-term growth of capital
                                    and dividend income
--------------------------------------------------------- --------------------------
Goldman Sachs VIT Global
Income                             Fund    A   high    total    return,
                                   emphasizing current income and, to a
                                   lesser extent providing opportunities
                                   for capital appreciation
--------------------------------------------------------- --------------------------
Goldman Sachs VIT International
 Equity Fund                        Long-term capital                       Goldman Sachs Asset
                                    appreciation                            Management International
--------------------------------------------------------- --------------------------

MFS(R) VARIABLE INSURANCE TRUSTSM
------------------------------------------------------------------------------------
MFS Emerging Growth Series
                                   Long-term growth of                      MFS Investment
                                   capital                                   Management(R)
--------------------------------------------------------- --------------------------
MFS Investors Trust Series**       Long-term growth of capital
                                   with a secondary objective to
                                   seek reasonable current income
--------------------------------------------------------- --------------------------
MFS New Discovery Series           Capital appreciation
--------------------------------------------------------- --------------------------
MFS Research Series                Long-term growth of capital
                                   and future income
--------------------------------------------------------- --------------------------
The Universal Institutional Funds, Inc.
--------------------------------------------------------- --------------------------
Morgan Stanley UIF Equity
Growth Portfolio                   Long-term capital
                                   appreciation                                  Morgan Stanley
                                                                                Asset Management
--------------------------------------------------------- --------------------------
Morgan Stanley UIF Fixed Income     Above-average total
Portfolio                           return over a market
                                    cycle of three to five years
--------------------------------------------------------- --------------------------
Morgan Stanley UIF Global
Equity Portfolio                   Long-term capital appreciation

--------------------------------------------------------- --------------------------
Morgan Stanley UIF Mid Cap Value   Above-average total
Portfolio                          return over a market
                                   cycle of three  to five years
--------------------------------------------------------- --------------------------
Morgan Stanley UIF Value            Above-average total return
Portfolio                           over a market cycle of three
                                    to five years                             Miller Anderson &
                                                                                Sherrerd, LLP
--------------------------------------------------------- --------------------------
Oppenheimer Variable Account Funds
------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth       Capital appreciation
  Fund/VA                                                                       OppenheimerFunds, Inc.
--------------------------------------------------------- --------------------------
Oppenheimer Capital Appreciation    Capital appreciation
  Fund/VA
--------------------------------------------------------- --------------------------
Oppenheimer Global Securities       Long-term capital appreciation
  Fund/VA
--------------------------------------------------------- --------------------------
Oppenheimer Main Street Growth
  & Income Fund/VA                  High total return, which
                                    includes growth in the value
                                    of its shares as wellas current income,
                                    from equity and debt securities
--------------------------------------------------------- --------------------------
Oppenheimer Strategic Bond          High level of current income
  Fund/VA
--------------------------------------------------------- --------------------------

* The Portfolio's investment objectives may be changed by the Portfolio's Board of Trustees without shareholder approval.

** Effective May 1, 2001, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment policies.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT
-------------------------------------------------------------------

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account Options. Generally, the Contract offers the Fixed Account Options described below. However, the 6 and 12 Month Dollar Cost Averaging Options are not currently available. We currently offer only the option to invest in one or more Guarantee Periods. We may also offer additional Fixed Account options in the future.

We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

Six Month Dollar Cost Averaging Fixed Account Option. In the future, we may offer a Six Month Dollar Cost Averaging Fixed Account Option. Under this Option, you may establish a Dollar Cost Averaging Program allocating purchase payments to THE SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("SIX MONTH DCA FIXED ACCOUNT OPTION"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six Month DCA Fixed Account Option. You must transfer all of your money out of the Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month DCA Fixed Account Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Variable Sub-Account in equal monthly installments. Transferring Account Value to the Dreyfus VIF Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 22.

Twelve Month Dollar Cost Averaging Fixed Account Option. In the future, we may offer a Twelve Month Dollar Cost Averaging Fixed Account Option. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to THE TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("TWELVE MONTH DCA FIXED ACCOUNT OPTION"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve Month DCA Fixed Account Option. You must transfer all of your money out of the Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the in this manner may not be Dreyfus VIF Money Market Variable Sub-Account consistent with the theory of dollar cost averaging described on page 22.

At the end of the transfer period, any nominal amounts remaining in the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Term Dollar Cost Averaging Fixed Account will be allocated to the Money Market Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

Investment Risk

We bear the investment risk for all amounts allocated to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.


GUARANTEE PERIODS
Each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a GUARANTEE PERIOD. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST
We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment............................................  $10,000
Guarantee Period............................................  5 years
Annual Interest Rate........................................    4.50%

                                 END OF CONTRACT YEAR


                                                    YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                                  ----------   ----------   ----------   ----------   ----------


Beginning Contract Value......................    $10,000.00
  X (1 + Annual Interest Rate)                         1.045
                                                  ----------
                                                  $10,450.00

Contract Value at end of Contract Year........                 $10,450.00
  X (1 + Annual Interest Rate)                                      1.045
                                                               ----------
                                                                      $10,920.25

Contract Value at end of Contract Year........                              $10,920.25
  X (1 + Annual Interest Rate)                                                   1.045
                                                                            ----------
                                                                            $11,411.66

Contract Value at end of Contract Year........                                           $11,411.66
  X (1 + Annual Interest Rate)                                                                1.045
                                                                                         ----------
                                                                                         $11,925.19

Contract Value at end of Contract Year........                                                       $11,925.19
  X (1 + Annual Interest Rate)                                                                            1.045
                                                                                                     ----------
                                                                                                     $12,461.82



TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

     1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

     2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

     3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

     4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL AMOUNT, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

- within the Preferred Withdrawal Amount as described on page 23, or

- to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the TREASURY RATE for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For  example,  assume  that you  purchase a  Contract  and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
-------------------------------------------------------------------

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

EXCESSIVE TRADING LIMITS

We reserve the right to limit transfers among the Variable Sub-Accounts in any Contract Year, or to refuse any Variable Sub-Account transfer request, if:

     o we believe, in our sole discretion, that excessive trading by such Contract owner or owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Funds or would be to the disadvantage of other Contract owners; or

     o we are informed by one or more of the corresponding Funds that they intend to restrict the purchase or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.



DOLLAR COST AVERAGING PROGRAM
Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Dollar Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

    Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Balanced Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio   rebalancing  is  consistent  with  maintaining  your  allocation  of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.



EXPENSES

-------------------------------------------------------------------

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

- total purchase payments equal $50,000 or more, or

- all of your money is allocated to the Fixed Account on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

- multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

- the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

- on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

- the death of the Contract owner or Annuitant (unless the Settlement Value is used);

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

-    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of these charges and expenses, see pages 8-9. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 25.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


INCOME PAYMENTS
-------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

- fixed income payments;

- variable income payments; or

- a combination of the two.

The three Income Plans are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

- terminate the Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

- reduce the  frequency  of your  payments so that each payment will be at least
  $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.


DEATH BENEFITS
-------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies or,

2. the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies).

DEATH BENEFIT AMOUNT. Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

    (i) the date we determine the death benefit, or

    (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes DUE PROOF OF DEATH.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

    (a)   =   the withdrawal amount,

    (b)   =   the Contract Value immediately prior to
              the withdrawal, and

    (c)   =   the value of the applicable death
              benefit alternative immediately prior
              to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

- a certified copy of a death certificate; or

- a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

- any other proof acceptable to us.

DEATH BENEFIT PAYMENTS. A death benefit will be paid:

1. if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will applyWe reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

- the life of the Contract owner; or

- a period not to exceed the life expectancy of the Contract owner; or

- the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the sole new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

MORE INFORMATION
-------------------------------------------------------------------

ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's Insurance Rating Service assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parents, Allstate Life. These ratings do not reflect the performance of the Variable Account.We may from time to time advertise these ratings in our sales literature.



THE VARIABLE ACCOUNT
Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 39 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

DIVIDENDS  AND  CAPITAL  GAIN  DISTRIBUTIONS.   We  automatically  reinvest  all
dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commission paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 6.25% of any purchase payments. These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.


Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.



ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

- issuance of the Contracts;

- maintenance of Contract owner records;

- Contract owner services;

- calculation of unit values;

- maintenance of the Variable Account; and

- preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.




TAXES

-------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1) the Contract owner is a natural person,

2) the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3) Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable
Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- made on or after the date the individual attains age 59 1/2,

- made to a beneficiary after the Contract owner's death,

- attributable to the Contract owner being disabled, or

- for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1) made on or after the date the Contract owner attains age 59 1/2;

2) made as a result of the Contract owner's death or disability;

3) made in substantially equal periodic payments over the owner's life or life expectancy,

4) made under an immediate annuity; or

5) attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA.

Contracts may be used as investments with certain qualified plans such as:

- Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

- Roth IRAs under Section 408A of the Code;

- Simplified Employee Pension Plans under Section 408(k) of the Code;

- Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;

- Tax Sheltered Annuities under Section 403(b) of the Code;

- Corporate and Self Employed Pension and Profit Sharing Plans; and

- State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

RESTRICTIONS UNDER SECTION 403(b) PLANS. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1. on or after the date the employee

  - attains age 59 1/2,

  - separates from service,

  - dies,

  - becomes disabled, or

2. on account of hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING
Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------

Allstate New York's annual report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at: Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).



PERFORMANCE INFORMATION
-------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS

-------------------------------------------------------------------

The financial statements of Allstate New York as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate Life of New York and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2000 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   APPENDIX A
MARKET VALUE ADJUSTMENT EXAMPLES
-------------------------------------------------------------------

The Market Value Adjustment is based on the following:

  I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

  N = the number of whole and partial years from the date we receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

  J = the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

          Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                                        EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                     $10,000 allocated to a Guarantee Period
Guarantee Period:                     5 years
Guaranteed Interest Rate:             4.50%
5 Year Treasury Rate at the time the
  Guarantee Period is established:    4.50%
Full Surrender:                       End of Contract Year 3


       NOTE: These examples assume that premium taxes are not applicable.

                 EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)






Step 1. Calculate Contract Value at End of Contract    10,000.00 X (1.045)3 = $11,411.66
Year 3:

Step 2. Calculate the Preferred Withdrawal Amount:     .15 X 10,000.00 = $1,500.00


Step 3. Calculate the Market Value Adjustment:          I   =   4.5%
                                                        J   =   4.2%
                                                            730 days
                                                       N   = -------    =   2
                                                              365 days

                                        Market Value Adjustment Factor:
                                                 .9 X (I - J) X N
                                                 = .9 X (.045 -.042) X (730/365) = .0054

                                        Market Value Adjustment =  Market Value
Adjustment
                                                 Factor X Amount Subject to Market Value
                                          Adjustment:
                                         = .0054 X (11,411.66 - 1,500.00) = $53.52


Step 4. Calculate the Withdrawal Charge: .05 X (10,000.00 - 1,500.00 + 53.52) =
$427.68

Step 5. Calculate the amount received by Customers as
a result of full withdrawal at the end of Contract    11,411.66 - 427.68 + 53.52 = Year 3:
     $11,037.50




                                       A-2





                             EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract
Year 3:                                     10,000.00 X (1.045)3 = $11,411.66


Step 2. Calculate the Preferred Withdrawal Amount:  .15 X 10,000.00 = $1,500.00

Step 3. Calculate the Market Value Adjustment:      I   =   4.5%
                                                    J   =   4.8%
                                                            730 days
                                                    N   =  ------- =   2
                                                            365 days
                        Market Value Adjustment Factor: .9 X (I - J) X N
                         = .9 X (.045 - .048) X  (730/365) =-.0054

                            Market Value Adjustment = Market Value Adjustment
Factor X Amount Subject to Market Value Adjustment:
                              -.0054 X (11,411.66 - 1,500.00) = -$53.52


Step 4. Calculate the Withdrawal Charge:  .05 X (10,000.00 - 1,500.00 -53.52) =
$422.32

Step 5. Calculate the amount received by customers as
a result of full withdrawal at the end of Contract
Year 3:                                 11,411.66 - 422.32 - 53.52 = $10,935.82




APPENDIX B
-------------------------------------------------------------------

                          WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date:                   January 1, 2000
Initial Purchase Payment:             $50,000







                              DEATH BENEFIT AMOUNT

                     ---------------------------------------
                                                 DEATH
                                  CONTRACT      CONTRACT       BENEFIT      GREATEST
                               VALUE BEFORE   TRANSACTION   VALUE AFTER   ANNIVERSARY ANNIVERSARY
DATE     TYPE OF OCCURRENCE     OCCURRENCE      AMOUNT      OCCURRENCE       VALUE         VALUE
----     ------------------    ------------   -----------   -----------   -----------  -----------

1/1/00   Issue Date               --            $50,000       $50,000    $50,000       $50,000
1/1/01   Contract Anniversary    $55,000         --           $55,000    $50,000       $55,000
7/1/01   Partial Withdrawal      $60,000        $15,000       $45,000    $37,500       $41,250


Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

Death Benefit Anniversary Value Death Benefit

Partial Withdrawal Amount                                                                      (w)  $15,000
Contract Value Immediately Prior to Partial Withdrawal                                         (a)  $60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal               (d)  $50,000
Withdrawal Adjustment                                                                [(w)/(a)]X(d)  $12,500
Adjusted Death Benefit                                                                              $37,500

Greatest Anniversary Value Death Benefit

Partial Withdrawal Amount                                                                      (w)  $15,000
Contract Value Immediately Prior to Partial Withdrawal                                         (a)  $60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal               (d)  $55,000
Withdrawal Adjustment                                                                [(w)/(a)]X(d)  $13,750
Adjusted Death Benefit                                                                              $41,250



Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.


STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
-------------------------------------------------------------------



DESCRIPTION                                                             PAGE

----------------------------------------------------------------------------
ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS
---------------------------------------------------------------------------
THE CONTRACT
---------------------------------------------------------------------------
   Purchases
----------------------------------------------------------------------------
   Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)
----------------------------------------------------------------------------
PERFORMANCE INFORMATION
----------------------------------------------------------------------------
CALCULATION OF ACCUMULATION UNIT VALUES
----------------------------------------------------------------------------
CALCULATION OF VARIABLE INCOME PAYMENTS
----------------------------------------------------------------------------
GENERAL MATTERS
----------------------------------------------------------------------------
   Incontestability
----------------------------------------------------------------------------
   Settlements
----------------------------------------------------------------------------
   Safekeeping of the Variable Account's Assets
----------------------------------------------------------------------------
   Premium Taxes
----------------------------------------------------------------------------
   Tax Reserves
----------------------------------------------------------------------------
FEDERAL TAX MATTERS
----------------------------------------------------------------------------
QUALIFIED PLANS
----------------------------------------------------------------------------
EXPERTS
----------------------------------------------------------------------------
FINANCIAL STATEMENTS
----------------------------------------------------------------------------



                         ------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                      SelectDirections(sm) Variable Annuity

Allstate Life Insurance Company of New York
P.O. Box 94038, Palatine, IL 60094-4038
Telephone Number: 1-800-347-5433            Prospectus dated May 1, 2001

Allstate Life Insurance Company of New York ("Allstate New York") is offering the SelectDirections(sm) Variable Annuity, a group flexible premium deferred variable annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 25 investment alternatives ("investment alternatives"). The investment alternatives include the fixed account
("Fixed Account") and 24 variable sub-accounts ("Variable Sub-Accounts") of the Allstate Life of New York Separate Account A ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("Portfolios"):


  AIM Variable Insurance Funds:                MFS(R)Variable Insurance Trust(sm):
   AIM V.I. Capital Appreciation Fund            MFS Bond Series
   AIM V.I. Diversified Income Fund              MFS High Income Series
   AIM V.I. Growth and Income Fund               MFS Investors Trust Series*
   AIM V.I. International Equity Fund            MFS New Discovery Series
   AIM V.I. Value Fund                         Oppenheimer Variable Account Funds
  Fidelity Variable Insurance Products Fund (VIP):    Oppenheimer Bond Fund/VA
   Fidelity VIP Contrafund(R) Portfolio        Oppenheimer Capital Appreciation Fund/VA
   Fidelity VIP Growth Portfolio               Oppenheimer Global Securities Fund/VA
   Fidelity VIP High Income Portfolio          Oppenheimer High Income Fund/VA
   Fidelity VIP Index 500 Portfolio            Oppenheimer Main Street Small Cap Fund/VA
                          Fund/VA**
   Fidelity VIP Investment Grade Bond Portfolio    Van Kampen Life Investment Trust:
   Fidelity VIP Overseas Portfolio          Van Kampen LIT Comstock Portfolio
                                            Van Kampen LIT Domestic Income Portfolio
                                            Van Kampen LIT Emerging Growth Portfolio
                                            Van Kampen LIT Money Market Portfolio

*Effective May 1, 2001, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment objective.We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

**Effective May 1, 2001, the Fund changed its name from Oppenheimer Small Cap Growth Fund/VA to Oppenheimer Main Street Small Cap Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.


We (Allstate New York) have filed a Statement of Additional Information, dated May 1, 2001, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                  The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.
IMPORTANT
NOTICES The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits, or obligations of, or guaranted by such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

                  TheContracts are not FDIC insured. The Contracts are only available in New York.




Table of Contents

-------------------------------------------------------------------------------
                                                                          Page
----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms                                                         3
----------------------------------------------------------------------------
   The Contract at a Glance                                                4
----------------------------------------------------------------------------
   How the Contract Works                                                  6
----------------------------------------------------------------------------
   Expense Table                                                           7
----------------------------------------------------------------------------
   Financial Information                                                  11
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract                                                           12
----------------------------------------------------------------------------
   Purchases                                                              13
----------------------------------------------------------------------------
   Contract Value                                                         14
----------------------------------------------------------------------------
   Investment Alternatives                                                15
----------------------------------------------------------------------------
      The Variable Sub-Accounts                                           15
----------------------------------------------------------------------------
      The Fixed Account                                                   17
----------------------------------------------------------------------------
      Transfers                                                           20
----------------------------------------------------------------------------
   Expenses                                                               21
----------------------------------------------------------------------------
   Access to Your Money                                                   23
----------------------------------------------------------------------------
   Income Payments                                                        24
----------------------------------------------------------------------------
   Death Benefits                                                         25
----------------------------------------------------------------------------
OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:                                                      27
----------------------------------------------------------------------------
      Allstate New York                                                   27
----------------------------------------------------------------------------
      The Variable Account                                                27
----------------------------------------------------------------------------
      The Portfolios                                                      27
----------------------------------------------------------------------------
      The Contract                                                        28
----------------------------------------------------------------------------
      Qualified Plans                                                     28
----------------------------------------------------------------------------
      Legal Matters                                                       28
----------------------------------------------------------------------------
   Taxes                                                                  29
----------------------------------------------------------------------------
   Annual Reports and Other Documents                                     31
----------------------------------------------------------------------------
   Performance Information                                                31
----------------------------------------------------------------------------
   Experts                                                                32
----------------------------------------------------------------------------
Appendix A  --  Accumulation Unit Values                                 A-1
----------------------------------------------------------------------------
Appendix B -- Market Value Adjustment Examples                           B-1
----------------------------------------------------------------------------
Appendix C -- Withdrawal Adjustment Example                              C-1
----------------------------------------------------------------------------
Statement Of Additional Information Table of Contents                    D-1
----------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.




                                                                           PAGE

---------------------------------------------------------------------------
   Accumulation Phase
---------------------------------------------------------------------------
   Accumulation Unit
---------------------------------------------------------------------------
   Accumulation Unit Value
---------------------------------------------------------------------------
   Allstate New York ("We" or "Us")
---------------------------------------------------------------------------
   Anniversary Values
---------------------------------------------------------------------------
   Annuitant
---------------------------------------------------------------------------
   Automatic Additions Program
---------------------------------------------------------------------------
   Automatic Portfolio Rebalancing Program
---------------------------------------------------------------------------
   Beneficiary
---------------------------------------------------------------------------
   Cancellation Period
---------------------------------------------------------------------------
   Contract*
---------------------------------------------------------------------------
   Contract Anniversary
---------------------------------------------------------------------------
   Contract Owner ("You")
---------------------------------------------------------------------------
   Contract Value
---------------------------------------------------------------------------
   Contract Year
---------------------------------------------------------------------------
   Death Benefit Anniversary
---------------------------------------------------------------------------
   Dollar Cost Averaging Program
---------------------------------------------------------------------------
   Due Proof of Death
---------------------------------------------------------------------------
   Fixed Account
---------------------------------------------------------------------------
   Guarantee Periods
---------------------------------------------------------------------------
   Income Plan
---------------------------------------------------------------------------
   Investment Alternatives
---------------------------------------------------------------------------
   Issue Date
---------------------------------------------------------------------------
   Market Value Adjustment
---------------------------------------------------------------------------
   Payout Phase
---------------------------------------------------------------------------
   Payout Start Date
---------------------------------------------------------------------------
   Portfolios
---------------------------------------------------------------------------
   Preferred Withdrawal Amount
---------------------------------------------------------------------------
   Qualified Contracts
---------------------------------------------------------------------------
   Right to Cancel
---------------------------------------------------------------------------
   SEC
---------------------------------------------------------------------------
   Settlement Value
---------------------------------------------------------------------------
   Systematic Withdrawal Program
---------------------------------------------------------------------------
   Treasury Rate
---------------------------------------------------------------------------
   Valuation Date
---------------------------------------------------------------------------
   Variable Account
---------------------------------------------------------------------------
   Variable Sub-Account
---------------------------------------------------------------------------



*The SelectDirections(sm) Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.




FLEXIBLE PAYMENTS                         You can  purchase a Contract
                                          with as little as $3,000 ($2,000 for a
                                          "Qualified   Contract,"   which  is  a
                                          Contract   issued   with  a  qualified
                                          plan). You can add to your Contract as
                                          often  and as  much as you  like,  but
                                          each  payment  must be at least  $100.
                                          You must  maintain  a minimum  account
                                          size of $1,000.

-------------------------------------------------------------------------------
RIGHT TO CANCEL                           You may cancel your Contract
                                          within 10 days after  receipt (60 days
                                          if you are exchanging another contract
                                          for  the  Contract  described  in this
                                          prospectus)  ("Cancellation  Period").
                                          Upon  cancellation we will return your
                                          purchase   payments  adjusted,  to  the
                                          extent federal or state law permits, to
                                          reflect the  investment  experience of
                                          any amounts  allocated to the Variable
                                          Account.

------------------------------------------------------------------------------------
EXPENSES
                                          You will bear the following expenses:
                                           -  Total Variable Account annual fees
                                              equal to 1.25% of average daily net assets
                                           -  Annual contract maintenance charge of
                                              $30 (with certain exceptions)
                                           -  Withdrawal charges ranging from 0%
                                              to 7% of payment  withdrawn  (with
                                              certain exceptions)

                                           -  Transfer fee of $10 after 12th transfer
                                              in any Contract Year
                                              (fee currently waived)
                                           -  State   premium   tax  (New   York
                                              currently does not impose one).

                                           -  In addition,  each  Portfolio pays
                                              expenses   that  you   will   bear
                                              indirectly  if  you  invest  in  a
                                              Variable Sub-Account.

------------------------------------------------------------------------------------
INVESTMENT  ALTERNATIVES                     The Contract offers 25
                                             investment alternatives including:
                                            - the fixed account (which  credits
                                              interest at rates we guarantee), and
                                            - 24 Variable Sub-Accounts investing
                                              in Portfolios offering professional
                                              money management by:

                                                - A I M Advisors, Inc.
                                                - Fidelity Management &  Research Company
                                                - MFS Investment Management(R)
                                                - OppenheimerFunds, Inc.
                                                - Van Kampen Asset Management Inc.

                                          To find out  current  rates being paid
                                          on the Fixed  Account,  or to find out
                                          how  the  Variable  Sub-Accounts  have
                                          performed,    please    call   us   at
                                          1-800-347-5433.

---------------------------------------------------------------------------------------
SPECIAL SERVICES
                                           For your convenience, we offer these
                                           special services:
                                           - Automatic Portfolio Rebalancing Program
                                           -  Automatic Additions Program
                                           -  Dollar Cost Averaging Program
                                           -  Systematic Withdrawal Program

-----------------------------------------------------------------------------------------
INCOME  PAYMENTS                            You can choose fixed income
                                            payments,  variable income payments,
                                            or a combination of the two. You can
                                            receive your income  payments in one
                                            of the following ways:

                                            - life income with guaranteed payments
                                            - a joint and  survivor life income
                                              with guaranteed payments
                                            - guaranteed  payments for a specified
                                              period (5 to 30 years)

------------------------------------------------------------------------------------
DEATH BENEFITS                               If you die before the  Payout  Start
                                             Date,  we  will  pay  the death  benefit  described
                                             in the Contract.
-------------------------------------------------------------------------------------
TRANSFERS                                    Before the Payout  Start Date,  you
                                             may transfer  your  Contract  value
                                             ("CONTRACT     VALUE")among     the
                                             investment    alternatives,    with
                                             certain restrictions.  Transfers to
                                             the Fixed  Account must be at least
                                             $500.

                                             We do not  currently  impose  a fee
                                             upon transfers. However, we reserve
                                             the   right  to   charge   $10  per
                                             transfer after the 12th transfer in
                                             each  "Contract   Year,"  which  we
                                             measure from the date we issue your
                                             contract or a Contract anniversary
                                             ("Contract Anniversary").
------------------------------------------------------------------------------------------------
WITHDRAWALS                                  You may withdraw some or all of your
                                             Contract Value at anytime during the
                                             Accumulation Phase. Full or partial
                                             withdrawals also are available under
                                             limited  circumstances on or after the
                                             Payout Start Date.  In general, you
                                             must withdraw at least $50 at a time
                                             ($1,000 for  withdrawals made during the Payout
                                             Phase).  A 10% federal  tax penalty
                                             may apply if you withdraw  before
                                             you are 59 1/2 years old.  A withdrawal charge
                                             and Market Value Adjustment also may apply.




HOW THE CONTRACT WORKS
------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the Contract Owner) save for retirement because you can invest in up to 25 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date")and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans")
described on page 24. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.



Issue                                     Payout Start
Date         Accumulation Phase           Date                     Payout Phase

------------------------------------------------------------------------------>
          You save for retirement

You buy                     You elect to receive income   You can    Or you can
a Contract                  payments or receive a lump    receive    receive
                            sum payment                   income     income
                                                          payments   payments
                                                          for a set  for life
                                                          period


As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-347-5433 if you have any question about how the Contract works.

EXPENSE TABLE
-------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.

CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase
Payment Being Withdrawn:   0   1   2   3   4   5   6   7+

-------------------------------------------------------------------------------
Applicable Charge:         7%  6%  5%  4%  3%  2%  1%  0%
-------------------------------------------------------------------------------
Annual Contract Maintenance Charge               $30.00**
-------------------------------------------------------------------------------
Transfer Fee                                     $10.00***
-------------------------------------------------------------------------------


  *Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

 **We will waive this charge in certain cases. See "Expenses."

***Applies solely to the thirteenth and subsequent transfers within a Contract Year,excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)



Mortality and Expense Risk Charge                              1.15%
----------------------------------------------------------------------
Administrative Expense Charge                                  0.10%
----------------------------------------------------------------------
Total Variable Account Annual Expenses                         1.25%
----------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (After Voluntary Reductions and Reimbursements) (as a percentage of Portfolio average daily net assets)1


                                                            Management Fees                           Total Portfolio
Portfolio                                                                       Other Expenses        Annual Expenses
---------------------------------------------------------- ------------------ -------------------- ----------------------
AIM V.I. Capital Appreciation Fund                               0.61%               0.21%                 0.82%
AIM V.I. Diversified Income Fund                                 0.60%               0.30%                 0.90%
AIM V.I. Growth and Income Fund                                  0.60%               0.24%                 0.84%
AIM V.I. International Equity Fund                               0.73%               0.29%                 1.02%
AIM V.I. Value Fund                                              0.61%               0.23%                 0.84%
Fidelity VIP Contrafund Portfolio (2,3)                          0.57%               0.09%                 0.66%
Fidelity VIP Growth Portfolio (2,3)                              0.57%               0.08%                 0.65%
Fidelity VIP High Income Portfolio (2)                           0.58%               0.10%                 0.68%
Fidelity VIP Index 500 Portfolio (2,4)                           0.24%               0.09%                 0.33%
Fidelity VIP Investment Grade Bond Portfolio (2)                 0.43%               0.11%                 0.54%
Fidelity VIP Overseas Portfolio (2,3)                            0.72%               0.17%                 0.89%
MFS Bond Series (5,7)                                            0.60%               0.16%                 0.76%
MFS High Income Series (5,7)                                     0.75%               0.16%                 0.91%
MFS Investors Trust Series (5,6)                                 0.75%               0.12%                 0.87%
MFS New Discovery Series (5,7)                                   0.90%               0.16%                 1.06%
Oppenheimer Bond Fund/VA                                         0.72%               0.04%                 0.76%
Oppenheimer Capital Appreciation Fund/VA                         0.64%               0.03%                 0.67%
Oppenheimer Global Securities Fund/VA                            0.64%               0.04%                 0.68%
Oppenheimer High Income Fund/VA                                  0.74%               0.05%                 0.79%
Oppenheimer Main Street Small Cap Fund/VA(8)                     0.75%               0.62%                 1.37%
Van Kampen LIT Comstock Portfolio (,9,10)                        0.00%               1.01%                 1.01%
Van Kampen LIT Domestic Income Portfolio (,9,10)                 0.00%               0.62%                 0.62%
Van Kampen LIT Emerging Growth Portfolio                         0.70%               0.05%                 0.75%
Van Kampen LIT Money Market Portfolio (,9,10)                    0.14%               0.47%                 0.61%


1. Figures shown in the Table are for the year ended December 31, 2000 (except as otherwise noted).

2.   Initial Class.

3. Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. See the accompanying fund prospectus for details.

4. The fund's manager has voluntarily agreed to reimburse the class's expenses if they exceed a certain level. Including this reimbursement, the annual class operating expenses were 0.28%. This arrangement may be discontinued by the fund's manager at any time.

5. Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher that the actual expenses of the series. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would be lower for certain series and would equal: 0.75% for Bond Series, 0.90% for High Income Series, 0.86% for Investors Trust Series, and 1.05% for New Discovery Series.

6. Effective May 1, 2001, the Series changed its name from MFS Growth with Income Series to MFS Investors Trust Series to reflect changes in its investment policies. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

7. MFS has contractually agreed, subject to reimbursement, to bear expenses for the series such that "Other Expenses" (after taking into account the expense offset arrangement described above), do not exceed the following percentage of the average daily net assets of the series for the current fiscal year: 0.15% for Bond Series, 0.15% for High Income Series, and 0.15% for New Discovery Series. These contractual fee arrangements will continue until at least May 1, 2002, unless changed with the consent of the board of trustees which oversees the series.

8. Effective May 1, 2001, the Fund changed its name from Oppenheimer Small Cap Growth Fund/VA to Oppenheimer Main Street Small Cap Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

9. Absent voluntary reductions and reimbursements for certain Portfolios, "Management Fees," "Other Expenses," and "Total Portfolio Annual Expenses" as a percent of average net assets of the portfolios would have been as follows:


                                                               Management Fees                       Total Portfolio
Portfolio                                                                        Other Expenses      Annual Expenses
------------------------------------------------------------- ------------------ ---------------- ----------------------
Van Kampen LIT Comstock Portfolio                                   0.60%             1.60%               2.20%
Van Kampen LIT Domestic Income Portfolio                            0.50%             0.94%               1.44%
Van Kampen LIT Money Market Portfolio                               0.50%             0.47%               0.97%

The Portfolio's Advisors may discontinue all or part of these reductions and reimbursements at any time.

10. The ratio of expenses to average new assets do not reflect credits earned on overnight cash balances. If these credits were reflected as a reduction of expenses, the ratios for the year ended December 31, 2000 would decrease by 0.06% for the Van Kampen LIT Comstock Portfolio, 0.02% for the Van Kampen LIT Domestic Income Portfolio, and 0.01% for the Van Kampen LIT Money Market Portfolio.



EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

- invested $1,000 in a Variable Sub-Account,

- earned a 5% annual return on your investment, and

- surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Variable Sub-Accounts                               1 YEAR     3 YEARS    5 YEARS      10 YEARS
---------------------                              --------   --------    --------     --------
AIM V.I. Capital Appreciation                        $85        $122       $162        $293
AIM V.I. Diversified Income                          $86        $125       $166        $302
AIM V.I. Growth and Income                           $86        $123       $163        $295
AIM V.I. International Equity                        $87        $128       $172        $314
AIM V.I. Value                                       $86        $123       $163        $295

Fidelity VIP Growth                                  $84        $117       $153        $276
Fidelity VIP High Income                             $84        $118       $155        $279
Fidelity VIP Overseas                                $86        $124       $166        $301

Fidelity VIP II Contrafund                           $84        $117       $154        $277
Fidelity VIP II Index 500                            $80        $107       $137        $242
Fidelity VIP II Investment Grade                     $83        $114       $148        $264

MFS Bond                                             $85        $120       $159        $287
MFS Growth with Income                               $91        $139       $190        $348
MFS High Income                                      $85        $121       $161        $290
MFS New Discovery                                    $86        $124       $165        $298

Oppenheimer Bond/VA                                  $86        $125       $167        $303
Oppenheimer Capital Appreciation/VA                  $84        $118       $155        $279
Oppenheimer Global Securities/VA                     $88        $130       $174        $318
Oppenheimer High Income/VA                           $85        $120       $159        $287
Oppenheimer Main Street Small Cap Growth Fund/V      $84        $118       $154        $278

Van Kampen Comstock                                  $87        $128       $172        $313
Van Kampen Domestic Income                           $83        $116       $152        $273
Van Kampen Emerging Growth                           $85        $120       $159        $286
Van Kampen Money Market                              $83        $116       $151        $271


EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Variable Sub-Accounts                             1 YEAR    3 YEARS     5 YEARS     10 YEARS
---------------------                            --------  --------     --------    --------

AIM V.I. Capital Appreciation                      $26        $80        $137        $293
AIM V.I. Diversified Income                        $27        $82        $141        $302
AIM V.I. Growth and Income                         $26        $80        $138        $295
AIM V.I. International Equity                      $28        $86        $147        $314
AIM V.I. Value                                     $26        $80        $138        $295

Fidelity VIP Growth                                $24        $75        $128        $276
Fidelity VIP High Income                           $24        $75        $129        $279
Fidelity VIP Overseas                              $27        $82        $140        $301

Fidelity VIP II Contrafund                         $24        $75        $128        $277
Fidelity VIP II Index 500                          $21        $65        $111        $242
Fidelity VIP II Investment Grade                   $23        $71        $122        $264

MFS Bond                                           $25        $78        $134        $287
MFS Growth with Income                             $32        $97        $165        $348
MFS High Income                                    $26        $79        $135        $290
MFS New Discovery                                  $26        $81        $139        $298

Oppenheimer Bond/VA                                $27        $83        $141        $303
Oppenheimer Capital Appreciation/VA                $24        $75        $129        $279
Oppenheimer Global Securities/VA                   $28        $87        $149        $318
Oppenheimer High Income/VA                         $25        $78        $134        $287
Oppenheimer Main Street Small Cap Growth Fund/V    $24        $75        $129        $278

Van Kampen Comstock                                $28        $86        $146        $313
Van Kampen Domestic Income                         $24        $74        $126        $273
Van Kampen Emerging Growth                         $25        $78        $133        $286
Van Kampen Money Market                            $24        $73        $126        $271




PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGES 8-9 ARE IN EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESSER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $20,000.



FINANCIAL INFORMATION
-------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.

THE CONTRACT
-------------------------------------------------------------------------------

CONTRACT OWNER

The SelectDirections(sm) Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the investment alternatives during the Accumulation and Payout Phases,

- the amount and timing of your purchase payments and withdrawals,

- the programs you want to use to invest or withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 28.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

- the youngest Contract owner, if living, otherwise

- the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT

We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of Retirement plans and the terms of such plans may themselves contain restrictions on Assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

--------------------------------------------------------------------------------

MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your Personal Financial Representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: P.O. Box 94038,
 Palatine, Illinois, 60094-4038; overnight mail: 300 N. Milwaukee Ave, Vernon Hills, Illinois 60061).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your interest in the Fixed Account.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

- changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

- the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
-------------------------------------------------------------------------------

You may allocate your purchase payments to up to 24 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.



-------------------------------------------------------------------------------------------
Portfolio:                           Each Portfolio Seeks:                      Investment Advisor:
-----------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund* Growth of capital.                          A I M Advisors, Inc.
-------------------------------------------------------------- ----------------------------------
AIM V.I. Diversified Income Fund*   High level of current income.
-------------------------------------------------------------- ----------------------------------
AIM V.I. Growth and Income Fund*    Growth of capital with a
                                    secondary objective of
                                    current income.
-------------------------------------------------------------------------------------------------
AIM V.I. International Equity Fund* Long-term growth of capital.
-------------------------------------------------------------------------------------------------
AIM V.I. Value Fund*                Long-term growth of capital.
                                   Income is a secondary objective.
-------------------------------------------------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
-------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)Portfolio         Long-term capital appreciation.     Fidelity Management
                                                                                & Research Company
-------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio         Capital appreciation.
------------------------------------------------------------------------------------------------
-Fidelity VIP
High Income Portfolio                 High level of  current
                                      income while also
                                      considering growth of
                                      capital.

-------------------------------------------------------------------------------------------------
Fidelity VIP
Index 500 Portfolio                 Investment results that correspond to the
                                    total  return  of  common  stocks   publicly
                                    traded in the United States,  as represented
                                    by the S&P 500.
-------------------------------------------------------------------------------------------------
Fidelity VIP
Investment Grade
Bond Portfolio                      High level of current income.

-------------------------------------------------------------------------------------------------
Fidelity
VIP Overseas Portfolio Long-term growth of capital.

-------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST (SM)
-------------------------------------------------------------------------------------------------
MFS Bond Series                     As high a level of current income              MFS Investment
                                    as is believed to  be consistent                Management(R)
                                    with prudent risk. Its secondary
                                    objective is  to protect shareholders'
                                    capital.
-------------------------------------------------------------- ---------------------------------
MFS Investors  Trust Series**       Long-term growth of capital  with a  secondary
                                    objective to seek reasonable current income.
-------------------------------------------------------------------------------------------------
MFS High Income Series
                                    High  current  income  by  investing
                                    primarily   in   a    professionally
                                    managed  diversified   portfolio  of
                                    fixed  income  securities,  some  of
                                    which may involve equity features.
------------------------------------------------------------------------------------------------
MFS New Discovery Series            Capital appreciation.

------------------------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
------------------------------------------------------------------------------------------------
Oppenheimer Bond Fund/VA            High level of current income.                 OppenheimerFunds,Inc.
                                    As a secondary objective,
                                    the Portfolio seeks capital
                                    appreciation when consistent
                                    with its primary objective.

------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation
Fund/VA                              Capital appreciation.
------------------------------------------------------------------------------------------------
Oppenheimer
Global Securities
Fund/VA                             Long-term capital appreciation.
------------------------------------------------------------------------------------------------
Oppenheimer High
Income Fund/VA                      High level of current income.
------------------------------------------------------------------------------------------------
Oppenheimer Main
Street Small Cap Fund/VA***         Capital appreciation.
------------------------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio                                               Van Kampen Asset
                                            Capital growth and income through   Management Inc.
                                            Investments in equity securities,
                                            Including common stocks, preferred
                                            Stocks and securities convertible
                                            Into common and preferred stocks.
------------------------------------------------------------------------------------------------
Van Kampen LIT Domestic
Income Portfolio                            Primarily current income.
                                            When consistent with the primary
                                            investment objective, capital
                                            appreciation is a secondary
                                            investment objective.
------------------------------------------------------------------------------------------------
Van Kampen LIT Emerging
Growth Portfolio                            Capital appreciation.
------------------------------------------------------------------------------------------------
Van  Kampen LIT Money  Market               Protection of capital and high  current  income
Portfolio                                   through  investments in money market
                                            instruments.


------------------------------------------------------------------------------------------------


* The Portfolio's investment objectives may be changed by the Portfolio's Board of Trustees without shareholder approval.

**Effective May 1, 2000, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment policies.

*** Effective May 1, 2001, the Fund changed its name from Oppenheimer Small Cap Growth Fund/VA to Oppenheimer Main Street Small Cap Fund/VA.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES.

SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.


INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT
-------------------------------------------------------------------------------

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account Options. Generally, the Contract offers the Fixed Account Options described below. However, the 6 and 12 Month Dollar Cost Averaging Options are not currently available. We currently offer only the option to invest in one or more Guarantee Periods. We may also offer additional Fixed Account options in the future.

We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

Six Month Dollar Cost Averaging Fixed Account Option. In the future, we may offer a Six Month Dollar Cost Averaging Fixed Account Option. Under this Option, you may establish a Dollar Cost Averaging Program allocating purchase payments to THE SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("SIX MONTH DCA FIXED ACCOUNT OPTION"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six Month DCA Fixed Account Option. You must transfer all of your money out of the Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month DCA Fixed Account Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen LIT Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Van Kampen Variable Sub-Account in equal monthly installments. Transferring Account Value to the Van Kampen Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 21.

Twelve Month Dollar Cost Averaging Fixed Account Option. In the future, we may offer a Twelve Month Dollar Cost Averaging Fixed Account Option. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to THE TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("TWELVE MONTH DCA FIXED ACCOUNT OPTION"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve Month DCA Fixed Account Option. You must transfer all of your money out of the Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the Van Kampen Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 21.

At the end of the transfer period, any nominal amounts remaining in the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Term Dollar Cost Averaging Fixed Account will be allocated to the Money Market Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

Investment Risk

We bear the investment risk for all amounts allocated to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-347-5433.



GUARANTEE PERIODS
Each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your Personal Financial Representative for more information.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your Personal Financial Representative or Allstate New York at 1-800-347-5433. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST
We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment............................................  $10,000
Guarantee Period............................................  5 years
Annual Interest Rate........................................    4.50%



                                                     END OF CONTRACT YEAR

                                                   YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                                 ----------    ----------   ----------   ----------  ----------

Beginning Contract Value......................    $10,000.00
  X (1 + Annual Interest Rate)                         1.045
                                                  ----------
                                                  $10,450.00

Contract Value at end of Contract Year........                    $10,450.00
  X (1 + Annual Interest Rate)                                         1.045
                                                                   ----------
                                                                      $10,920.25

Contract Value at end of Contract Year........                               $10,920.25
  X (1 + Annual Interest Rate)                                                    1.045
                                                                             ----------
                                                                             $11,411.66

Contract Value at end of Contract Year........                                           $11,411.66
  X (1 + Annual Interest Rate)                                                                1.045
                                                                                         ----------
                                                                                         $11,925.19

Contract Value at end of Contract Year........                                                       $11,925.19
  X (1 + Annual Interest Rate)                                                                            1.045
                                                                                                     ----------
                                                                                                     $12,461.82



TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

     1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

     2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

     3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

     4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-347-5433.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal Amount, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

- within the Preferred Withdrawal Amount as described on page 22, or

- to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For  example,  assume  that you  purchase a  Contract  and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
-------------------------------------------------------------------------------

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-347-5433, if you first send us a completed authorization form. The cut off-time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

EXCESSIVE TRADING LIMITS

We reserve the right to limit transfers among the Variable Sub-Accounts in any Contract Year, or to refuse any Variable Sub-Account transfer request, if:

     o we believe, in our sole discretion, that excessive trading by such Contract owner or owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Funds or would be to the disadvantage of other Contract owners; or

     o we are informed by one or more of the corresponding Funds that they intend to restrict the purchase or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.



DOLLAR COST AVERAGING PROGRAM
Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.


Example:

    Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Capital Appreciation Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Capital Appreciation Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Capital Appreciation Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio   rebalancing  is  consistent  with  maintaining  your  allocation  of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES

--------------------------------------------------------------------------------

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

- total purchase payments equal $50,000 or more, or

- all of your money is allocated to the Fixed Account on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge. Unused portions of this 15% "Preferred Withdrawal Amount" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

- multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

- the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

- on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

- the death of the Contract owner or Annuitant (unless the Settlement Value is used);

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

-    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of these charges and expenses, see pages 8-9. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page __.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

     1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

     2.   An emergency exists as defined by the SEC; or

     3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

INCOME PAYMENTS
-------------------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

          -    fixed income payments;

          -    variable income payments; or

          -    a combination of the two.


The three Income Plans are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

     - terminate the Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

     - reduce the frequency of your payments so that each payment will be at least $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

     1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

     2.   deducting any applicable premium tax; and

     3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

     1.   any Contract owner dies or,

     2.   the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies).

DEATH BENEFIT AMOUNT. Prior to the Payout Start Date, the death benefit is equal to the greatest of:

     1.   the Contract Value as of the date we determine the death benefit, or

     2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

     3. the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

     4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

          (i)  the date we determine the death benefit, or

          (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

    (a)   =   the withdrawal amount,

    (b)   =   the Contract Value immediately prior to
              the withdrawal, and

    (c)   =   the value of the applicable death
              benefit alternative immediately prior
              to the withdrawal.


See Appendix C for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

          -    a certified copy of a death certificate; or

          - a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

          -    any other proof acceptable to us.

DEATH BENEFIT PAYMENTS. A death benefit will be paid:

     1. if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

     2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. We reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

     -    the life of the Contract owner; or

     -    a period not to exceed the life expectancy of the Contract owner; or

     - the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the sole new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

MORE INFORMATION
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ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors' qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's Insurance Rating Service assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT
Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 24 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

DIVIDENDS  AND  CAPITAL  GAIN  DISTRIBUTIONS.   We  automatically  reinvest  all
dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 8.5%% of any purchase payments. These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

     -    issuance of the Contracts;

     -    maintenance of Contract owner records;

     -    Contract owner services;

     -    calculation of unit values;

     -    maintenance of the Variable Account; and

     -    preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS

Foley & Lardner , Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.





TAXES

-------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

     1)   the Contract owner is a natural person,

     2) the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

     3) Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable
Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

     -    made on or after the date the individual attains age 59 1/2,

     -    made to a beneficiary after the Contract owner's death,

     -    attributable to the Contract owner being disabled, or

     - for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

     1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

     2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

     1)   made on or after the date the Contract owner attains age 59 1/2;

     2)   made as a result of the Contract owner's death or disability;

     3) made in substantially equal periodic payments over the owner's life or life expectancy,

     4)   made under an immediate annuity; or

     5)   attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA.

Contracts may be used as investments with certain qualified plans such as:

     - Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

     -    Roth IRAs under Section 408A of the Code;

     -    Simplified Employee Pension Plans under Section 408(k) of the Code;

     -    Savings  Incentive  Match  Plans for  Employees  (SIMPLE)  Plans under
          Section 408(p) of the Code;

     -    Tax Sheltered Annuities under Section 403(b) of the Code;

     -    Corporate and Self Employed Pension and Profit Sharing Plans; and

     - State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


RESTRICTIONS UNDER SECTION 403(b) PLANS. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1. on or after the date the employee

  - attains age 59 1/2,

  - separates from service,

  - dies,

  - becomes disabled, or

2. on account of hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING
Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or, over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.


ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------------------

Allstate New York's annual report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-347-5433).

PERFORMANCE INFORMATION
-------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.


EXPERTS

-------------------------------------------------------------------------------

The financial statements of Allstate New York as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate Life of New York and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2000 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   APPENDIX A

-----------------------------------------------------------------------------

Accumulation Unit Value and Number of
Accumulation Units Outstanding for Each
Variable Sub-Account Since Contracts Were First Offered

For the Period Beginning September 19, 2000 and Ended December 31, 2000
------------------------------------------------------------------------------


AIM V. I. CAPITAL APPRECIAITON
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 7.63
  Number of Units Outstanding, End of Period                  1,991
AIM V. I. DIVERSIFIED INCOME
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 9.99
  Number of Units Outstanding, End of Period                    364
AIM V. I. GROWTH AND INCOME
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 8.18
  Number of Units Outstanding, End of Period                  1,488
AIM V. I. INTERNATIONAL EQUITY
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 8.66
  Number of Units Outstanding, End of Period                    305
AIM V. I. VALUE
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 8.67
  Number of Units Outstanding, End of Period                 21,939
FIDELITY VIP GROWTH
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 8.53
  Number of Units Outstanding, End of Period                 27,151
FIDELITY VIP HIGH INCOME
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 8.40
  Number of Units Outstanding, End of Period                     33
FIDELIITY VIP OVERSEAS
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 8.97
  Number of Units Outstanding, End of Period                     92
FIDELITY VIP II CONTRAFUND
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 9.39
  Number of Units Outstanding, End of Period                  2,196
FIDELIITY VIP II INVESTMENT GRADE BOND
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $10.44
  Number of Units Outstanding, End of Period                    132
FIDELITY VIP INDEX 500 PORTFOLIO
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 9.04
  Number of Units Outstanding, End of Period                      0
MFS BOND SERIES
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $10.39
  Number of Units Outstanding, End of Period                      0
MFS HIGH INCOME
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 9.22
  Number of Units Outstanding, End of Period                    108
MFS INVESTORS TRUST SERIES (Growth with Income)**
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 9.73
  Number of Units Outstanding, End of Period                      0
MFS NEW DISCOVERY
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $ 8.89
  Number of Units Outstanding, End of Period                  6,891
OPPENHEIMER BOND FUND/VA
  Accumulation Unit Value, Beginning of Period               $10.00
  Accumulation Unit Value, End of Period                     $10.20
  Number of Units Outstanding, End of Period                      0
OPPENHEIMER CAPITAL APPRECIATION
  Accumulation Unit Value, Beginning of Period                $10.00
  Accumulation Unit Value, End of Period                      $ 8.95
  Number of Units Outstanding, End of Period                      91
OPPENHEIMER GLOBAL SECURITIES FUND/VA
  Accumulation Unit Value, Beginning of Period                $10.00
  Accumulation Unit Value, End of Period                      $ 9.63
  Number of Units Outstanding, End of Period                       0
OPPENHEIMER HIGH INCOME FUND/VA
  Accumulation Unit Value, Beginning of Period                $10.00
  Accumulation Unit Value, End of Period                      $ 9.46
  Number of Units Outstanding, End of Period                       0
OPPENHEIMER Main Street SMALL CAP***
  Accumulation Unit Value, Beginning of Period                  $10.00
  Accumulation Unit Value, End of Period                        $ 8.73
  Number of Units Outstanding, End of Period                       240
VAN KAMPEN LIT COMSTOCK
  Accumulation Unit Value, Beginning of Period                  $10.00
  Accumulation Unit Value, End of Period                        $11.58
  Number of Units Outstanding, End of Period                       337
VAN KAMPEN LIT DOMESTIC INCOME PORTFOLIO
  Accumulation Unit Value, Beginning of Period                  $10.00
  Accumulation Unit Value, End of Period                        $10.35
  Number of Units Outstanding, End of Period                         0
VAN KAMPEN LIT EMERGING GROWTH
  Accumulation Unit Value, Beginning of Period                  $10.00
  Accumulation Unit Value, End of Period                        $ 7.47
  Number of Units Outstanding, End of Period                    16,637
VAN KAMPEN LIT MONEY MARKET PORTFOLIO
  Accumulation Unit Value, Beginning of Period                  $10.00
  Accumulation Unit Value, End of Period                        $10.14
  Number of Units Outstanding, End of Period                         0





*The Contracts were first offered on September 22, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts were first offered under the Contracts on September 19, 2000.

**Effective May 1, 2001, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment objective. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.


***Effective May 1, 2001, the Fund changed its name from Oppenheimer Small Cap Growth Fund/VA to Oppenheimer Main Street Small Cap Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.





                                       A-1
------------------------------------------------------------------------------

                                   APPENDIX B

                        MARKET VALUE ADJUSTMENT EXAMPLES
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

  I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

  N = the number of whole and partial years from the date we receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

  J = the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

          Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                       EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                     $10,000 allocated to a Guarantee Period
Guarantee Period:                     5 years

Guaranteed Interest Rate:             4.50%
5 Year Treasury Rate at the time the
  Guarantee Period is established:    4.50%
Full Surrender:                       End of Contract Year 3


       NOTE: These examples assume that premium taxes are not applicable.

                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)



Step 1. Calculate Contract Value at End of
 Contract Year 3:                              10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:     .15 X 10,000.00 = $1,500.00

Step 3. Calculate the Market Value Adjustment:         I   =   4.5%
                                                       J   =   4.2%
                                                               730 days
                                                       N   =   -------    =   2
                                                                 365 days

                                                 Market Value Adjustment Factor:
                                                    .9  X  (I - J) X N = .9 X
                                                              (.045 - .042) X (730/365) = .0054

                                               Market Value Adjustment =
                                               Market Value Adjustment Factor X
    Amount Subject to Market Value   Adjustment:
                                           = .0054 X (11,411.66 - 1,500.00) = $53.52


Step 4. Calculate the Withdrawal Charge:    .05 X (10,000.00 - 1,500.00 + 53.52) =
$427.68

Step 5. Calculate the amount received by Customers as
a result of full withdrawal at the end of Contract
Year 3:                                           11,411.66 - 427.68 + 53.52 = $11,037.50





                                       B-2








                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)




Step 1. Calculate Contract Value at End of Contract
Year 3:                                10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:
                                       .15 X 10,000.00 = $1,500.00

Step 3. Calculate the Market Value Adjustment:
                                                 I   =   4.5%
                                                 J   =   4.8%
                                                      730 days
                                                 N   =   -------  =   2
                                                        365 days

                                               Market Value Adjustment Factor:
                                         .9 X (I - J) X N = .9 X (.045 - .048) X
                                                (730/365) = -.0054

                                  Market Value Adjustment =  Market Value Adjustment
                  Factor X Amount Subject to Market Value Adjustment:
                                     -.0054 X (11,411.66 - 1,500.00) = -$53.52


Step 4. Calculate the Withdrawal Charge:
                                .05 X (10,000.00 - 1,500.00 - 53.52) = $422.32

Step 5. Calculate the amount received by customers as
a result of full withdrawal at the end of Contract
Year 3:                               11,411.66 - 422.32 - 53.52 = $10,935.82





                                       B-3


APPENDIX C

-------------------------------------------------------------------

                          WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date:                   January 1, 2001
Initial Purchase Payment:             $50,000



                                                                     DEATH BENEFIT AMOUNT
                                                            ---------------------------------------
                                                                             DEATH

                                 CONTRACT                    CONTRACT       BENEFIT      GREATEST
                               VALUE BEFORE   TRANSACTION   VALUE AFTER   ANNIVERSARY   ANNIVERSARY
DATE     TYPE OF OCCURRENCE     OCCURRENCE      AMOUNT      OCCURRENCE       VALUE         VALUE
----     ------------------    ------------   -----------   -----------   -----------   -----------
1/1/01   Issue Date               --            $50,000       $50,000       $50,000       $50,000
1/1/02   Contract Anniversary    $55,000         --           $55,000       $50,000       $55,000
7/1/02   Partial Withdrawal      $60,000        $15,000       $45,000       $37,500       $41,250


Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

Death Benefit Anniversary Value Death Benefit

Partial Withdrawal Amount                                                                      (w)  $15,000
Contract Value Immediately Prior to Partial Withdrawal                                         (a)  $60,000
Value of Applicable Death Benefit Amount Immediately Prior
to Partial Withdrawal                                                                          (d)  $50,000
Withdrawal Adjustment                                                                [(w)/(a)]X(d)  $12,500
Adjusted Death Benefit                                                                              $37,500

Greatest Anniversary Value Death Benefit

Partial Withdrawal Amount                                                                      (w)  $15,000
Contract Value Immediately Prior to Partial Withdrawal                                         (a)  $60,000
Value of Applicable Death Benefit Amount Immediately Prior
to Partial Withdrawal                                                                          (d)  $55,000
Withdrawal Adjustment                                                                [(w)/(a)]X(d)  $13,750
Adjusted Death Benefit                                                                              $41,250





Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
-------------------------------------------------------------------



DESCRIPTION                                                             PAGE

----------------------------------------------------------------------------
ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS
----------------------------------------------------------------------------
THE CONTRACT
----------------------------------------------------------------------------
   Purchases
----------------------------------------------------------------------------
   Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)
---------------------------------------------------------------------------
PERFORMANCE INFORMATION
----------------------------------------------------------------------------
CALCULATION OF ACCUMULATION UNIT VALUES
----------------------------------------------------------------------------
CALCULATION OF VARIABLE INCOME PAYMENTS
----------------------------------------------------------------------------
GENERAL MATTERS
----------------------------------------------------------------------------
   Incontestability
----------------------------------------------------------------------------
   Settlements
----------------------------------------------------------------------------
   Safekeeping of the Variable Account's Assets
----------------------------------------------------------------------------
   Premium Taxes
----------------------------------------------------------------------------
   Tax Reserves
----------------------------------------------------------------------------
FEDERAL TAX MATTERS
----------------------------------------------------------------------------
QUALIFIED PLANS
----------------------------------------------------------------------------
EXPERTS
----------------------------------------------------------------------------
FINANCIAL STATEMENTS
----------------------------------------------------------------------------


                         ------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16. EXHIBITS.

Exhibit No.        Description


(1) Form of Underwriting Agreement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registrant's Form N-4 Registration Statement (File No. 033-65381) dated September 20, 1996.)

(2)  None

(4) (a) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated September 20, 1996.)

     (b)Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated November 12, 1999.)

     (c) Form of "Allstate Custom Portfolio," "Allstate Provider" or "SelectDirections(SM)" Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) dated January 14, 2000.)

     (d) Form of Amendatory Endorsement to Add Dollar Cost Averaging Fixed Accounts to the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) dated April 20, 2001).

     (e) Form of Amendatory Endorsement for Transfer Limitations under the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) dated April 20, 2001).

(5)(a) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) dated September 20, 1996.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) dated November 23, 1999.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 1 to this Registration Statement (File No.333-95703) dated February 14, 2000.)

(5)(d) Opinion of General Counsel Re: Legality (Previously filed in Post-Effective Amendment No. 3 to this Registration Statement (File No.333-95703) dated July 21, 2000.)

(5)(e) Opinion of General Counsel Re: Legality (Previously filed in Form S-3 to the Registration Statement on Form S-3 (File No. 333-95703) dated August 21, 2000.)

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Foley & Lardner.

(24)(a) Powers of Attorney for Marcia D. Alazraki, Cleveland Johnson, Jr., John
     R. Raben, Jr., Sally A. Slacke, Samuel H. Pilch, Kevin R. Slawin, Michael
     J. Velotta and Thomas J. Wilson, II (Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-86007) dated August 27, 1999.)

(24)(b) Power of Attorney for Vincent A. Fusco (Previously filed in Post-Effective Amendment No. 1 to this Registration Statement (File No.333-95703) dated February 14, 2000.)

(24)(c) Power of Attorney for Margaret G. Dyer, John C. Lounds, Marla G. Friedman, J. Kevin McCarthy, Kenneth R. O'Brien, Steven C. Verney and Patricia W. Wilson.

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Form S-1 Registration Statement (File No. 033-47245) dated April 1, 1997.)

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 20th day of April, 2001.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (REGISTRANT)


                                     By:  /s/MICHAEL J. VELOTTA
                                          --------------------------
                                          Michael J. Velotta
                                          Vice President, Secretary and
                                                General Counsel


Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the 20th day of April, 2001.

*/THOMAS J. WILSON, II
---------------------------                 President, Director and Chairman of
Thomas J. Wilson, II                            the Board
                                            (Principal Operating Officer)

*/VINCENT A. FUSCO
---------------------------                 Director and Chief Operating Officer
Vincent A. Fusco

/s/MICHAEL J. VELOTTA
---------------------------                 Vice President, Secretary, General
Michael J. Velotta                          Counsel and Director


*/SAMUEL H. PILCH
---------------------------                 Vice President and Controller
Samuel H. Pilch                             (Principal Accounting Officer)

*/MARCIA D. ALAZRAKI
---------------------------                 Director
Marcia D. Alazraki

*/MARGARET G. DYER
---------------------------                 Director
Margaret G. Dyer

*/CLEVELAND JOHNSON, JR.
---------------------------                 Director
Cleveland Johnson, Jr.

*/JOHN C. LOUNDS
---------------------------                 Director
John C. Lounds

*/J. KEVIN MCCARTHY
--------------------------                  Director
J. Kevin McCarthy


*/KENNETH R. O'BRIEN
--------------------------                  Director
Kenneth R. O'Brien


*/MARLA G. FRIEDMAN
-------------------------                   Director and Vice President
Marla G. Friedman

*/JOHN R. RABEN, JR.
-------------------------                   Director
John R. Raben, Jr.

*/SALLY A. SLACKE
-------------------------                   Director
Sally A. Slacke

*/STEVEN C. VERNEY
-------------------------                   Director and Vice President
Steven C. Verney

*/PATRICIA W. WILSON
-------------------------                   Director
Patricia W. Wilson


     */ By Michael J. Velotta, pursuant to Power of Attorney, previously filed or filed herewith.

                                  Exhibit Index

Exhibit                  Description

(23)(a)     Independent Auditors' Consent
(23)(b)     Consent of Foley & Lardner
(24)(c) Powers of Attorney for Margaret G. Dyer, John C. Lounds, Marla G. Friedman, J. Kevin McCarthy, Kenneth R. O'Brien, Steven C. Verney and Patricia W. Wilson.